Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

CONNORS BROS., L.P.

THE OFFER AND SALE OF THE SECURITIES EVIDENCED HEREBY HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER

EXEMPT FROM REGISTRATION UNDER SUCH ACT.

Dated as of

November 18, 2008

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

LIMITED PARTNERSHIP AGREEMENT

OF

CONNORS BROS., L.P.

This LIMITED PARTNERSHIP AGREEMENT (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of November 18, 2008, by and among CP V CB GP, LLC, a Delaware limited liability company, as the sole General Partner of Connors Bros., L.P. (f/k/a BBCL Holdings, L.P.) (the “Partnership”), and each of the other undersigned parties to this Agreement, as Limited Partners of the Partnership, on the terms and conditions set forth herein.

RECITALS

WHEREAS, the Partnership has entered into a Business Acquisition Agreement, dated as of September 25, 2008 (as amended as of October 15, 2008 and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), pursuant to which (i) the Partnership will purchase all of the outstanding stock of Stinson Seafood (2001) Inc. (“Stinson”) from Connors Bros., Limited (“CBL”), (ii) 3231021 Nova Scotia Company, a wholly-owned indirect Subsidiary of the Partnership (“Canadian Purchaser”) will purchase all of the shares of a newly-formed Canadian Subsidiary of Clover Leaf Seafoods, L.P. (“Clover Leaf”) that will hold substantially all of the assets and substantially all of the liabilities of Clover Leaf and Connors CL GP Ltd. and, except as set forth in clause (iii), substantially all of the other assets and liabilities of Conners Bros. Income Fund (the “Fund”) and its Subsidiaries (other than those assets and liabilities of the Fund and its Subsidiary held by Stinson and its Subsidiaries) and (iii) the shares of Sea Value Co., Ltd. (“Sea Value”) held by CBL will be held by a wholly-owned indirect Subsidiary of the Partnership ((i), (ii) and (iii) collectively, the “Transaction”).

WHEREAS, the parties hereto desire to set forth certain rights and obligations relating to their respective ownership interests in the Partnership and the operation and management of the Partnership.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENTS

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. Attached to this Agreement immediately following the signature pages is a glossary of defined terms (the “Glossary of Defined Terms”). Each capitalized term used in this Agreement either is defined herein or in the Glossary of Defined Terms, or the location of its definition is cross-referenced in the Glossary of Defined Terms.

ARTICLE II

GENERAL PROVISIONS

2.1 Formation. The Partnership was formed as a limited partnership effective on September 12, 2008 under the Act. The rights and liabilities of the General Partner and the Limited Partners shall be as provided in the Act, except as otherwise expressly provided herein.

2.2 Partnership Name. The name of the Partnership, and the name under which the business of the Partnership shall be conducted, shall be Connors Bros., L.P. The General Partner may change the name of the Partnership or adopt such trade or fictitious names for the Partnership as it may determine from time to time.

2.3 Purpose and Business. The purpose of the Partnership shall be to conduct any lawful business whatsoever that may be conducted by a limited partnership under the Act including, without limitation, acquiring, directly or indirectly, the Business Interests, managing and supervising such investment and the Business, selling, distributing or otherwise disposing of such investment, in whole or in part, loaning money, and engaging in any and all activities necessary, desirable, advisable, incidental or ancillary thereto.

2.4 Powers. Subject, among the Partners, to the limitations set forth in this Agreement, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the purposes of the Partnership as set forth in Section 2.3, including, without limitation, the following:

(a) to acquire, hold, sell or otherwise dispose of, in whole or in part, the Business Interests, and manage and supervise such investment and the Business;

(b) to enter into the Transaction Documents to which the Partnership is a party and to exercise its rights and comply with its obligations thereunder;

(c) to make and perform all contracts, enter into all agreements, and engage in all activities and transactions necessary or advisable to carry out the purposes of the Partnership, including, without limitation, the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Partnership asset or liability; and

(d) otherwise to have all the powers available to it as a limited partnership under applicable law.

The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the Transaction Documents (to the extent a party thereto) and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership.

2

2.5 Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be c/o Centre Partners Management LLC, 30 Rockefeller Plaza, 50th Floor, New York, NY 10020, or such location as the General Partner may from time to time select.

2.6 Registered Agent and Registered Office. The registered agent of the Partnership in the State of Delaware shall be Corporation Service Company, which maintains an office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other Person as the General Partner may from time to time select. The registered office of the Partnership in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other location as the General Partner may from time to time select.

2.7 Term. The term of the Partnership shall continue until the Partnership is dissolved in accordance with the provisions of Article X. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate.

2.8 Recordation and Filing. The General Partner or any Person designated by the General Partner shall have the power to execute, file and record any and all certificates, notices, statements and other documents required under the Act or any other applicable law of any jurisdiction where the Partnership maintains an office or does business. At the request of the General Partner, each Limited Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Partnership as a foreign entity in all such jurisdictions in which the Partnership may conduct business, provided that no Limited Partner shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

2.9 Title to Assets. Title to Partnership assets shall be in the name of the Partnership. The Partners shall not have any interest in any specific assets of the Partnership. The interest of the Partners in the Partnership is personal property.

2.10 Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the “Fiscal Year”). The General Partner may change the Fiscal Year of the Partnership from time to time, in accordance with applicable law, and will promptly give written notice of any such change to the Limited Partners.

ARTICLE III

PARTNERS’ UNITS

3.1 Partners; Partnership Units.

(a) Partners. Each of the Persons executing this Agreement as a Limited Partner is hereby admitted as a limited partner of the Partnership. The names and addresses of the Partners are set forth on the signature pages hereto, and the names of the Partners together with the number of Class A Common Units (including such Class A Common Units that remain subject to Restricted Class A Vesting Conditions as described herein), Class B Common Units

3

and Series A Preferred Units held by the Partners, in each case effective immediately following the execution of this Agreement, are set forth on Schedule I hereto. The General Partner shall update Schedule I as required by the Act and this Agreement and ensure that it accurately reflects the information to be provided for therein. Any amendment or revision to Schedule I made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule I shall be deemed to be a reference to Schedule I as amended and in effect from time to time.

(b) Classes. The Partnership Units shall be the “General Partner Units” issued to, and owned by, the General Partner, the “Class A Common Units” issued to, and owned by, the Class A Common Partners, the “Class B Common Units” issued to, and owned by, the Class B Common Partners, and the “Series A Preferred Units” issued to, and owned by the Series A Preferred Partners. General Partner Units are voting interests in the Partnership, and include any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of such General Partner to comply with the terms and provisions of this Agreement. For the avoidance of doubt, the General Partner Units shall have no economic rights in the Partnership. Class A Common Units are non-voting interests in the Partnership except as provided in this Agreement, and include any and all benefits to which such Class A Common Partner is entitled as provided in this Agreement, together with all obligations of such Class A Common Partner to comply with the terms and provisions of this Agreement. Class B Common Units are non-voting interests in the Partnership except as provided in this Agreement, and include any and all benefits to which such Class B Common Partner is entitled as provided in this Agreement, together with all obligations of such Class B Common Partner to comply with the terms and provisions of this Agreement. Series A Preferred Units are non-voting interests in the Partnership except as provided in this Agreement, and include any and all benefits to which such Series A Preferred Partner is entitled as provided in this Agreement, together with all obligations of such Series A Preferred Partner to comply with the terms and provisions of this Agreement.

(c) Issuances of Additional Partnership Units. Subject to Section 3.1(f)(vii) and Section 9.5, the General Partner is hereby authorized to cause the Partnership from time to time to create and issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Units (including, without limitation, Management Options, additional options and other Partnership Interests to directors, officers, managers or employees of the General Partner, the Partnership, any of its Subsidiaries or any Affiliate of any thereof, and Partnership Units issued in connection with the exercise of a Management Option or additional options) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of the Limited Partners, all as shall be determined by the General Partner in its sole discretion and, except as set forth in Section 3.1(f)(vii) below and in Section 13.1, without the approval of any of the Limited Partners, including (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class of Partnership Units; (B) the right of each such class of Partnership Units to share in Partnership distributions; and (C) the rights of each such class of Partnership Units upon dissolution and liquidation of the Partnership. Each Person acquiring such additional Partnership Units shall be admitted to the Partnership as a Limited Partner upon its execution of a counterpart to this Agreement and satisfaction of all conditions to Transfer. In

4

furtherance of the foregoing, the Partners acknowledge and agree that the Partnership intends to issue Management Options, Class A Common Units that will be subject to Restricted Class A Vesting Conditions, and additional options to certain managers, officers and other employees of the Partnership and/or its Subsidiaries after the date hereof in connection with the Transaction.

(d) Unit Certificates. Unless and until the General Partner shall determine otherwise, General Partner Units, Class A Common Units, Class B Common Units and Series A Preferred Units shall each be uncertificated and recorded in the books and records of the Partnership (including Schedule I). To the extent any General Partner Units, Class A Common Units, Class B Common Units or Series A Preferred Units are certificated, such certificates shall be in the form approved by the General Partner from time to time. The General Partner may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its sole discretion, require the owner of such certificate or its legal representative to give an agreement of indemnity or a bond, with sufficient surety, to indemnify the Partnership and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed. Each Partnership Unit certificate shall bear a legend on the face thereof in the following form:

“TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK.”

and shall bear a legend on the reverse side thereof substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (A) (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (B) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.”

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO THE LIMITED PARTNERSHIP AGREEMENT OF CONNORS BROS., L.P., AS AMENDED.”

In addition, any certificated Partnership Unit’s shall also bear such legends as may be required under any other applicable securities laws from time to time.

(e) Common Units. Class A Common Units and Class B Common Units shall each represent an interest in the residual value of the Partnership after satisfaction of the claims of the Series A Preferred Units and any other senior class of Partnership Units and shall entitle the holders thereof to distributions and allocations as expressly provided herein; provided, that any or all of the rights associated with Class A Common Units may be restricted pursuant to and in accordance with the Restricted Class A Subscription Agreement granting such Class A Common Units until such time as the Restricted Class A Vesting Conditions described therein

5

are satisfied in accordance with the terms of such Restricted Class A Subscription Agreement. Such restrictions are incorporated by reference into this Agreement and are deemed to be a part of this Agreement for such purpose.

(f) Series A Preferred Units.

(i) General. Series A Preferred Units shall represent an interest in the Partnership that ranks senior to the Class A Common Units and Class B Common Units and shall entitle the holders thereof to (A) the distributions set forth in Section 6.1(a) and (b) in priority to distributions (other than Tax Distributions and the Special Distribution) to the Class A Common Partners with respect to their Class A Common Units and the Class B Common Partners with respect to their Class B Common Units as well as any other Partnership Units not ranking on a parity with or senior to the Series A Preferred Units with respect to the distributions set forth in Section 6.1(a) and (b), (B) the special rights provided in this Section 3.1(f), and (C) such other rights as may be specified in this Agreement. All distributions with respect to the Series A Preferred Units shall be payable in cash. Following distributions with respect to the Series A Preferred Units of the full amount of the Preferred Liquidation Preference, the Series A Preferred Units shall automatically be cancelled and shall no longer be outstanding. Notwithstanding the foregoing, nothing set forth in this Section 3.1(f)(i) shall be deemed to preclude either Transfers pursuant to Article VIII or Article IX in accordance with the terms thereof or the exercise by a Person of their redemption rights set forth in this Article III.

(ii) Redemption at the Option of the Partnership. Except as set forth below and in connection with a Special Distribution Offer, the Series A Preferred Units shall not be redeemable by the Partnership for the period from the Closing Date to May 17, 2011 (the “No Call Period”). Thereafter, the Partnership shall have the right, exercisable from time to time upon not less than five (5) Business Days notice and not more than twenty (20) Business Days notice (which such notice may be conditional), to redeem all or a portion of the Series A Preferred Units at a purchase price equal to the product of (A) the sum of (x) the Unreturned Capital Contribution with respect to such Series A Preferred Units to be redeemed on the date of redemption, plus (y) the accrued and unpaid Preferred Return with respect to such Series A Preferred Units to be redeemed on the date of redemption multiplied by (B) the percentage set forth next to the time period below corresponding to the period in which such redemption occurs (such amount, the “Redemption Price”):

Period	Redemption Price

May 18, 2011 through November 17, 2011	107%

November 18, 2011 through November 17, 2012	105%

November 18, 2012 through November 17, 2013	103%

November 18, 2013 through November 17, 2014	101%

November 18, 2014 and thereafter	100%

6

Notwithstanding the foregoing, upon a Change in Control during the No Call Period, the Partnership shall have the right to redeem all, but not less than all, of the Series A Preferred Units at a price equal to 107% of the sum of (x) the Unreturned Capital Contribution with respect to the Series A Preferred Units on the date of redemption, plus (y) the accrued and unpaid Preferred Return with respect to the Series A Preferred Units on the date of redemption. Without limiting the rights of the Series A Preferred Partners in Section 3.1(f)(iii), the Partnership may exercise its rights set forth in this Section 3.1(f)(ii) at any time prior to the occurrence of a Change in Control by giving at least five (5) Business Days notice to the Series A Preferred Partners prior to the expected closing of such Change in Control. If the Partnership exercises its right to redeem the Series A Preferred Units pursuant to this Section 3.1(f)(ii), such redemption shall occur on, and shall be conditioned upon, the closing date of such Change in Control.

(iii) Redemption at the Option of Each Series A Preferred Partner Upon a Change In Control. In addition to the redemption rights of the Partnership set forth above, upon the occurrence of a Change in Control, each Series A Preferred Partner shall have the right to cause the Partnership to redeem all or any portion of such Series A Preferred Partner’s Series A Preferred Units at an amount equal to the Redemption Price for such Series A Preferred Units on the redemption date, provided that if the redemption date is prior to May 18, 2011, the purchase price shall be equal to 107% of the sum of (x) the Unreturned Capital Contribution with respect to the Series A Preferred Units on the date of redemption, plus (y) the accrued and unpaid Preferred Return with respect to the Series A Preferred Units on the date of redemption. The Partnership shall deliver written notice (a “CIC Notice”) to the Series A Preferred Partners of any anticipated Change in Control promptly, but in no event any later than fifteen (15) Business Days prior to the expected closing date of such Change in Control. Such notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) make reference to this Section 3.1(f)(iii), and (iii) specify the expected date on which such Change in Control shall be consummated. Each Series A Preferred Partner shall have the ability to exercise its rights under this Section 3.1(f)(iii) by written notice (a “CIC Response Notice”) delivered by a Series A Preferred Partner to the Partnership on or prior to the tenth Business Day after delivery by the Partnership of the CIC Notice. The Partnership shall redeem the amount of any Series A Preferred Partners’ Series A Preferred Units as set forth in a CIC Response Notice on the closing date of such Change in Control by making payment of the amount specified in this Section 3.1(f)(iii).

(iv) Redemption at the Option of the Series A Preferred Partners in Connection with a Special Distribution Offer. At any time from May 18, 2011 to November 18, 2011, in connection with the payment of a Special Distribution the Partnership shall make an offer (a “Special Distribution Offer”) to purchase any and all of the Series A Preferred Units then outstanding at a price equal to 107% of the sum of (x) the Unreturned Capital Contribution with respect to such Series A Preferred Units on the date of redemption, plus (y) the accrued and unpaid Preferred Return with respect to such Series A Preferred Units on the date of redemption. The Partnership shall deliver written notice (a “Special Distribution Offer Notice”) to the Series A Preferred Partners of any Special Distribution promptly, but in no event any later than ten (10) Business Days prior to the expected payment date of such Special Distribution. Such notice shall (i) make reference to this Section 3.1(f)(iv), and (ii) specify the expected date on which such Special Distribution shall be paid. Each Series A Preferred Partner shall have the ability to exercise its rights in whole or in part under this Section 3.1(f)(iv) by written notice (a “Special

7

Distribution Response Notice”) delivered by a Series A Preferred Partner to the Partnership on or prior to the fifth Business Day after delivery by the Partnership of the Special Distribution Offer Notice. The Partnership shall redeem the amount of any Series A Preferred Partners’ Series A Preferred Units as set forth in a Special Distribution Response Notice on or prior to the payment date of such Special Distribution.

(v) Eight Year Redemption at the Option of the Series A Preferred Partners. At any time after November 18, 2016, a Majority-In-Interest of the Series A Preferred Partners shall have the right to cause the Partnership to redeem all of the Series A Preferred Units for an amount equal to the aggregate Preferred Liquidation Preference on the date of redemption. Such right may be exercised upon at least thirty (30) days written notice from a Majority-In-Interest of the Series A Preferred Partners to the General Partner and the other Series A Preferred Partners (such notice to be given no earlier than November 18, 2016), and such redemption shall occur on a date determined by the Partnership which shall be no later than sixty (60) days after receipt by the Partnership of such notice.

(vi) Redemption of Series A Preferred Units at the Option of Wells and Kayne.

(1) At any time after November 18, 2016, Wells shall have the right to cause the Partnership to redeem all of the Series A Preferred Units then owned by Wells and which were acquired by Wells on the Closing Date for an amount equal to the Preferred Liquidation Preference of such Series A Preferred Units on the date of redemption. Such right may be exercised upon at least thirty (30) days written notice from Wells to the General Partner (such notice to be given no earlier than November 18, 2016), and such redemption shall occur on a date determined by the Partnership which shall be no later than sixty (60) days after receipt by the Partnership of such notice. The rights set forth in this Section 3.1(f)(vi)(1) shall be transferable in connection with a Transfer of Series A Preferred Units (i) by Wells to any Affiliate of Wells, and (ii) by any Affiliate of Wells to any other Affiliate of Wells; provided, that each such Transfer must be made in accordance with Section 8.2(a)(ii).

(2) At any time after November 18, 2016, Kayne shall have the right to cause the Partnership to redeem all of the Series A Preferred Units then owned by Kayne and which were acquired by Kayne on the Closing Date for an amount equal to the Preferred Liquidation Preference of such Series A Preferred Units on the date of redemption. Such right may be exercised upon at least thirty (30) days written notice from Kayne to the General Partner (such notice to be given no earlier than November 18, 2016), and such redemption shall occur on a date determined by the Partnership which shall be no later than sixty (60) days after receipt by the Partnership of such notice. The rights set forth in this Section 3.1(f)(vi)(2) shall be transferable in connection with a Transfer of Series A Preferred Units (i) by Kayne to any Affiliate of Kayne, (ii) by any Affiliate of Kayne to any other Affiliate of Kayne, and (iii) by Kayne or any Affiliate of Kayne to a third party; provided, that each such Transfer must be made in accordance with Section 8.2(a)(ii).

(vii) Majority-In-Interest Approval Rights. Notwithstanding anything to the contrary contained in this Agreement, for as long as (a) with respect to items (1), (2), (3) and (4) below, any Series A Preferred Units are outstanding, and (b) with respect to items (5) and

8

(6) below, at least thirty-three and one-third percent (33 1/3%) of the Series A Preferred Units outstanding on the date hereof remain outstanding, the Partnership will not permit any of the following actions to be taken without the approval of a Majority-In-Interest of the Series A Preferred Partners to be exercised in their Permitted Discretion:

(1) payment of distributions by the Partnership on Equity Interests of the Partnership that are junior to the Series A Preferred Units with respect to the distribution rights in Section 6.1(a) and (b), other than payments of (a) Tax Distributions made in accordance with Section 6.2, (b) a Special Distribution if the Special Distribution Payment Conditions are satisfied prior to or simultaneous with the time of such distribution, and (c) distributions referred to in clauses (a) through (c) of Section 3.1(f)(vii)(2) ((a) through (c), “Permitted Distributions”);

(2) repurchases or redemptions by the Partnership or any of its Subsidiaries of Partnership Units that are junior to the Series A Preferred Units with respect to the distribution rights in Section 6.1(a) and (b), other than (a) repurchases of Offered Units pursuant to Section 9.4 up to, from and after the date hereof, an aggregate amount not to exceed the ROFO Limit, (b) (i) repurchases of Partnership Units held by either an Individual Partner upon such Individual Partner’s death, or by a Partner or related Individual Partner who is an officer, director or employee of the General Partner or the Partnership or any of its Subsidiaries and who becomes separated from the Partnership or any of its Subsidiaries, in accordance with the terms of either an employment agreement, option agreement, or other grant of equity interests made to such officer, director or employee or in connection with, as applicable, such officer’s, director’s or employee’s employment or engagement with the Partnership or its Subsidiaries, in each case between such officer, director or employee and the Partnership and/or any of its Subsidiaries, and (ii) without duplication, any repurchases pursuant to Section 9.6 and (c) repurchases of Partnership Units pursuant to the cashless exercise of a Management Option;

(3) the issuance by the Partnership of any Partnership Units that are pari passu or senior to the Series A Preferred Units as to distribution, liquidation or redemption preferences;

(4) any amendment to the Certificate or this Agreement to the extent such amendment adversely affects the rights, preferences or privileges of the Series A Preferred Units; provided, however, that the issuance of additional Partnership Units (including, without limitation, Management Options, additional options and other Partnership Interests to directors, officers, managers or employees of the General Partner, the Partnership, any of its Subsidiaries or any Affiliate of any thereof, and Partnership Units issued in connection with the exercise of a Management Option or additional options) as permitted hereunder shall not be deemed to adversely affect the rights, preferences or privileges of the Series A Preferred Units in any manner; and

(5) the incurrence of Indebtedness by the Partnership or any of its Subsidiaries (other than Permitted Indebtedness) if, at the time of and after giving pro forma effect to the incurrence thereof and any other transactions effected contemporaneously therewith a Total Leverage Ratio Default would exist and be continuing;

9

(6) the entry by the Partnership or any of its Subsidiaries into any transaction with any of its Affiliates other than (a) agreements between the Partnership and an Affiliate that are in existence on the date hereof and transactions made in accordance with the terms of such agreements and, with respect to agreements between the Partnership or one of its Subsidiaries and a Centre Partners Entity or its Affiliates (other than the Partnership or Subsidiaries), as set forth on Schedule 3.1(f)(vii)(6), (b) employment, bonus, or other incentive or compensation programs or agreements, including options, Management Options, additional options and other Partnership Interests to directors, officers, managers or employees of the General Partner, the Partnership, any of its Subsidiaries, and other equity programs and arrangements between the Partnership or any of its Subsidiaries and any of their respective directors, officers, managers or employees, (c) customary agreements between the Partnership and the General Partner with respect to indemnification for the members of the General Partner’s Board of Directors, (d) the Centre Management Agreement including the payment of the Centre Management Fees thereunder, (e) issuances by the Partnership of Debt or Equity Securities made in accordance with Section 9.5 (including issuances to one or more of the BB Co-Invest Entities), (f) transactions that are on terms and conditions that are no less favorable to the Partnership and/or its Subsidiaries in the aggregate than the terms that could be obtained by the Partnership and/or its Subsidiaries from non-Affiliates on an arm’s-length basis, (g) transactions between and/or among the Partnership and its Subsidiaries, (h) transactions contemplated by the Transaction Documents, or (i) transactions effected in accordance with the terms of Article VIII, Article IX or Article XI.

(viii) Wells / Kayne Approval Rights.

(1) With respect to the approval rights set forth in Section 3.1(f)(vii)(1) above, to the extent that at the time of the payment of any such distributions referred to in such Section (other than Permitted Distributions) there is an accumulated unpaid Preferred Return on the Series A Preferred Units acquired by Wells on the Closing Date and then held by Wells or an Affiliate of Wells, Wells (and not any assignee or transferee of the Series A Preferred Units held by Wells, other than an Affiliate of Wells) shall have the right to approve such distribution, such approval to be given or withheld by Wells or such Affiliate in its Permitted Discretion. With respect to the approval rights set forth in Section 3.1(f)(vii)(4) above, to the extent any such amendment or modification referred to in such Section would (A) have a material adverse effect on the interests of Wells disproportionate to the effect on the other holders of Series A Preferred Interests, (B) reduce the Preferred Liquidation Preference applicable to Wells’ Series A Preferred Interests, or (C) modify the redemption rights in Section 3.1(f)(vi)(1) in a manner adverse to Wells (in its capacity as a holder of Series A Preferred Units), then, in each case, such amendment or modification shall not be effective as to Wells without the approval of Wells, such approval to be given or withheld by Wells in its Permitted Discretion. The rights set forth in this Section 3.1(f)(viii)(1) shall be transferable in connection with a Transfer of Series A Preferred Units (i) by Wells to any Affiliate of Wells, and (ii) by any Affiliate of Wells to any other Affiliate of Wells; provided, that each such Transfer must be made in accordance with Section 8.2(a)(ii).

(2) With respect to the approval rights set forth in Section 3.1(f)(vii)(4) above, to the extent any such amendment or modification referred to in such Section would (A) have a material adverse effect on the interests of Kayne disproportionate to

10

the effect on the other holders of Series A Preferred Interests, (B) reduce the Preferred Liquidation Preference applicable to Kayne’s Series A Preferred Interests, or (C) modify the redemption rights in Section 3.1(f)(vi)(2) in a manner adverse to Kayne (in its capacity as a holder of Series A Preferred Units), then, in each case, such amendment or modification shall not be effective as to Kayne without the approval of Kayne, such approval to be given or withheld by Kayne in its Permitted Discretion. The rights set forth in this Section 3.1(f)(viii)(2) shall be transferable in connection with a Transfer of Series A Preferred Units (i) by Kayne to any Affiliate of Kayne, (ii) by any Affiliate of Kayne to any other Affiliate of Kayne, and (iii) by Kayne or any Affiliate of Kayne to a third party; provided, that each such Transfer must be made in accordance with Section 8.2(a)(ii).

(ix) Additional Falcon Approval Rights. Notwithstanding anything to the contrary contained within this Agreement, during the occurrence and continuance of any Default Event, in addition to the special approval rights set forth in Section 3.1(f)(vii) above, if on the date of the proposed action Falcon and its Affiliates then hold at least forty percent (40%) of the Series A Preferred Units acquired by Falcon on the Closing Date, then the Partnership will not permit any of the following actions to be taken without the approval of Falcon to be exercised in its Permitted Discretion:

(1) either (x) a merger, consolidation or reorganization of the Partnership, other than a merger, consolidation or reorganization in which the Partnership is the surviving entity and the rights, preferences and privileges and value of the Series A Preferred Units are not impaired as a result thereof, or (y) a sale of or all or substantially all of the Partnership’s and all of its Subsidiaries’ assets that, in each case, would result in an impairment to the value of the Series A Preferred Units;

(2) acquisitions by the Partnership or any of its Subsidiaries of all or substantially all of the assets or equity interests of any Person in one or more transactions or series of related transactions for an aggregate purchase price greater than $5,000,000;

(3) either the hiring of a new President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or any Executive Vice President, or the termination of or material change in the compensation of its then-existing President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or any Executive Vice President;

(4) the incurrence of Indebtedness by the Partnership or its Subsidiaries (other than Permitted Indebtedness) in excess of $10,000,000 in the aggregate at any one time then outstanding;

(5) the alteration of the character of the business of the Partnership and its Subsidiaries, taken as a whole, in a fundamental and substantive manner from the business conducted by the Partnership and the Subsidiaries (or their respective predecessors) on the date of the Default Event, taken as a whole, and other business activities incidental or related to any of the foregoing;

11

(6) the making of any Capital Expenditures, other than the making of Maintenance Capital Expenditures not to exceed $10,000,000 in the aggregate in any Fiscal Year; and

(7) the issuance by any Subsidiary of the Partnership of any Equity Interests, other than issuances to the Partnership or a Subsidiary of the Partnership;

provided, however, that for the avoidance of doubt, the consent rights set forth in this Section 3.1(f)(ix) will be solely for the benefit of Falcon and will not be transferable upon a Transfer of the Series A Preferred Units by Falcon to any Person other than an Affiliate of Falcon (or by a Transfer by such Affiliate of Falcon to another Affiliate of Falcon); and provided, further, that if (a) a Default Event giving rise to the rights in this Section 3.1(f)(ix) is cured, waived, or otherwise ceases to exist, whether pursuant to this Agreement or other underlying documents giving rise to the Default or otherwise, then upon such cure, waiver or cessation, neither Falcon nor any of its Affiliates will thereafter have the consent rights set forth in this Section 3.1(f)(ix) unless and until there is any further Default Event, and (b) the consent rights set forth in this Section 3.1(f)(ix) will not be applicable to any action which otherwise would be prohibited hereunder if the completion of such action results in the complete redemption, repayment or repurchase, no later than twenty (20) Business Days following the taking of such action, of the Series A Preferred Units purchased by Falcon on the date hereof that are then held by Falcon and its Affiliates.

(x) Blocker Corporations. The Partnership acknowledges that for as long as the Partnership is structured as a limited partnership, limited liability company or other fiscally transparent entity for U.S. Federal income tax purposes, the Falcon Funds and Kayne intend to hold their Partnership Units through one or more blocker corporations (each a “Blocker Corporation”). The Partnership hereby agrees that in the event of any Change in Control, a Tag-Along Sale pursuant to Section 9.2, Drag-Along Sale pursuant to Section 9.1 or other comparable transaction by the Partnership that affects the Partnership Units held by such Blocker Corporation, the Partnership will endeavor to cause such transaction to be structured as an acquisition of an equivalent amount of stock of the Blocker Corporation in lieu of the Partnership Units held by such Blocker Corporation. Further, in the event that the Partnership is converted into a corporation or other entity that is not a fiscally transparent entity for U.S. Federal income tax purposes (whether by merger, formation of a new parent or otherwise and including without limitation pursuant to Article XI) , the Partnership will endeavor to permit the stockholders of each Blocker Corporation to merge such Blocker Corporation into such successor entity in a mutually satisfactory tax-efficient manner and to receive the same consideration that the Blocker Corporation would have received as a result of such conversion. Notwithstanding the foregoing, (i) the Partnership will not be required to take any action under this Section 3.1(f)(x) if such action would be reasonably likely to have an adverse affect on any Partner (including an adverse affect on any of its direct or indirect equity interests) or the Partnership, and (ii) nothing in this Section 3.1(f)(x) shall be deemed to limit the rights of the Centre Partners Entities set forth in Section 9.1.

(g) Restrictive Covenants. Each Other Partner who or whose related Individual Partner is an employee of the Partnership or one of its Subsidiaries agrees (and agrees to cause its related Individual Partner) to be bound by the provisions of this Section 3.1(g)

12

(except to the extent such provision is (x) more restrictive than the corresponding provisions of such Individual Partner’s Employment Agreement, or in which case the Individual Partner will not be bound by the more restrictive portion of this Section 3.1(g)), or (y) prohibited by applicable law:

(i) Confidential Information. “Confidential Information” as used in this Agreement, includes but is not limited to, specialized training received by each such Other Partner or related Individual Partner; research and development materials, electronic databases; computer programs and technologies; marketing and/or scientific studies and analysis; financial models; expansion or acquisition plans; product and pricing knowledge; supplier lists and information; any and all information concerning past, present and future customers, referral sources or vendors; contracts and licenses; management structure, company ownership, personnel information (including the performance, skills, abilities and payment of employees); purchasing, accounting and business systems; short and long range business planning; data regarding the Partnership’s and its Subsidiaries’ past, current and future financial performance, sales performance, and current and/or future plans to increase the Partnership’s and its Subsidiaries’ market share by targeting specific demographic and geographic markets; financial information; trade secrets; business policies; methods of operation; implementation strategies; promotional information and techniques; marketing presentations; price lists; files or other information; pricing strategies; computer files; samples; customer originals; or any other confidential information concerning the business and affairs of the Partnership and its Subsidiaries.

(ii) Each such Other Partner’s Promises. In exchange for the Partnership’s agreements set forth herein and all other consideration provided pursuant to this Agreement, to which these promises are ancillary, each such Other Partner agrees (and shall cause its related Individual Partner to promise) as follows:

(1) no Confidential Information shall be used by such Other Partner or its related Individual Partner or disclosed or made available by Other Partner or its related Individual Partner to any Person except (1) as required in the course of such Other Partner’s or its related Individual Partner’s employment or (2) when required to do so by a court of law, by any Governmental Entity having supervisory authority over the business of the Partnership or any of its Subsidiaries or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order such Other Partner or its related Individual Partner to divulge, disclose or make accessible such information, it being understood that to the fullest extent permitted by law such Other Partner will, and shall cause its related Individual Partner to, promptly notify the Partnership of such requirement so that the Partnership may seek to obtain a protective order.

(2) each such Other Partner agrees, and shall cause its related Individual Partner to agree, that each such Other Partner’s and its related Individual Partner’s employment is on an exclusive basis, and that until a Termination occurs, neither such Other Partner nor its related Individual Partner will engage in any other business activity. Notwithstanding the foregoing, nothing in this Agreement shall preclude such Other Partner or its related Individual Partner from (i) serving on the governing bodies of other companies (subject to the approval of the Board of Directors of the General Partner which shall not be

13

unreasonably withheld), (ii) engaging in charitable and public service activities, or engaging in speaking and writing activities, or (iii) managing such Other Partner’s or its related Individual Partner’s personal investments, provided that such activities under clauses (i) and (ii) are disclosed in writing to such Board of Directors in a notice that references this provision and the activities under clauses (i), (ii) and (iii) do not interfere with such Other Partner’s or its related Individual Partner’s availability or ability to perform such Other Partner’s or its related Individual Partner’s duties and responsibilities.

(3) upon Termination, such Other Partner shall, and shall cause its related Individual Partner to, return to the Partnership (or its applicable Affiliate) all such information that exists in written or other physical form (and all copies thereof) under such Other Partner’s or its related Individual Partner’s control, whether prepared by such Other Partner, its related Individual Partner or by others.

(iii) Noncompete. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that while employed by the Partnership or one of its Subsidiaries and until the earlier to occur of (i) the period ending seven years following the Closing Date or (ii) the period ending one year after Termination, such Other Partner shall not, and shall cause its related Individual Partner not to, directly or indirectly, engage in, or participate as an investor in, an officer, employee, director or agent of, or consultant for, any Entity engaging in any line of business competitive with the Business in the locations where such business was conducted as of the Closing Date; provided however that, nothing herein shall prevent such Other Partner or its related Individual Partner from investing as less than a 5% shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. Such Other Partner’s or its related Individual Partner’s participation in an Entity in any of the foregoing capacities, other than participation described in the foregoing proviso, being sometimes referred to herein as being a “Participant.”

(iv) Nonsolicitation of Employees. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that while employed by the Partnership or one of its Subsidiaries and until the earlier to occur of (i) the period ending seven years following the Closing Date or (ii) the period ending two years after Termination (the “Non-Solicitation Period”), such Other Partner will not, and will cause its related Individual Partner not to, directly or indirectly induce or solicit any of the Business employees who were employees of the Business as of the Closing to leave their employment.

(v) Nonsolicitation of Customers. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that all customers of the Business for which such Other Partner or its related Individual Partner provided services as of the Closing Date, and all prospective customers from whom such Other Partner or its related Individual Partner has solicited business while in the employ of the Business prior to the Closing, shall be solely the customers of the Partnership and its Subsidiaries. Such Other Partner agrees, and shall cause its related Individual Partner to agree, that during the Non-Solicitation Period, such Other Partner shall, and shall cause its related Individual Partner to, neither directly nor indirectly solicit business as to products or services competitive with those of the Business, from any of the Partnership’s or any if its Subsidiary’s customers with whom such Other Partner or its related Individual Partner had contact within one year prior to the Closing Date.

14

(vi) Standstill. Each such Other Partner agrees, and shall cause its related Individual Partner to agree, that during the Non-Solicitation Period, such Other Partner shall not, and shall cause its related Individual Partner not to, except at the specific written request of the Board of Directors of the General Partner:

(1) engage in or propose, or be a Participant in any Entity that engages in or proposes, any material transaction between the Partnership and/or any Subsidiary of the Partnership (or any of their respective successors), on the one hand, and such Other Partner, its related Individual Partner or any Entity in which Other Partner or its related Individual Partner is a Participant, on the other hand;

(2) acquire any Equity Securities of the Partnership and/or any Subsidiary of the Partnership (or any of their respective successors) (other than Equity Securities issued to such Other Partner or its related Individual Partner by the Partnership or issued to such Other Partner or its related Individual Partner by the Partnership upon exercise of options issued to such Other Partner by the Partnership), or be a Participant in any Entity that acquires any Equity Securities of the Partnership and/or any Subsidiary of the Partnership (or any of their respective successors);

(3) solicit proxies, or be a Participant in any Entity that solicits proxies, or become a Participant in any solicitation of proxies, with respect to the election of directors of the General Partner, the Partnership and/or any Subsidiary of the Partnership (or any of their respective successors) in opposition to the nominees recommended by the board of directors or similar governing body of any such Entity; or

(4) directly or indirectly, engage in or participate in any other activity that would be reasonably expected to result in a change of control of the Partnership and/or any Subsidiary of the Partnership (or any of their respective successors).

The foregoing provisions of this subparagraph (vi) shall not be construed to prohibit or restrict the manner in which each such Other Partners or its related Individual Partner exercises each such Other Partner’s or its related Individual Partner’s voting rights in respect of equity securities of the Partnership acquired in a manner that is not a violation of the terms of this Agreement.

(vii) Acknowledgements. Each such Other Partner acknowledges and agrees that:

(1) the market for the Partnership’s products, services, and activities may be global, and that the products, services and/or activities can be provided anywhere in the world. Each such Other Partner recognizes that the Partnership draws its customers and/or clients from around the world because the Partnership’s products, services, and activities may be global, and the products, services and/or activities may be provided anywhere in the world. Each such Other Partner agrees that the terms of this Agreement are reasonable, valid and enforceable and the restricted period of time, definitions and geographical limitations specified in the above paragraphs are reasonable in view of the nature of the business in which the Partnership is engaged and each such Other Partner’s or its related Individual Partner’s knowledge of the Partnership’s operations and customer relationships each such Other Partner will gain by virtue of each such Other Partner’s or its related Individual Partner’s position;

15

(2) this limited prohibition against unfair competition is narrowly tailored to safeguard the Partnership’s and its Subsidiaries’ legitimate business interests while not unreasonably interfering with each such Other Partner’s or its related Individual Partner’s ability to obtain other employment;

(3) each such Other Partner’s or its related Individual Partner’s employment and/or continued employment with the Partnership or one of its Subsidiaries; the compensation, specialized training and Confidential Information provided to each such Other Partner or its related Individual Partner’s by the Partnership pursuant to this Agreement; and the provision of benefits to each such Other Partner or its related Individual Partner by the Partnership, among other things, are sufficient consideration for each such Other Partner’s covenants contained herein;

(4) each such Other Partner has a duty to contact the Partnership if each such Other Partner has any questions regarding whether or not conduct by each such Other Partner or its related Individual Partner would be restricted by this Agreement;

(5) each such Other Partner has a duty to immediately inform the Partnership in writing of any employment or similar relationship each such Other Partner or its related Individual Partner enters into after termination of employment with the Partnership during the restricted period of time set forth above;

(6) the provisions in this Section 3.1(g) shall survive the termination of this Agreement (and for the avoidance of doubt shall not apply to BB Co-Invest L.P.);

(7) the restricted period of time set forth herein is a material term of this Agreement and that the Partnership is entitled to each such Other Partner’s compliance with these terms during that full period of time. Therefore, each such Other Partner agrees that the restricted period of time will be tolled during any period of non-compliance by each such Other Partner and its related Individual Partner. If the Partnership must seek injunctive relief or judicial intervention to enforce this Agreement, the restricted time period set forth herein does not commence until each such Other Partner is judged by a court of competent jurisdiction to be in full compliance with this Agreement; and

(8) if, at the time of enforcement of this Section 3.1, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

(viii) Nondisparagement. Except to the extent this Section 3.1(g) is inconsistent with such Other Partner’s or its related Individual Partner’s Employment Agreement, each such Other Partner agrees, and shall cause its related Individual Partner to agree, that such Other Partner will not, and that its related Individual Partner will not, at any time during Other Partner’s or its related Individual Partner’s employment with the General Partner,

16

the Partnership or any of their respective Subsidiaries, or after directly (or through any other Person) make any public or private statements (whether orally or in writing) which are derogatory or damaging to the General Partner, the Partnership or any of their respective Subsidiaries or Affiliates, their respective businesses, activities, operations, affairs, reputations or prospects or any of their respective Affiliates, officers, employees, directors, partners, agents, members or shareholders; provided that such Other Partner or its related Individual Partner may comment generally on industry matters in response to inquiries from the press and in other public speaking engagements.

ARTICLE IV

CONTRIBUTIONS TO CAPITAL AND

ISSUANCES OF ADDITIONAL UNITS

4.1 Limited Partner Capital Contributions. (a) On the terms and subject to the conditions set forth in this Agreement, on the date hereof, each Partner shall make its Capital Contribution in the amount set forth opposite its name on Schedule I. Capital Contributions shall be payable in immediately available funds. In no event shall a Limited Partner be required to contribute capital to the Partnership in excess of its Capital Contribution. In exchange for its Capital Contribution, each Partner shall be issued the number and class of Partnership Units set forth opposite such Partner’s name on Schedule I and, upon such issuance pursuant to this Agreement, the Partnership Units so issued shall be deemed to be duly issued and fully paid and nonassessable Partnership Interests in the Partnership.

4.2 Effect of Exercise of Warrants, Management Options or Other Options. It is expressly understood and agreed that the exercise of the Management Options or other options on Partnership Units permitted to be issued hereunder, and the vesting of certain compensatory Partnership Units, may result in adjustments to the Capital Accounts of the Partners in accordance with Section 4.4, and may affect the Partners’ interests in the capital or profits of the Partnership.

4.3 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto (including, following exercise thereof, any Person who exercises a warrant or option (including, without limitation, a Management Option) to acquire Partnership Units) and their respective permitted successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, Transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any

17

creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, an Adjusted Capital Account Deficit of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership. Notwithstanding anything to the contrary herein, Centre Partners and each of the Indemnitees shall be a third party beneficiary of this Agreement and shall be entitled to enforce the indemnification and exculpation provisions of this Agreement including, without limitation, the provisions of Section 5.4 and Section 5.5, as if they were a party hereto.

4.4 Capital Accounts.

(a) The Partnership shall establish a separate capital account (a “Capital Account”) for each class of Partnership Units held by a Partner. Capital Accounts shall consist of such Partner’s initial Capital Contribution to the Partnership for such class of Partnership Units, (i) increased by (A) any additional actual or constructive capital contributions by such Partner to the Partnership for such class of Partnership Units and (B) any income from time to time credited to the Capital Account of such Partner with respect to such class of Partnership Units pursuant to Article VII, and (ii) decreased by (A) any actual or constructive distributions to such Partner on account of such class of Partnership Units and (B) any losses or deductions from time to time charged to the Capital Account of such Partner with respect to such class of Partnership Units pursuant to Article VII.

(b) Capital Accounts shall be determined and maintained in accordance with Code Section 704(b) and the Regulations promulgated thereunder, with such adjustments as may be required thereby. Upon the occurrence of a Book-Up Event (but immediately prior to such Book-Up Event), the Capital Accounts of the Partners shall be adjusted to reflect the Gross Asset Value of the Partnership’s assets, such that any gain or loss with respect to assets of the Partnership (including unrealized gain or loss) that has not previously been reflected in the Partners’ Capital Accounts shall be credited to the Capital Accounts of the Partners in accordance with Section 7.1. For purposes of maintaining and determining Capital Accounts, all property distributed in kind by the Partnership to a Partner shall be charged to that Partner’s Capital Account at the Fair Market Value of such property on the date of distribution, and all property contributed in kind by a Partner to the Partnership shall be credited to that Partner’s Capital Account at the Fair Market Value of such property on the date of contribution.

(c) If all or a portion of a Partnership Unit is Transferred in accordance with the terms of this Agreement, the assignee shall succeed to the Capital Account of the assignor to the extent that it relates to such Partnership Unit;

(d) Except as expressly required by the Act, no Partner shall have any obligation to restore a deficit balance in its Capital Account.

4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account; provided, that this shall not limit the right of the Series A Preferred Partners to receive the Preferred Return with respect to their Series A Preferred Units. Except as expressly provided herein or by law, no Partner shall have with respect to any Partnership Units any right to demand or receive the return of its Capital Contribution from the Partnership.

18

ARTICLE V

MANAGEMENT

5.1 Expenditures by Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership, any BB Co-Invest Entity, or any Entity Controlled by the Partnership, including, without limitation, the Centre Management Fees. All of the aforesaid expenditures shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses and the Centre Management Fees.

5.2 Authority, Powers and Duties of General Partner. The General Partner shall have the exclusive right to manage and control the business and affairs of the Partnership. Subject, among the Partners, to the limitations set forth in Section 3.1(f)(vii), (viii) and (ix), of this Agreement, the General Partner shall have all rights, powers and authority of a general partner under the Act and otherwise under applicable law. Without limiting the generality of the foregoing but subject to the other express provisions of this Agreement, the General Partner shall have all rights, powers and authority to do for, on behalf of and in the name of the Partnership all things that it deems necessary, proper or desirable to carry out its duties, including, without limitation, the right, power and authority from time to time to incur liabilities and obligations, to pay fees and expenses and to make other expenditures; to maintain and close accounts with brokers and give instructions or directions in connection therewith; to maintain and close bank accounts and draw checks or other orders for the payment of money; to buy, sell, exchange, or dispose of all securities, checks, money and other assets or liabilities of the Partnership; to hire employees, investment bankers, attorneys, accountants, consultants, custodians, contractors and other agents, and pay them compensation; to enter into, make and perform such contracts, agreements and other undertakings, and do any and all such other acts required of the Partnership with respect to its interest in the Business, including, but not limited to, entering into agreements with respect to such interests, which agreements may contain such terms, conditions and provisions as the General Partner in its sole discretion shall approve; to sue, prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment with respect to claims against the Partnership and execute all documents and make all representations, admissions and waivers in connection therewith; and to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to effectuate any or all of the foregoing. Without limiting the generality of the foregoing but subject to the other express provisions of this Agreement, the General Partner is authorized to cause the Partnership to acquire the Business Interests, dispose of the Business Interests, to manage the business of the Business and its Affiliates, and to enter into such contracts and agreements in connection therewith as the General Partner may determine to be necessary or desirable in its sole discretion. All determinations, acts and designations to be made by the Partnership or the General Partner hereunder shall be made by the General Partner in its sole discretion. Third parties dealing with the Partnership are entitled to rely conclusively on the authority of the General Partner under the

19

Act and as set forth in this Agreement. The General Partner shall have the power to appoint officers of the Partnership as it deems necessary, and such officers shall exercise such powers and perform such duties as shall be determined by the General Partner.

5.3 Compensation of the General Partner. The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner, except for reimbursement for expenses actually incurred by it as provided in Section 5.1.

5.4 Indemnification.

(a) To the fullest extent permitted by law and subject to the remainder of this Section 5.4(a), the Partnership shall indemnify and hold harmless each Indemnitee from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim and any tax imposed on an Indemnitee in respect of amounts of indemnification received hereunder) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the affairs of the Partnership. In furtherance of the foregoing, an Indemnitee shall be entitled to indemnification hereunder unless there has been a final, non-appealable determination by a court of competent jurisdiction that the claim giving rise to such indemnification was caused solely by Indemnitee’s conduct and such conduct constituted fraud, bad faith, willful misconduct or gross negligence. The satisfaction of any indemnification and any holding harmless pursuant to this Section 5.4 shall be from and limited to Partnership assets (including insurance and any agreements pursuant to which the Partnership, its officers or employees or any Indemnitee are entitled to indemnification), and no Partner shall have any personal liability on account thereof.

(b) To the fullest extent permitted by law, expenses reasonably incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof after receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if there is a final adjudication, after all possible appeals have been exhausted, by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified hereunder.

(c) The right of any Indemnitee to the indemnification expressly provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent shall not, by itself, create a presumption that an Indemnitee is not entitled to indemnification under this Agreement.

(e) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with

20

the Partnership’s activities, regardless of whether the Partnership would have the obligation to indemnify such Person against such liability under the provisions of this Agreement. The Partnership shall purchase such insurance if it is available on terms the General Partner concludes are reasonable.

(f) The provisions of this Section 5.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, all of whom are third party beneficiaries of this Section 5.4, and shall not be deemed to create any rights for the benefit of any other Persons.

5.5 Limitation on Liability.

(a) To the fullest extent permitted by law (including Section 17-1101(c), (d), (e) and (f) of the Act):

(i) notwithstanding any duty otherwise existing at law or in equity, and notwithstanding any other provision of this Agreement, neither the General Partner nor any other Indemnitee shall owe any duty (including fiduciary duties) to the Partnership, any of the Partners or any other Person that is a party to or is otherwise bound by this Agreement, in connection with any act or failure to act, whether hereunder, thereunder or otherwise; provided, however, that this clause (i) shall not eliminate the implied contractual covenant of good faith and fair dealing, and

(ii) neither the General Partner nor any other Indemnitee shall have any personal liability to the Partnership, any of the Partners, or any other Person that is a party to or is otherwise bound by this Agreement for monetary damages in connection with any act or failure to act, or breach, whether hereunder, thereunder or otherwise; provided, however, that this clause (ii) shall not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(b) If any provision of Section 5.5(a) is held to be invalid, illegal or unenforceable, the duties and personal liability of either the General Partner or any other Indemnitee to the Partnership, any of the Partners or any other Person that is a party to or is otherwise bound by this Agreement shall be eliminated to the greatest extent permitted under the Act.

(c) Other than with respect to the General Partner or any other Indemnitee to the extent to which Section 5.5(a) is applicable (unless Sections 5.5(a) and (b) are held to be invalid, illegal or unenforceable, in which case this Section 5.5(c) shall apply to the General Partner and such Indemnitee), subject to applicable law, no such Indemnitee shall be liable, in damages or otherwise, to the Partnership, the Partners or any of their Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of investment advice, appraisal advice, or valuation), except for any act or omission with respect to which a court of competent jurisdiction has issued a final, nonappealable judgment that such Indemnitee committed fraud, was grossly negligent or engaged in willful misconduct.

21

(d) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership. Except with respect to the Partnership’s obligations under Section 3.1(f)(x), neither the General Partner nor any other Indemnitee shall be obligated to consider the separate interest of any Limited Partner or other Person (including the tax consequences to any Limited Partner or other Person) in deciding, pursuant to its authority granted under this Agreement, whether to cause the Partnership to take (or decline to take) any actions that are in the interest of the Partnership; provided, however that the Partnership will, to the extent set forth in Section 3.1(f)(x), consider the interest of the Falcon Funds and Kayne as provided therein. Neither the General Partner nor any other Indemnitee shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions.

(e) The provisions of this Section 5.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, all of whom are third party beneficiaries of this Section 5.5, and shall not be deemed to create any rights for the benefit of any other Persons.

5.6 Determination of the General Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including, without limitation, its own interests and those of its Affiliates, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard. To the fullest extent permitted by law, the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner. If any questions should arise with respect to the operation of the Partnership that are not specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

5.7 Limited Partners.

(a) No Participation in Control. No Limited Partner shall participate in the control of the Partnership’s business, transact any business in the Partnership’s name, or have the power to sign documents for or otherwise bind the Partnership; provided, however, the Limited Partners shall have the consent, voting and other rights expressly provided herein. The taking of any such acts by the General Partner, any of its Affiliates or any officer, director, member, manager, employee, agent or trustee of the General Partner or its Affiliates, in their capacity as such, whether or not representatives of the Limited Partners participated in such acts, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under the Act or this Agreement.

22

(b) Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not, in and of itself, cause a dissolution of the Partnership, and the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall any such successor or assign become a substitute Limited Partner except in accordance with Article VIII.

(c) No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

ARTICLE VI

DISTRIBUTIONS

6.1 Distributions. Subject to Section 6.2, distributions, including without limitation, distributions of cash, shall be made to Limited Partners only when and if, and in the amounts, the General Partner shall determine in its sole discretion. Except for distributions pursuant to Section 6.2, and except for distributions constituting a Special Distribution, which shall be made in accordance with the definition thereof, all distributions shall be made to the Limited Partners in the following order and priority:

(a) First, to the Series A Preferred Partners pro rata in accordance with the number of Series A Preferred Units held by each, until each Series A Preferred Partner receives an amount with respect to each of its Series A Preferred Units equal to the sum of (A) the excess of (i) the cumulative Preferred Return from the date of issuance of such Series A Preferred Unit to the time of such distribution, over (ii) the sum of all prior distributions with respect to such Series A Preferred Units pursuant to this Section 6.1(a), and (B) if the Partnership shall at any time either (I) redeem Series A Preferred Units pursuant to Sections 3.1(f)(ii), (iii) or (iv) or (II) make a distribution pursuant to clause (b) below (each, a “Lookback Event”) and, at any time not more than 90 days prior to such Lookback Event, the Partnership shall have made any payment of Preferred Return pursuant to this clause (a) that is not a Current Payment (each such payment, a “Lookback Payment”), then each Partner shall be entitled to receive an additional amount equal to the product of (A) the amount of each such Lookback Payment and (B) a percentage equal to the premium in excess of 100%, if any, that the Partnership would have been obligated to pay in respect of Unreturned Capital Contributions on the date of the applicable Lookback Event;

(b) Second, to the Series A Preferred Partners pro rata in accordance with the number of Series A Preferred Units held by each, until each Series A Preferred Partner receives an amount with respect to each of its Series A Preferred Units equal to sum of (x) the Unreturned Capital Contribution with respect to such Series A Preferred Units plus (y) an amount equal to the premium (i.e., the amount in excess of 100%), if any, that the Partnership would have been obligated to pay had it redeemed an equal amount of Unreturned Capital Contribution in respect of the Series A Preferred Units at such time pursuant to Sections 3.1(f)(ii), 3.1(f)(iii), or 3.1(f)(iv), after which the Series A Preferred Units shall automatically be cancelled;

23

(c) Third, in respect of each Class A Common Unit and Vested Class B Common Unit then outstanding, pro rata in accordance with the Unreturned Capital Contributions relating thereto, until the Unreturned Capital Contributions in respect of such Class A Common Units and Vested Class B Common Units have been reduced to zero;

(d) Then, pro rata to the Class A Common Partners and Vested Class B Common Partners in accordance with the respective Percentage Interests in respect of such Class A Common Units and Vested Class B Common Units held by each.

Notwithstanding anything to the contrary contained in this Section 6.1, the Partnership shall not be permitted to make any distributions pursuant to paragraphs (b), (c) or (d) of this Section 6.1 prior to May 18, 2011 without the prior written consent of each Series A Partner affected thereby; provided that the Partnership shall not be prohibited from redeeming the Series A Preferred Units in connection with a Change in Control or a Special Distribution in accordance with the terms of Section 3.1.

6.2 Tax Distributions. To the extent the Partnership has cash available to it and after setting aside appropriate reserves, all as determined by the General Partner in its sole discretion, the Partnership may distribute to each Partner, cash in an amount equal to such Partner’s Tax Distribution. Any Tax Distributions shall be calculated and made in advance of the dates on which estimated or final tax payments relating to the pertinent Tax Period are due, and shall be made without regard to the actual tax status of any ultimate owner of the Partnership or partner of the Partnership. A Tax Distribution, if made, shall be deemed to have been made on or prior to the last day of the Fiscal Year to which such Tax Distribution relates, and taken into account in determining allocations with respect to such Fiscal Year, notwithstanding that such Tax Distribution may not be made in such Fiscal Year. If the Partnership does not have sufficient cash available to it to make the full Tax Distribution to each Partner for a Fiscal Year, the Tax Distributions for such Fiscal Year shall be made pro rata to the Partners in proportion to the Tax Distributions otherwise owing to each Partner for such Fiscal Year. All Tax Distributions shall be considered as advances against distributions to which Partners are entitled under Section 6.1, and shall reduce such future distributions dollar-for-dollar.

6.3 Withholding.

(a) Notwithstanding any other provision of this Agreement, each Partner authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of the United States Federal, state, local or foreign tax law) with respect to such Partner or as a result of such Partner’s participation in the Partnership; and if and to the extent that the Partnership shall be required to withhold or pay and actually pays any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid notwithstanding the actual date of payment, which payment shall be deemed to be a distribution made pursuant to Section 6.1 with respect to such Partner’s interest in the Partnership. To the extent that such deemed distribution to such Partner (or any successor to such Partner) for any Tax Period exceeds the distributions that such Partner would have received for such period but for such withholding, such excess shall be treated as an interest-free advance to such Partner.

24

Amounts so treated as advanced to any Partner shall be repaid by such Partner to the Partnership within thirty (30) days after the Partnership delivers a written request to such Partner for such repayment; provided, however, that if any such repayment is not made, the Partnership may (without prejudice to any other rights of the Partnership) collect such unpaid amounts from any subsequent Partnership distributions that otherwise would be made to such Partner.

(b) If the Partnership makes a distribution in kind (if such distribution is permitted in accordance with the terms of this Agreement) and such distribution is subject to withholding or other taxes payable by the Partnership on behalf of any Partner (the “Withheld Amount”), the General Partner shall notify such Partner as to the extent (if any) of the Withheld Amount and such Partner shall make a prompt payment to the Partnership of the Withheld Amount by wire transfer (it being understood that, notwithstanding anything else herein to the contrary, the Partnership shall refrain from distributing such property to be distributed having a Fair Market Value of at least the Withheld Amount until the Partnership has received a payment of such Withheld Amount).

(c)Any withholding referred to in this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

(d) If the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be treated as having received cash in an amount equal to the amount of such withheld tax, and each Partner shall be treated as having received as a distribution the portion of such amount that is attributable to such Partner.

6.4 Limitation on Distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

ARTICLE VII

ALLOCATIONS; TAX AND ACCOUNTING MATTERS

7.1 General Application. The rules set forth below in this Article VII shall apply for the purposes of determining each Partner’s general allocable share of the items of income, gain, loss or expense of the Partnership comprising Profit or Loss of the Partnership for each Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Partner’s Capital Account to reflect the aforementioned general and special allocations. For each Fiscal Year, the special allocations in Section 7.3 shall be made immediately prior to the general allocations of Section 7.2.

7.2 General Allocations.

(a) Hypothetical Liquidation. The items of income, expense, gain and loss of the Partnership comprising Profit or Loss for a Fiscal Year shall be allocated among the Persons who were Partners during such Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Partner at the end of such Fiscal Year to equal the excess (which may be negative) of:

(i) the hypothetical distribution (if any) that such Partner would receive if, on the last day of the Fiscal Year, (x) all Partnership assets, including cash, were sold for cash equal to their Gross Asset Values (determined, for the avoidance of doubt, without adjustment for the hypothetical liquidation described in this paragraph (i)), taking into account any adjustments thereto for such Fiscal Year, (y) all Partnership liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Gross Asset Value of the assets securing such liability), and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 6.1 hereof, over

25

(ii) the sum of (x) the amount, if any, which such Partner would be obligated to contribute to the capital of the Partnership, (y) such Partner’s share of the Partnership Minimum Gain determined pursuant to Regulations Section 1.704-2(g), and (z) such Partner’s share of Partner Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 7.2(a)(i) hereof.

(b) Determination of Items Comprising Allocations.

(i) In the event that the Partnership has Profit for a Fiscal Year,

(1) for any Partner as to whom the allocation pursuant to Section 7.2(a) hereof would reduce its Capital Account, such allocation shall be comprised of a proportionate share of each of the Partnership’s items of expense or loss entering into the computation of Profit for such Fiscal Year; and

(2) the allocation pursuant to Section 7.2(a) hereof in respect of each Partner (other than a Partner referred to in Section 7.2(b)(i)(1) hereof) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Profit for such Fiscal Year (other than the portion of each Partnership item of expense and loss, if any, that is allocated pursuant to Section 7.2(b)(i)(1) hereof).

(ii) In the event that the Partnership has a Loss for a Fiscal Year,

(1) for any Partner as to whom the allocation pursuant to Section 7.2(a) hereof would increase its Capital Account, such allocation shall be comprised of a proportionate share of the Partnership’s items of income and gain entering into the computation of Profit for such Fiscal Year; and

(2) the allocation pursuant to Section 7.2(a) hereof in respect of each Partner (other than a Partner referred to in Section 7.2(b)(ii)(1) hereof) shall be comprised of a proportionate share of each Partnership item of income, gain, expense and loss entering into the computation of Profit for such Fiscal Year (other than the portion of each Partnership item of income and gain, if any, that is allocated pursuant to Section 7.2(b)(ii)(1) hereof).

26

(c) Loss Limitation. Notwithstanding anything to the contrary in this Section 7.2, the amount of items of Partnership expense and loss allocated pursuant to this Section 7.2 to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Partner would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 7.2(c) shall be allocated first to Partners who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (i) and (ii) of the definition of Adjusted Capital Account Deficit, until no Partner would be entitled to any further allocation, and thereafter, to all Partners, pro rata, in proportion to their Percentage Interests. No Partner shall have any obligation under this Agreement to restore any Adjusted Capital Account Deficit.

7.3 Special Allocations. The following special allocations shall be made in the order required by the Code and the Regulations:

(a) Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VII, each Partner shall receive such special allocations of items of Partnership income and gain as are required in order to conform to Regulation Section 1.704-2.

(b) Qualified Income Offset. Subject to Section 7.3(a) hereof, but notwithstanding any other provision of this Article VII, items of income and gain shall be specially allocated to the Partners in a manner that complies with the “qualified income offset” requirement of Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(c) Deficit Capital Accounts Generally. In the event that a Partner has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is then obligated to restore pursuant to this Agreement, and (ii) the amount such Partner is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Partner shall be specially allocated items of Partnership income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 7.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VII have been tentatively made as if this Section 7.3(c) were not in this Agreement.

(d) Deductions Attributable to Partner Nonrecourse Debt. Any item of Partnership loss or expense that is attributable to Partner Nonrecourse Debt shall be specially allocated to the Partners in the manner in which they share the economic risk of loss (as defined in Regulation Section 1.752-2) for such Partner Nonrecourse Debt.

(e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Partnership shall be specially allocated to all of the Partners in proportion to their Capital Contributions.

27

(f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(g) Allocations Subsequent to Assignment. To the extent permitted by the Code, Profits or Losses and other items attributable to a Partnership Unit acquired by reason of an assignment from a Partner shall be allocated or adjusted between the assignor or the assignee based upon an interim closing of the Partnership’s books.

(h) The allocations pursuant to Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e), 7.3(f) and 7.3(g) shall be comprised of a proportionate share of each of the Partnership’s items of income or gain. The amounts of any Partnership income, gain, loss or deduction available to be specially allocated pursuant to this Section 7.3 shall be determined by applying rules analogous to those set forth in the definitions of Profit and Loss.

(i) Curative Allocations. The allocations set forth in Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e), and 7.3(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any provisions herein to the contrary (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount for the allocations of Partnership items under this Article VII shall be equal to the net amount that would have been allocated had the Regulatory Allocations not occurred. This Section 7.3(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent with this intention.

(j) Upon the valid exercise of any Management Options or any other compensatory warrant, option or similar right to purchase Partnership Units, unless the terms of such instrument provide otherwise, the Person exercising such instrument shall be admitted as a Partner hereunder. In addition, upon the valid exercise of any Management Options or any other compensatory warrant, option or similar right to purchase Partnership Units, to the extent permitted by law: (x) the employer of such Person shall be treated as having made a cash payment to the Person exercising such instrument in an amount equal to (A) the Fair Market Value of the Partnership Units acquired by such Person pursuant to the exercise of the instrument on the date of exercise (taking into account for such purposes the Partnership’s receipt of the exercise price on such instrument), minus (B) the exercise price paid by such Person under the instrument (such amount, the “Spread Amount”); (y) such Person shall be treated as having made a Capital Contribution to the Partnership equal to the sum of (A) the exercise price paid by the Person under the instrument, and (B) the Spread Amount; and (z) the Partnership shall be treated as contributing the Spread Amount to the Person’s employer.

28

(k) Upon the vesting of any Class B Common Units granted as compensation (or upon an election respecting such Class B Common Units pursuant to Section 83(b) of the Code), (1) the employer of such Person shall be treated as having made a cash payment to the Person holding such Partnership Unit or Partnership Units in an amount equal to the Fair Market Value of such Partnership Unit or Partnership Units on the date of vesting (or grant in the case of an election under Section 83(b) of the Code which shall be considered, for grants made on or about the Closing Date, equal to the amount paid per Class A Common Unit issued on the date hereof, and for grants made subsequent to the Closing Date, in an amount determined by the General Partner); (2) such Person shall be treated as having made a Capital Contribution to the Partnership equal to such Fair Market Value; and (3) the Partnership shall be treated as contributing such Fair Market Value to the Person’s employer.

7.4 Allocation of Nonrecourse Liabilities. For purposes of determining each Partner’s share of nonrecourse liabilities, if any, of the Partnership in accordance with Regulation Section 1.752-3(a)(3), the Partners’ interests in Partnership Profits shall be determined in the same manner as prescribed by Section 7.3(e) hereof.

7.5 Transfer of Units. In the event of a Transfer of all or part of a Partnership Unit (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the shares of items of Partnership net income or net loss and specially allocated items allocable to the Transferred Partnership Unit shall be allocated between the assignor and the assignee in a manner determined by the General Partner, in its sole discretion, that is not inconsistent with the applicable provisions of the Code and Regulations.

7.6 Tax Allocations.

(a) Section 704(b) Allocations.

(i) Each item of income, gain, loss, deduction or credit for Federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Profit or Loss or is specially allocated pursuant to Section 7.3 hereof (a “Book Item”) shall be allocated among the Partners in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 7.2 or 7.3 hereof.

(ii) If the Partnership recognizes Depreciation Recapture (as defined below) in respect of the sale of any Partnership asset,

(1) the portion of the gain on such sale which is allocated to a Partner pursuant to Section 7.2 or 7.3 hereof shall be treated as consisting of a portion of the Partnership’s Depreciation Recapture on the sale and a portion of the balance of the Partnership’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1; and

(2) if, for Federal income tax purposes, the Partnership recognizes both “unrecaptured Section 1250 gain” (as defined in Code Section 1(h)) and gain treated as ordinary income under Code Section 1250(a) in respect of such sale, the amount treated as Depreciation Recapture under Section 7.6(a)(ii)(1) shall be comprised of a proportionate share of both such types of gain.

29

(iii) “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Partnership which, for Federal income tax purposes (a) is treated as ordinary income under Code Section 1245; (b) is treated as ordinary income under Code Section 1250; or (c) is “unrecaptured Section 1250 gain” as such term is defined in Code Section 1(h).

(b) Section 704(c) Allocations. In the event any property of the Partnership is credited to the Capital Account of a Partner at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Code Sections 704(b) and 704(c) and the Regulations thereunder. The Partnership, in the sole discretion of the General Partner, may make, or not make, “curative” or “remedial” allocations (within the meaning of the Treasury Regulations under Code Section 704(c)) including, but not limited to:

(i) “curative” allocations which offset the effect of the “ceiling rule” for a prior Fiscal Year (within the meaning of Regulation Section 1.704-3(c)(3)(ii)); and

(ii) “curative” allocations from dispositions of contributed property (within the meaning of Regulation Section 1.704-3(c)(3)(iii)(B)).

(c) Tax Items Allocable to Particular Partners. If the Partnership is required to recognize income, gain, deduction or loss for tax purposes that is attributable to a particular Partner, such items shall be allocated to such Partner.

(d) Credits. All tax credits shall be allocated among the Partners as determined by the General Partner, in its sole discretion, consistent with applicable law.

The tax allocations made pursuant to this Section 7.6 shall be solely for tax purposes and shall not affect any Partner’s Capital Account or share of non-tax allocations or distributions under this Agreement.

7.7 Books of Account. At all times during the continuance of the Partnership, the Partnership shall maintain or cause to be maintained books of account that are complete and correct in all material respects, wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership’s business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.

7.8 Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion. The General Partner shall prepare the appropriate Federal, state, local and non-U.S. income tax returns of the Partnership and shall endeavor to furnish the appropriate informational tax returns for each Partner (or a reasonable estimate thereof) no later than March 31 of each year.

30

7.9 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership.

ARTICLE VIII

TRANSFER OF PARTNERSHIP UNITS

8.1 Transfers of General Partner Units. The General Partner may only Transfer any of the General Partner Units (A) to any Affiliate, or (B) in connection with a Change in Control; provided that (i) such transferee executes a counterpart to this Agreement where it agrees to become the General Partner hereunder, and (ii) such Transfer is in compliance with the Securities Act and applicable securities laws and otherwise in compliance with the terms of Section 8.2(g).

8.2 Transfers by Limited Partners.

(a) Subject to any restrictions on transferability by operation of law or contained elsewhere in this Agreement and any other requirement of law imposed on the Partnership or the Limited Partners:

(i) no Limited Partner (other than Falcon, Wells or Kayne) shall Transfer, or enter into any Swap Transaction with respect to, any portion of its Partnership Units, without the prior written consent of the General Partner (which may be given or withheld by the General Partner in its sole discretion); provided, that if such Transfer or Swap Transaction is from a Limited Partner to its Affiliate or a Permitted Transferee, such consent shall not be unreasonably withheld); and

(ii) neither Falcon, Wells nor Kayne shall Transfer, or enter into any Swap Transaction with respect to, any portion of their Partnership Units, without the prior written consent of the General Partner (which (i) in the case of (x) Series A Preferred Units that are either Transferred alone or that are Transferred together with Class A Common Units at a ratio of 0.15611 Class A Common Units for each Series A Preferred Unit that is Transferred, or (y) Common Units that are Transferred to an Affiliate or a Permitted Transferee, may not, in either case, be unreasonably withheld by the General Partner, and (ii) in the case of Class A Common Units that are not transferred together with a corresponding number of Series A Preferred Units as set forth in subsection (i) above, may be given or withheld by the General Partner in its sole discretion); provided that, notwithstanding the foregoing, Falcon, Wells and Kayne shall be free to Transfer all or any part of their respective rights in their Partnership Units, upon at least ten (10) Business Days prior written notice to the General Partner, to one or more of their Affiliates if such Affiliates are alternative investment vehicles and/or blocker corporations and such alternative investment vehicles and blocker corporations satisfy the other Transfer requirements set forth in this Section 8.2;

provided, however, that (x) subject to the requirements set forth in Section 8.2(b) to (g) below, such consent of the General Partner shall not be required with respect to a Transfer by a Limited Partner of Partnership Units (i) to the Partnership or any of its Subsidiaries or (ii) pursuant to and in conformity with Sections 9.1 or 9.2, , and (y) the failure of the General Partner to respond within fifteen (15) Business Days of such a request made in writing shall constitute

31

such consent of the General Partner; provided, further, that notwithstanding the foregoing, such failure to respond within such time period shall not be deemed to be the General Partner’s consent to any Transfer to a Competitor.

(b) Each Limited Partner agrees that it will not Transfer, or enter into any Swap Transaction with respect to, Partnership Units prior to delivery to the Partnership of evidence in form and substance reasonably satisfactory to the Partnership including, if required by the General Partner, an opinion of counsel, to the effect that such Transfer or Swap Transaction will be in compliance with the Securities Act and any applicable state or other securities laws.

(c) Each Limited Partner agrees, upon the reasonable request of the General Partner, to execute such certificates or other documents and perform such acts as the Partnership deems appropriate to preserve the status of the Partnership as a limited partnership after the completion of any Transfer of Partnership Units of such Limited Partner under the laws of any jurisdiction that is applicable to such Transfer. For purposes of this Section 8.2(c), any Transfer by a Limited Partner of its Partnership Units, whether voluntary or by operation of law, shall be considered a Transfer.

(d) Any Limited Partner making a Transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses incurred by the Partnership as a result of such Transfer or such Swap Transaction.

(e) No Transfer or Swap Transaction by a Limited Partner permitted hereunder shall relieve the transferring Limited Partner of any of its obligations or liabilities under this Agreement arising prior to or in connection with consummation of such Transfer or Swap Transaction.

(f) In connection with each Transfer or Swap Transaction permitted hereunder, the Limited Partner making the Transfer or entering into a Swap Transaction and the transferee shall deliver to the Partnership such other documents and instruments as the Partnership reasonably may request to confirm that such Transfer or Swap Transaction is in compliance with the terms and conditions of this Agreement.

(g) Notwithstanding anything to the contrary set forth in this Agreement, no Transfer shall be permitted (i) if such Transfer is in violation, or could be deemed to be in violation, of applicable securities, ERISA, antitrust or other laws, (ii) if such Transfer could require any licensing, regulatory consent, registration or other significant regulatory proceeding, (iii) if such Transfer could have the effect of causing the Partnership or any of its Subsidiaries (or any successors thereof) to become a publicly traded partnership (within the meaning of Section 7704 of the Code), (iv) if the General Partner determines that such Transfer would reasonably be expected to have an adverse regulatory impact on Partnership, the General Partner, or any of their respective Affiliates, (v) such Transfer would be prohibited pursuant to any Restricted Class A Subscription Agreement or any Vesting Agreement, or (vi) if such Transfer is to a Competitor.

32

(h) Any transferee of any Securities of any Other Common Partner shall have all the rights and be bound by all of the obligations hereunder, including, without limitation, the irrevocable proxy contained in Section 14.14 hereof, of such Other Common Partner, except that no such transferee, other than a transferee who is an Affiliate of such Other Common Partner, shall have any rights under Section 9.5.

(i) Upon a Transfer of any Class A Common Units by a Centre Partners Entity to (x) a Permitted Transferee, such Permitted Transferee shall be bound by all of the obligations hereunder of such Centre Partners Entity but shall have only those rights of such Centre Partners Entity hereunder as such Centre Partners Entity shall agree in its sole discretion and (y) any transferee (other than a Permitted Transferee), such transferee shall have all of the rights and be bound by all of the obligations of an Other Common Partner hereunder including, without limitation, the irrevocable proxy contained in Section 14.14 hereof, except that such transferee shall have only those rights as such Centre Partners Entity shall agree in its sole discretion.

8.3 Distributions Subsequent to Transfer. A Transfer of a Limited Partner’s Partnership Units shall be effective on the first day of the month following the day on which the requirements of Section 8.2 hereof are satisfied, or at such earlier time as the General Partner determines. Distributions made after the effective date of the Transfer shall be made to the assignee.

8.4 Satisfactory Written Transfer Required. Notwithstanding anything to the contrary contained herein, the Partnership and the General Partner shall be entitled to treat the assignor of Partnership Units or rights attributable to the Partnership Units or any Limited Partner as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a written Transfer that conforms to the requirements of this Article VIII has been received by and recorded on the books of the Partnership.

Any purported sale, assignment, transfer or conveyance by any Partner (including any assignee thereof) of any interest in the Partnership not made strictly in accordance with the provisions of this Article VIII shall, to the fullest extent permitted by law, be entirely null and void ab initio.

A Person acquiring an interest in the Partnership in connection with a Transfer permitted by this Article VIII may be admitted to the Partnership as a Limited Partner of the Partnership with the consent of the General Partner and upon such Person’s execution of an instrument evidencing such Person’s agreement to be bound by this Agreement. Any Partner admitted to the Partnership subsequent to a Transfer pursuant to this Article VIII shall succeed to all the rights and be subject to all the obligations of the transferring Partner hereunder in respect of the interest as to which it was substituted. The terms “Limited Partner,” “Limited Partners,” “General Partner” and “Partners” used in this Agreement, shall be deemed to apply to and include each substituted and additional Partner admitted to the Partnership pursuant to this Article VIII.

33

ARTICLE IX

A DDITIONAL RIGHTS AND OBLIGATIONS OF

SECURITYHOLDERS AND THE PARTNERSHIP

9.1 Obligation to Sell Securities.

(a) Subject to Section 3.1(f)(ix)(1), if one or more Centre Partners Entities propose to Transfer, directly or indirectly, to any Person (other than to a Permitted Transferee, an Affiliate of a Centre Partners Entity, or in a Public Transfer) any Class A Common Units (a “Drag-Along Sale”), then, upon the request of the Centre Partners Entities, each Other Common Partner shall, if the Drag-Along Sale is structured as a (i) merger or consolidation, waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of Common Units, agree to sell all of his, her or its Applicable Drag Percentage (as defined below) of its Common Units and rights to acquire Common Units on the same terms and conditions as approved by the Centre Partners Entities. Each holder of Common Units shall take all necessary or desirable actions in connection with the consummation of the Drag-Along Sale as requested by the Centre Partners Entities (in their respective capacities as a Common Partner, including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and execute all agreements, documents and instruments in connection therewith as reasonably requested by the Centre Partners Entities, including, without limitation, with respect to Common Partners (or whose related Individual Partners) who are also employees of the Partnership or any of its Subsidiaries, confidentiality, non-competition, non-solicitation and non-hire provisions. No Common Partner shall take any action that would delay, impede or otherwise adversely impact the Centre Partners Entities’ ability to consummate a Drag-Along Sale upon exercise of its rights hereunder.

(b) The Centre Partners Entities shall provide written notice of such Drag-Along Sale to each Common Partner not later than ten (10) Business Days prior to the proposed Drag-Along Sale. Such notice shall identify the proposed purchaser, the number of Common Units proposed to be sold, the consideration offered and all other material terms and conditions of the Drag-Along Sale. The Centre Partners Entities shall have 180 days from the expiration of such ten (10) Business Day period to consummate the proposed Drag-Along-Sale; provided, however, that the Centre Partners Entities shall endeavor to consummate the proposed Drag-Along Sale as expeditiously as practicable. “Applicable Drag Percentage” means, in connection with any Transfer by the Centre Partners Entities, the percentage of the total number of Common Units then held by the Centre Partners Entities to be sold pursuant to such Transfer.

(c) Upon the consummation of the Drag-Along Sale, each Common Partner shall receive in exchange for the Common Units held by such Common Partner the same portion of the aggregate consideration from such Drag-Along Sale, in the same form and amount, that such Common Partner would have received if such aggregate consideration had been distributed by the Partnership in a complete liquidation of the Partnership pursuant to Section 10.2; provided, however, that in the event a Blocker Corporation is sold pursuant to such Drag-Along Sale, this Section 9.1(c) shall not apply to the consideration received by the holder of such Blocker Corporation pursuant to such Drag-Along Sale.

34

(d) If the Partnership or the holders of Centre Partners Entities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Common Units will, at the request of the Partnership, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Partnership. If any such holder of Common Units appoints a purchaser representative deemed reasonably acceptable to the Partnership, then the Partnership shall pay the fees, if any, of such purchaser representative, but if such holder of Common Units declines to appoint a purchaser representative deemed reasonably acceptable to the Partnership, such holder shall appoint another purchaser representative, and such holder shall be responsible for the fees, if any, of the purchaser representative so appointed.

(e) Notwithstanding anything to the contrary contained herein, each of the Common Partners collectively irrevocably constitute and appoint the General Partner with respect to a Drag-Along Sale or Approved Sale, as their attorney-in-fact, agent and representative (in such capacity, the “Controlling Person”) to act from and after the date hereof to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of a Drag-Along Sale (including in their capacity as optionholders and/or warrantholders), including but not limited to: (i) execution of the documents and certificates pursuant to a Drag-Along Sale; (ii) receipt of payments under or pursuant to a Drag-Along Sale and disbursement thereof to the Common Partners and others, as contemplated by such Drag-Along Sale; (iii) receipt and forwarding of notices and communications pursuant to a Drag-Along Sale; (iv) administration of the provisions of any agreements entered into in connection with a Drag-Along Sale; (v) giving or agreeing to, on behalf of all or any of the Common Partners, any and all consents, waivers, amendments or modifications deemed by the Controlling Person, in its reasonable and good faith discretion, to be necessary or appropriate in connection with a Drag-Along Sale and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) amending any agreement entered into in connection with a Drag-Along Sale or any of the instruments to be delivered pursuant to such Drag-Along Sale; (vii) (A) dispute or refrain from disputing, on behalf of each Common Partner relative to any amounts to be received by such Common Partner under any agreements contemplated by a Drag-Along Sale, any claim made by the purchaser pursuant to such agreements contemplated thereby, (B) negotiate and compromise, on behalf of each Common Partner, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, any agreement entered into in connection with a Drag-Along Sale, and (C) execute, on behalf of each Common Partner, any settlement agreement, release or other document with respect to such dispute or remedy; except in each case with respect to a dispute between a Common Partner on the one hand and the Partnership or the Controlling Person on the other hand; and (viii) engaging attorneys, accountants, agents or consultants on behalf of the Common Partners in connection with any Drag-Along Sale or any other agreement contemplated thereby and paying any fees related thereto; provided that in each case, the Controlling Person shall not take any action adverse to any Common Partner unless such action is also taken with respect to other similarly situated Common Partners (in terms of type/form of equity interest held). All acts of the Controlling Person hereunder in its capacity as the agent and representative of the Common Partners shall be deemed to be acts on behalf of the Common Partners and not of the Controlling Person individually. The Controlling Person shall not be liable to the Common Partners in its capacity as agent and representative for any liability of a Common Partner or

35

otherwise or for any error of judgment, any act done or step taken or for any mistake in fact or law, in each case unless there has been a final, non-appealable determination by a court of competent jurisdiction that such error, act or mistake constituted fraud, bad faith, willful misconduct or gross negligence on the part of the Controlling Person. The Controlling Person may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability in its capacity as agent and representative to the Common Partners or the Partnership and shall be fully protected with respect to any action taken, omitted or suffered by it in accordance with the advice of such counsel. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law the Controlling Person shall not by reason of this Agreement have a fiduciary relationship in respect of any Common Partner. The appointment of the Controlling Person as the attorney-in-fact, agent and representative of the Common Partners and the power-of-attorney granted thereby are each coupled with an interest and shall be irrevocable by any Common Partner in any manner or for any reason. This authority granted to the Controlling Person shall not be affected by the death, illness, dissolution, disability, incapacity, bankruptcy, insolvency or other inability to act of any Common Partner pursuant to any applicable law.

(f) Subject to Section 3.1(f)(ix)(1), without limiting the foregoing, in the event that the General Partner or the Centre Partners Entities approves a sale of all or substantially all of the Partnership assets to any Person (other than to a Permitted Transferee, to an Affiliate of a Centre Partners Entity, or in a Public Transfer) (an “Approved Sale”) that is not otherwise covered by Section 9.1(a), each Common Partner on the same terms and conditions as apply to the Transfer by the Centre Partners Entities shall take all such actions as if such sale were a Drag-Along Sale.

9.2 Rights of Inclusion.

(a) If one or more Centre Partners Entities propose to Transfer, directly or indirectly, in any one transaction or series of related transactions, to any Person or Persons (other than (i) to a Permitted Transferee (unless such Transfer is a Liquidating Transfer), (ii) in a Drag-Along Sale with respect to which the Centre Partners Entities exercise their rights to cause a Drag-Along Sale under Section 9.1 or (iii) in a Public Transfer (each, an “Exempt Transaction”)) any Class A Common Units (a “Tag-Along Sale”), the Centre Partners Entities shall provide written notice not less than twenty (20) days prior to such proposed Transfer of such proposed Transfer to each of the Participating Common Partners (the “Transfer Notice”); provided that, on no more than two occasions, the Centre Partners Entities may Transfer in transactions that are not Exempt Transactions Class A Common Units representing not more than 10% of the aggregate number of Common Units then held by the Centre Partners Entities on the date of this Agreement without such sale constituting a Tag-Along Sale and with no obligations under this Section 9.2(a) (for the avoidance of doubt, 10% shall be the aggregate percentage for both such transactions). Such notice shall identify the purchaser, the number of Class A Common Units proposed to be sold, the proposed form and amount of consideration offered, the proposed closing date, that the proposed purchaser has been informed of the tag-along rights of the Participating Common Partners and any other material terms and conditions of the proposed Transfer. If the offer price consists in part or in whole of consideration other than cash, the Centre Partners Entities will provide such information, to the extent made available to the Centre Partners Entities, relating to such consideration as each of the Participating Common Partners may reasonably request in order to evaluate such non-cash consideration.

36

(b) Each of the Participating Common Partners shall have the right (the “Tag-Along Right”), exercisable as set forth below, to sell, pursuant to the proposed Transfer, the Applicable Tag Percentage (as defined below) of its Participating Common Units on the same terms and conditions as apply to the Centre Partners Entities’ Transfer and, if such right is exercised, shall execute and deliver all documents and instruments which are necessary or desirable to effectuate such sale. “Applicable Tag Percentage” means the pro rata percentage of the total number of Participating Common Units (including options or warrants that are then-currently exercisable and in-the-money) that are the subject of the Transfer Notice that each other Participating Common Partner shall be entitled to Transfer in such Tag-Along Sale, which shall be the percentage figure which expresses the ratio between the number of Participating Common Units (including options or warrants that are then-currently exercisable and in-the-money) owned by such Participating Common Partner and the aggregate number of Participating Common Units owned by all Participating Common Partners (including options or warrants that are then-currently exercisable and in-the-money) as of the date of determination.

(c) Each such Tag-Along Right shall be exercisable by delivering written notice to the Centre Partners Entities and the Partnership within 10 days after receipt of the Transfer Notice. Promptly upon the expiration of such l0-day period, the Centre Partners Entities shall notify each Participating Common Partner exercising a Tag-Along Right of its Applicable Tag Percentage. The Centre Partners Entities shall have 180 days from the expiration of such 10-day period to consummate the proposed Transfer at a price no greater than the price set forth in the Transfer Notice (provided that each Participating Common Partner who exercised a Tag Along Right in accordance with this Section 9.2 shall have the right to sell at the price set forth in the Transfer Notice unless otherwise agreed by such Person) and on terms and conditions no more favorable to the Centre Partners Entities than those stated in the Transfer Notice. Any Participating Common Units that continue to be held by the Centre Partners Entities after such Transfer shall continue to be subject to the provisions of this Section 9.2.

(d) In the event that a Participating Common Partner exercises its Tag-Along Rights pursuant to this Section 9.2 and the proposed purchaser is not willing to purchase Participating Common Units from such Participating Common Partner on the same terms and conditions as specified in the Transfer Notice, then the Centre Partners Entities shall not be permitted to sell any Class A Common Units to the proposed purchaser pursuant to the Tag-Along Sale unless the Centre Partners Entities or some other Person(s) purchase from such Participating Common Partner the number of Participating Common Units that such Participating Common Partner elected to sell pursuant to this Section 9.2 at the same price and on the same terms and conditions specified in the Transfer Notice.

9.3 Related Matters. The rights and obligations of the Common Partners in connection with a Tag-Along Sale, Drag-Along Sale or Approved Sale are subject to the following additional conditions:

(a) Each Common Partner participating or required to participate, as applicable, in a Tag-Along Sale, Drag-Along Sale or an Approved Sale shall make

37

representations and warranties as to its title to the Common Units being sold and its power, authority, and right to enter into the pertinent transaction without contravention of law or contract. In addition, such Common Partner shall join with the Centre Partners Entities and the Other Common Partners in making such representations and warranties concerning the Partnership and its Subsidiaries and the business of the Partnership and its Subsidiaries as the Centre Partners Entities shall deem necessary or appropriate; provided, however, that any liability for any breach thereof shall be borne by each Common Partner on a pro rata basis based upon the amount of Common Units sold by such Common Partner in connection with such transaction, and no Common Partner shall have any indemnification obligation (absent fraud) in excess of the proceeds actually received by such Common Partner other than (x) to the extent of any escrow fund and (y) in connection with the representations and warranties of such Common Partner or, in the case of a Drag-Along Sale or Approved Sale, as to title to assets and security, power, authority, absence of conflicts, organization, capitalization, tax, ERISA and broker fees. Upon the request of the General Partner, in connection with any Tag-Along Sale, Drag-Along Sale or Approved Sale, each Limited Partner shall execute a customary contribution agreement.

(b) If any Common Partner fails to deliver certificates representing its Common Units (to the extent such Common Units are certificated) in connection with a Drag-Along Sale, Approved Sale or a Tag-Along Sale, such Common Partner (i) shall not be entitled to the consideration that such Common Partner would otherwise have received in the Drag-Along Sale, Approved Sale or Tag-Along Sale until such Common Partner cures such failure (provided that, after curing such failure, such Common Partner shall not be entitled to any interest on such consideration), (ii) shall be deemed, for all purposes, no longer to be a Common Partner of the Partnership with respect to the Common Units not so delivered and shall have no voting rights with respect to the Common Units not so delivered, (iii) shall not be entitled to any distributions declared after the Drag-Along Sale, Approved Sale or Tag-Along Sale with respect to the Common Units not so delivered, (iv) shall have no other rights or privileges granted to Partners of the Partnership under this or any future agreement with respect to the Common Units not so delivered and (v) in the event of a liquidation of the Partnership, such Common Partner’s rights with respect to any consideration that such holder would have received with respect to the Common Units not so delivered if such holder had complied with this provision, if any, shall be subordinate to the rights of all other equity holders of the Partnership.

(c) Each selling Common Partner shall bear its pro rata share (based upon the amount of Common Units sold in such transaction or based upon the amount of Common Units owned by such Common Partner in the event of a Drag-Along Sale or Approved Sale involving a sale of the Partnership’s assets) of the costs on a several and not joint basis of any Drag-Along Sale or any sale of Common Units pursuant to a Drag-Along Sale, Approved Sale or a Tag-Along Sale, in each case to the extent such costs are incurred for the benefit of all selling Common Partners and are not otherwise paid by the Partnership or the acquiring party. Costs incurred by Common Partners on their own behalf will not be considered costs of the transaction hereunder; it being understood and agreed that the fees and disbursements of one counsel chosen by the Centre Partners Entities shall be deemed for the benefit of all Common Partners participating in such Drag-Along Sale, Approved Sale or Tag-Along Sale.

(d) With respect to the obligation of a Participating Partner to Transfer his Participating Common Units in a Drag-Along Sale, such Participating Partner shall Transfer in

38

such Drag-Along Sale all of his Participating Units up to the Applicable Drag Percentage. Subject to the terms of any agreement between a Participating Partner and the Partnership or any of its Affiliates, if the Applicable Drag Percentage of such Participating Partner’s Participating Units is greater than the Participating Units held by such Participating Partner, then (i) in the case of an Approved Sale or the sale of all of the outstanding equity interest of the Partnership pursuant to a Drag-Along Sale such amount of Unvested Class B Common Units and Restricted Class A Common Units of such Participating Partner, if any, equal to the amount of such shortfall shall be canceled and forfeited pro rata without consideration on the effective date of such Drag-Along Sale or Approved Sale and (ii) in the case of a Drag- Along Sale for less than all of the equity of the Partnership, either, at the option of the Centre Partners Entities, (1) such amount of Unvested Class B Common Units and/or Restricted Class A Common Units of such Participating Partner, if any, equal to the amount of such shortfall shall be deemed vested and Transferred in such Drag-Along Sale or (2) such Unvested Class B Common Units and/or Restricted Class A Common Units of such Participating Partner, if any, shall remain outstanding following such Drag-Along Sale. Subject to the foregoing provisions of this Section 9.3(d), to the extent a Partner holds Partnership Units of more than one class, such Partner shall Transfer in a Drag-Along Sale an amount of Partnership Units of each class held by such Partner equal to the Applicable Drag Percentage.

9.4 Right of First Offer.

(a) If any Other Partner desires to Transfer, directly or indirectly, and whether or not due to the receipt by such Other Partner of an offer to purchase Partnership Units from a third party, all or any portion of its Partnership Units, other than to a Permitted Transferee (or, in the case of a Transfer by Falcon, to an Affiliate of Falcon) or in a Public Transfer (any such Other Partner desiring to make any such Transfer is referred to herein as an “Offeror,” and the Partnership Units which the Offeror seeks to Transfer are referred to herein as the “Offered Units”) then, in each case, the Offeror shall first, before making or accepting any offer to Transfer such Units, comply with Section 9.4(b) below; provided that this Section 9.4 shall not apply to Transfers made pursuant to and in conformity with Sections 9.1 or 9.2 or to Transfer to Affiliates made in accordance with Section 8.2. Notwithstanding anything to the contrary herein, such Transfer shall also be subject to each of the provisions of Section 8.2 and nothing set forth herein is intended to modify the restrictions set forth therein.

(b) The Offeror shall give written notice (the “Offering Notice”) to the Common Partners who are also Participating Common Partners (other than the Offeror) and the Partnership, which Offering Notice shall state (i) that the Offeror desires to Transfer such Offered Units and (ii) the minimum sale price (the “Offer Price”) for such Partnership Units and the other material terms and conditions of such proposed Transfer. Each Offering Notice shall constitute an irrevocable offer until the end of the Partnership ROFO Period by the Offeror to such Participating Common Partners and the Partnership to Transfer the Offered Units at the Offer Price in cash, subject to the provisions of this Section 9.4.

(c) The Participating Common Partners, the Centre Partners Entities and the Partnership shall have the right (the “Right of First Offer”) collectively to purchase (1) all, but not less than all, of the Offered Units which are Series A Preferred Units, either alone or together with Class A Common Units at a ratio of 0.15611 Class A Common Units for each Series A

39

Preferred Unit, or (2) some or all of the Class A Offered Units which are Common Units, at the Offer Price in cash. Within 15 days of receipt of an Offering Notice (the “Centre ROFO Period”), the Centre Partners Entities may exercise this Right of First Offer by delivering a notice to the Offeror, the Participating Common Partners and the Partnership (a “Centre ROFO Notice”) stating that the Centre Partners Entities elect to purchase some or all of the Offered Units, as applicable. In connection with an exercise by the Centre Partners Entities hereunder, each Participating Common Partner shall have the right to purchase an amount of such Offered Units equal to (i) the total number of such Offered Units multiplied by (ii) a fraction equal to (x) the number of outstanding Participating Common Units owned by such Participating Common Partner over (y) the number of outstanding Participating Common Units owned by all of the Participating Common Partners. The Centre Partners Entities shall have the right to purchase any of the Offered Units subject to the Centre ROFO Notice not purchased by the Participating Common Partners. The Partnership shall have the right to exercise the Right of First Offer for 15 days following Centre ROFO Period (the “Partnership ROFO Period”) by delivering a notice to the Offeror (a “Partnership ROFO Notice”) stating that the Partnership elects to purchase all or some of the Offered Units not purchased by the Centre Partners Entities and the other Participating Common Partners, collectively. Delivery of a Centre ROFO Notice and/or Partnership ROFO Notice shall constitute a contract between the Offeror and the Partnership and/or the Centre Partners Entities, as the case may be, for the sale and purchase of the Offered Units at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offering Notice. Failure of the Centre Partners Entities to exercise such right within the Centre ROFO Period and/or the Partnership to exercise such right within the required time periods set forth in this Section 9.4(c) shall be regarded as a waiver of such rights.

(d) Subject to Section 8.2, if the Centre Partners Entities and/or the Partnership do not elect to purchase all of the Offered Units within the required time periods set forth in Section 9.4(c), the Offeror may, within 90 days of the expiration of the Partnership ROFO Period, Transfer (or enter into a definitive agreement to Transfer) such Offered Units which the Centre Partners Entities and/or the Partnership have not elected to purchase, to one or more Persons at a price no lower than the Offer Price and on terms no more favorable to the purchaser than those contained in the Offering Notice.

(e) The closing of any purchase of the Offered Units by the Partnership and/or the Centre Partners Entities, as the case may be, shall be held at the principal office of the Partnership at 11:00 A.M. local time on a Business Day chosen by it (upon at least five days notice to the other parties to the transaction), which date shall be no later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing the Offeror shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Partnership or the Centre Partners Entities, as the case may be, as shall be necessary to transfer, assign and convey the Offered Units to the Partnership or the Centre Partners Entities, as the case may be, which shall be transferred free and clear of all Liens or other encumbrances, against payment of the purchase price therefor.

(f) In the event that the Centre Partners Entities exercise their Right of First Offer, the Centre Partners Entities may designate one or more of their Affiliates or Permitted Transferees or any other Partner as the purchaser(s) of all or part of the Offered Units in any transaction hereunder. Any Offered Units purchased by the Partnership shall be deemed cancelled.

40

9.5 Preemptive Rights.

(a) Subject to the limitation in Section 9.5(e) below if, at any time prior to termination of this Agreement, the Partnership or any of its Subsidiaries shall propose to issue or sell any Debt or Equity Securities to any Centre Preemptive Party, it shall offer to sell to each Class A Offeree such Class A Offerees’ Ratable Portion of such Debt or Equity Securities on the same terms and conditions and at the lowest price as such Debt or Equity Securities are offered for issuance or sale to such Centre Preemptive Party. “Ratable Portion” shall mean a percentage figure which expresses the ratio between the number of Common Units owned by such Class A Offeree and the aggregate number of Common Units owned by all other Class A Offerees and the Centre Partners Entities as of the date of determination, in each case on a Fully Diluted Basis.

(b) The Partnership shall give notice of the proposed issuance of Debt or Equity Securities to a Centre Preemptive Party described in Section 9.5(a) above not later than twenty (20) days prior to the closing of the proposed issuance. Such notice shall contain all material terms and conditions of the issuance and of the Debt or Equity Securities to be issued. Each Class A Offeree may elect to exercise all or any portion of its rights under this Section 9.5(b) by giving written notice (a “Preemptive Response Notice”) to the Partnership within fifteen (15) calendar days of the receipt of the Partnership’s notice. For the avoidance of doubt, to purchase other Debt or Equity Securities of the Partnership, each Class A Offeree exercising its rights pursuant to this Section 9.5 shall also be required to purchase such other Debt or Equity Securities on the same economic terms and conditions as those on which the Centre Preemptive Party is required to purchase such other Debt or Equity Securities (e.g., such holder shall be required to purchase the same types and classes of other Debt or Equity Securities, in the same proportions relative to their purchases of new Debt or Equity Securities and at the same unit prices). For example, if the Partnership offers to sell shares of Class A Common Units and requires that, as part of such purchase, the offeree of such Class A Common Units must also purchase a new series of Partnership Units issued in compliance with the terms of this Agreement, each Class A Offeree exercising rights to purchase Class A Common Units pursuant to this Section 9.5 would be obligated also to purchase the corresponding proportionate amount of such new series of Partnership Units at the same price per share reflected in the Partnership’s offer. Each Class A Offeree participating in such purchase shall also be obligated to execute agreements in the form presented to such Class A Offeree by the Partnership, so long as such agreements (including any representations or warranties contained therein) are substantially similar, to the extent applicable, to those to be executed by the Centre Preemptive Party.

(c) Within two (2) calendar days of receiving a Preemptive Response Notice from any Class A Offeree not electing to purchase its full Ratable Portion, the Partnership shall provide the other Class A Offerees electing to purchase their full Ratable Portions (“Fully Exercising Partners”) with written notice of such fact, stating the quantity of Debt or Equity Securities not elected to be purchased by such Class A Offeree (“Additional Securities”). The Fully Exercising Partners shall then have eleven (11) days from the date of receipt of such notice

41

to provide a revised Preemptive Response Notice to the Partnership of their desire to purchase such Additional Securities and stating therein the aggregate quantity of Debt or Equity Securities to be purchased by such Limited Partner.

(d) If the Class A Offerees fail to exercise the rights set forth in Section 9.5(a)-(c) with respect to any portion of Debt or Equity Securities, the Partnership shall have ninety (90) days thereafter to sell such portion of Debt or Equity Securities in respect of which such Class A Offeree’s rights were not exercised, to the applicable Centre Preemptive Parties at a price no less than the price set forth in the Partnership’s notice to the Class A Offerees pursuant to Section 9.5(b) hereof and on terms and conditions no less favorable to the Partnership than those stated in such notice. If the Partnership has not sold such Debt or Equity Securities within ninety (90) days of the notice provided pursuant to Section 9.5(b), the Partnership shall not thereafter issue or sell any Debt or Equity Securities to any Centre Preemptive Party, without first offering such Debt or Equity Securities to the Class A Offerees in the manner provided above.

(e) Notwithstanding anything to the contrary herein, in lieu of offering any Debt or Equity Securities to the Class A Offerees at the time such Debt or Equity Securities are offered to a Centre Preemptive Party, the Partnership may comply with the provisions of this Section 9.5 by making an offer to sell to the Class A Offerees such Debt or Equity Securities promptly after a sale to such Centre Preemptive Party is effected. In such event, for all purposes of this Section 9.5, the portion of such Debt or Equity Securities that each Class A Offeree shall be entitled to purchase hereunder shall be determined by taking into consideration the actual number of Debt or Equity Securities sold to such Centre Preemptive Party so as to achieve the same economic effect as if such offer would have been made prior to such sale. Notwithstanding the foregoing, in the event that the General Partner reasonably determines that the offering of any Debt or Equity Securities to a particular Class A Offeree or Class A Offerees will require the Partnership to prepare a prospectus or similar offering document in order for such offering to comply with the provisions of the Securities Act and such requirement would not apply but for the inclusion of the particular Class A Offeree or Class A Offerees in such offering, the General Partner shall have the right in its sole discretion to exclude such Class A Offeree(s) from such offering.

9.6 Call Right.

(a) With respect to those Partners who have ever been employed by the Partnership or any of its Affiliates or whose related Individual Partners have ever been employed by the Partnership or any of its Affiliates, or their Permitted Transferees, in connection with a Termination of such Partner’s or its related Individual Partner’s employment, (x) first, the Partnership, (y) to the extent that the Partnership chooses not to, then second, BB Management Invest L.P. and (z) to the extent that BB Management Invest L.P. chooses not to, then third, the Centre Partners Entities, may purchase all Partnership Units held by (i) such Partner and such related Individual Partner, and/or (ii) such Partner whose related Individual Partner has been employed by the Partnership or any of its Affiliates, and/or (iii) the Permitted Transferees of such Persons set forth in clauses (i) or (ii) above (such Securities, “Call Units”),

(i) pursuant to Section 9.6(a):

(1) in the case of (1) a Termination of such Partner’s or its related Individual Partner’s employment with the Partnership or any of its Affiliates for Cause, (2) a material breach by such Partner (or its related Individual Partner) of the non-competition, non-solicitation, standstill, non-disparagement or confidentiality provisions (the “Restrictive Covenants”) of this Agreement, any employment agreement or any other agreement between such Partner (or its related Individual Partner) and the Partnership or any of its Affiliates and such Partner (or its related Individual Partner) is Terminated, or (3) a voluntary Termination of such Partner’s (or its related Individual Partner’s) employment with the Partnership or any of its Affiliates by such Partner (or its related Individual Partner), (X) in the case of such a Partner who holds partnership units in BB Management (including any Partnership Units held by such Partner in the Partnership), at a purchase price per unit equal to the lesser of (I) Fair Market Value of a Call Unit as of the date of the exercise of the call right pursuant to this Section 9.6 and (II) cost, and (Y) in the case of such a Partner who holds partnership units in BB Employee or in the Partnership (but does not hold any partnership units in BB Management), at a purchase price per unit equal to cost; and

42

(2) in the case of (A) a Termination of such Partner’s (or its related Individual Partner’s) employment with the Partnership or any of its Affiliates by the Partnership or its Affiliate without Cause, (B) a Termination of such Partner’s (or its related Individual Partner’s) employment with the Partnership or any of its Affiliates by such Partner for Good Reason, or (C) a Termination of such Partner’s (or its related Individual Partner’s) employment with the Partnership or any of its Affiliates due to death or total disability of such Partner (or its related Individual Partner), at a purchase price per unit equal to (X) in the case of such a Partner who holds partnership units in BB Management (including any Partnership Units held by such Partner in the Partnership), Fair Market Value of a Call Unit as of the date of the exercise of the call right pursuant to this Section 9.6; and (Y) in the case of a Partner who holds partnership units in either BB Employee or in the Partnership (but does not hold any Units in BB Management), the greater of cost or Fair Market Value as of the date of the exercise of the call right pursuant to this Section 9.6;

(ii) If (1) such Partner has previously Transferred any Call Units to a Person other than a Permitted Transferee or (2) such Partner’s Permitted Transferee has previously Transferred any Call Units to a Person other than a Permitted Transferee, such Partner shall pay to the Partnership the Fair Market Value of the consideration received by such Partner or Permitted Transferee, as the case may be, as a result of such Transfer in exchange for the consideration such Partner would have received for its Call Units pursuant to clause (i) above if such Call Units had not been Transferred (the rights set forth in this Section 9.6, a “Call Right”).

(iii) To exercise the Call Right, the Partnership must give written notice thereof to such Partner (the “Call Notice”). The Call Notice is irrevocable and must set forth the Partnership’s intent to exercise the Call Right, contain the total number of Call Units to be sold pursuant to the Call Right, and be mailed or delivered during the Notice Period (determined in accordance with the following sentence). The “Notice Period” shall commence on the date of the Termination and terminate on the date that is ninety (90) days after such Termination date or, if Management Options are exercised after such Termination date to purchase Call Units, ninety (90) days after the date such Management Options are exercised. The closing of any repurchase under this Section 9.6(a)(iii) shall occur on the date to be specified by the Partnership, such date

43

to be no later than 90 days after the date of the Call Notice. No adjustments shall be made to the purchase price for fluctuations in the Fair Market Value of the Call Units after the date of the Call Notice. If the Partnership elects not to exercise the Call Right, it shall notify BB Management Invest L.P. within twenty days prior to the expiration of the Notice Period, and BB Management Invest L.P. may exercise the Call Right pursuant to the provisions of this Section 9.6(a)(iii) as if it were the Partnership. If BB Management Invest L.P. elects not to exercise the Call Right, it shall notify the Centre Partners Entities within ten days prior to the expiration of the Notice Period, and the Centre Partners Entities may exercise the Call Right pursuant to the provisions of this Section 9.6(a)(iii) as if it were the Partnership. In connection with an exercise by the Centre Partners Entities hereunder, each Participating Common Partner shall have the right to purchase an amount of such Call Units equal to (i) the total number of such Call Units multiplied by (ii) a fraction equal to (x) the number of outstanding Participating Common Units owned by such Participating Common Partner over (y) the number of outstanding Participating Common Units owned by all of the Participating Common Partners. The Centre Partners Entities shall have the right to purchase any of the Call Units not purchased by the Participating Common Partners.

(b) Upon the death of any Individual Partner (other than an Individual Partner who has been employed by the Partnership or any of its Affiliates and whose employment is Terminated due to death and is covered by Section 9.6(a)(i)(C)(y)) or any holder of a Management Option, at any time within ninety (90) days after becoming aware of such Individual Partner’s death (the “Individual Notice Period”), (x) first, the Partnership, (y) to the extent that the Partnership chooses not to, then second, BB Management Invest L.P. and (z) to the extent that BB Management Invest L.P. chooses not to, then third, the Centre Partners Entities, may purchase all of the Partnership Units or Management Options held by such Individual Partner (the “Individual Call Units”) at a purchase price per unit equal to the Fair Market Value of such Partnership Units (or such Partnership Units underlying the Management Options) as of the date of the exercise of such right (the “Individual Call Right”). To exercise such Individual Call Right, the Partnership must give written notice thereof to such Individual Partner’s estate (the “Individual Call Notice”). The Individual Call Notice is irrevocable and must set forth the Partnership’s intent to exercise the Individual Call Right, contain the total number of Individual Call Units to be sold pursuant to the Individual Call Right, and be mailed or delivered during the Individual Notice Period. The closing of any repurchase under this Section 9.6(a)(iv) shall occur on the date to be specified by the Partnership, such date to be no later than 90 days after the date of the Individual Call Notice. No adjustments shall be made to the purchase price for fluctuations in the Fair Market Value of the Individual Call Units after the date of the Individual Call Notice. If the Partnership elects not to exercise the Individual Call Right, it shall notify BB Management Invest L.P. within twenty days prior to the expiration of the Individual Notice Period, and BB Management Invest L.P. may exercise the Individual Call Right pursuant to the provisions of this Section 9.6(a)(iv) as if it were the Partnership. If BB Management Invest L.P. elects not to exercise the Individual Call Right, it shall notify the Centre Partners Entities within ten days prior to the expiration of the Individual Notice Period, and the Centre Partners Entities may exercise the Individual Call Right pursuant to the provisions of this Section 9.6(a)(iv) as if it were the Partnership. In connection with an exercise by the Centre Partners Entities hereunder, each Participating Common Partner shall have the right to purchase an amount of such Individual Call Units equal to (i) the total number of such Individual Call Units multiplied by (ii) a fraction equal to (x) the number of outstanding Participating Common

44

Units owned by such Participating Common Partner over (y) the number of outstanding Participating Common Units owned by all of the Participating Common Partners. The Centre Partners Entities shall have the right to purchase any of the Individual Call Units not purchased by the Participating Common Partners.

ARTICLE X

DISSOLUTION, LIQUIDATION, WINDING-UP

AND TERMINATION

10.1 Causes of Dissolution. The Partnership shall be dissolved upon the first to occur of the following:

(a) December 31, 2059;

(b) the withdrawal, Incapacity or Bankruptcy of the General Partner or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the Partnership is continued in accordance with the Act;

(c) the sale or other disposition of all of the Partnership Assets;

(d) the decree of the dissolution of the Partnership by a court of competent jurisdiction; and

(e) at any time there are no limited partners of the Partnership;

provided, that the Partnership would not be dissolved as a result of the foregoing if the General Partner determines that it is in the best interests of the Partnership or the Partners to continue the Partnership’s existence (to the extent permissible under the Act).

To the fullest extent permitted by law, the Partners agree that no act, thing, occurrence, event or circumstance shall cause or result in the dissolution or termination of the Partnership except as provided above in this Section 10.1.

10.2 Winding Up and Liquidation. Except as otherwise provided in this Agreement, upon dissolution of the Partnership, the business and affairs of the Partnership shall be wound up as provided in this Section 10.2. The General Partner shall act as the “Liquidator.” If upon dissolution, however, there is no General Partner or such dissolution is pursuant to Section 10.1(b), a Majority-in-Interest of the Limited Partners shall designate a Person to act as Liquidator. The Liquidator shall wind up the affairs of the Partnership, shall dispose of such Partnership Assets as it deems necessary or appropriate and shall pay and distribute the assets of the Partnership, including the proceeds of any such dispositions, as follows:

(a) first, to creditors in satisfaction of liabilities of the Partnership (whether by payment or by the making of reasonable provision for payment as determined by the Liquidator in its sole discretion); and

(b) thereafter, to the Partners in accordance with Section 6.1.

45

10.3 Documentation of Dissolution and Termination. Upon the dissolution of the Partnership and the appointment of a Liquidator in accordance with Section 10.2, the Liquidator shall execute and file all appropriate certificates of amendment to the Certificate as required under the Act, and shall execute, file and record such other certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business. Upon the completion of the winding-up of the Partnership (including the application or distribution of all cash or other assets placed in reserve in accordance with Section 10.2), the Partnership shall be terminated and the General Partner or the Liquidator, as the case may be, shall execute and file a certificate of cancellation as required under the Act, and shall execute, file and record such other certificates, instruments and documents as it shall deem necessary or appropriate in each state in which the Partnership or its Affiliates do business in order to reflect or effect the termination of the Partnership.

10.4 Waiver of Partition. Each Partner hereby waives any right to a partition of the Partnership Assets.

ARTICLE XI

CREATION OF PUBLICLY TRADED ENTITY

11.1 In General.

(a) Certain Alternatives. In the event the General Partner determines that it would be in the best interests of the Business and the Partners for the Business to have access to public capital markets and for the Partners to have an opportunity to achieve liquidity through the sale of equity to the public, the General Partner may determine to achieve such results in such manner, and through whatever steps or structures, it deems appropriate. Without limiting the foregoing, the General Partner may determine (i) to convert the Partnership into a Delaware corporation, the shares of which will initially be owned by the Partners of the Partnership, and to take such corporation public through one or more primary and/or secondary offerings; (ii) to convert one or more of the Partnership’s direct or indirect wholly owned Subsidiaries (each, a “Bumble Bee Subsidiary” and collectively, the “Bumble Bee Subsidiaries”) into a Delaware corporation, the shares of which could be either held by the Partnership, directly or indirectly, or distributed to the Partners of the Partnership, or any combination of the foregoing, and to take such corporation public through one or more primary or secondary offerings; (iii) to create a newly incorporated Delaware corporation to serve as a general partner of the Partnership or a managing member of one or more Bumble Bee Subsidiaries, and to take such corporation public through one or more primary (or, depending on the precise structure, secondary) offerings, with the proceeds either being used by the Business for whatever purposes it deems appropriate or being distributed to those of the Partners who seek liquidity at the time (or, in the case of a secondary offering, being retained by the selling Partner); or (iv) to undertake a public offering of trust units of a trust established for the purpose of acquiring all or a portion of the Debt or Equity Securities and/or assets of the Partnership and/or its Affiliates and Subsidiaries and, subject to the limitations set forth in this Agreement, to create such other partners or grant such interests in the Partnership as may be necessary or desirable in connection with the structuring of such trust. Any such event described in clauses (i), (ii), (iii) or (iv), or any variant or derivative of or, to the extent its results are similar, substitute for, the above is hereinafter referred to as a “Public Liquidity Event”; and the entity the shares or units of which are taken public is

46

hereinafter referred to as “PublicCo”). The General Partner may also decide to pursue a Public Liquidity Event for a portion of the Business, in which case the General Partner will take such steps as are necessary to effectuate one of the structures described below in a manner that provides liquidity with respect to the Partners’ proportionate interests in that portion of the Business.

(b) Determination. In determining the nature and structure of any Public Liquidity Event to be undertaken, the General Partner shall take into account relevant considerations under pertinent tax laws, securities laws (including the Investment Company Act of 1940), and laws relating to the assets and activities of the Business, as well as the advice of financial advisors and investment bankers. The General Partner shall seek a structure and technique that treats similarly situated Partners similarly and shall not discriminate among or between such Partners (including, for these purposes, the partners of BB Co-Invest L.P., BB Management Invest L.P. and BB Employee Invest L.P.), or between it and its Affiliates and other Partners (including, for these purposes, the partners of BB Co-Invest L.P., BB Management Invest L.P. and BB Employee Invest L.P.), directly or indirectly, in providing access to public capital markets (it being understood that nothing in this Section 11.1 shall prevent the General Partner’s Affiliates or other parties hereto from exercising their registration rights and selling or causing to be sold securities in accordance with the priorities contained in Schedule IV). The General Partner shall have no obligation of any nature whatsoever to choose any particular form of Public Liquidity Event or to embark on a Public Liquidity Event at any time or under any circumstances.

11.2 Specific Alternatives.

(a) Conversion of the Partnership. In the event the General Partner determines that a Public Liquidity Event should be effectuated by converting the Partnership into a Delaware corporation, it shall take such steps as may be necessary to effectuate such conversion in accordance with Delaware law, and shall cause to be distributed to the Series A Preferred Partners shares of senior preferred stock of PublicCo having the same rights, preferences, voting power, qualifications, limitations and restrictions as the Series A Preferred Units (with such changes that the General Partner determines in good faith to be necessary to reflect the conversion of the Partnership) and to the Common Partners shares of the common stock of PublicCo, in each case in proportion to their rights to liquidating distributions under Section 10.2(b). Thereafter, the Partners and PublicCo (which shall have become bound as the Partnership’s successor) shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms) and the Partners shall have, with respect to their shares of common stock of PublicCo, the registration rights described and set forth in Schedule IV.

(b) Conversion of Bumble Bee Subsidiaries. In the event the General Partner determines that a Public Liquidity Event should be effectuated by converting one or more Bumble Bee Subsidiaries into a Delaware corporation, it shall take such steps as may be necessary to effectuate such conversion in accordance with Delaware law and shall cause to be distributed to the Partnership the shares of the stock of PublicCo. In the event the General Partner determines that such shares should be distributed to the Partners in accordance with Section 10.2(b), it shall distribute to the Series A Preferred Partners shares of senior preferred

47

stock of PublicCo having the same rights, preferences, voting power, qualifications, limitations and restrictions as the Series A Preferred Units (with such changes that the General Partner determines in good faith to be necessary to reflect the conversion of the Partnership) and to the Common Partners shares of the common stock of PublicCo and take such other steps as may be necessary to effectuate such distribution, and, thereafter, PublicCo shall replace the Partnership as a party to this Agreement and the Partners and PublicCo shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms) and the Partners shall have, with respect to their shares of common stock of PublicCo, the registration rights described and set forth in Schedule IV hereto; provided, that the Series A Preferred Partners shall only be required to accept shares of senior preferred stock of PublicCo having the same relative rights and priorities as the Series A Preferred Units (with such changes that the General Partner determines in good faith to be necessary to reflect the conversion of the Partnership). In the event the General Partner determines that the Partnership should remain in existence and retain the shares of stock of PublicCo, the Partners and the Partnership shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms) and the General Partner may cause to occur one or more primary public offerings of PublicCo common stock or one or more sales by the Partnership of its shares of PublicCo common stock. In either event, any Partner shall be entitled to cause the Partnership to sell in such public offering, indirectly for the account of such Partner, a portion of the shares of PublicCo common stock owned by the Partnership and allocable to such Partner (based on such Partner’s proportionate rights to liquidating distributions under Section 10.2(b)) equal to the number of such shares that such Partner would have been able to sell in such public offering for its own account if it owned such shares in PublicCo directly and exercised its registration rights described and set forth in Schedule IV hereto, subject to the terms thereof. Upon such sale, the net proceeds thereof shall be distributed to such Partner as a distribution in respect of or in redemption of such Partner’s interest in the Partnership. It is possible that the General Partner will determine that a combination of the two alternatives described in this subsection (b) would be in the best interests of the parties, in which case the rights of each Partner and obligations of the General Partner and its Affiliates under this subsection (b) shall be appropriately modified so each such party shall effectively realize or be subject to the same rights and obligations as expressly provided herein.

(c) New Public Partnership/Income Trust. In the event the General Partner determines that a Public Liquidity Event should be effectuated by creating a newly incorporated Delaware corporation to serve as a general partner of the Partnership or as the general partner of one or more Bumble Bee Subsidiaries or by reorganizing the Business, the Partnership and one or more of the Bumble Bee Subsidiaries so that the Business is carried on, directly or indirectly, by a trust, it shall take such steps as may be necessary to create PublicCo and to pursue whichever of the following approaches for accessing the public market and achieving liquidity for the Partners the General Partner selects:

(i) The General Partner may cause PublicCo to sell common stock or units, as applicable, to the public, in which case PublicCo shall invest the proceeds of such sale of common stock or units, as applicable in additional interests in the Partnership or one or more Bumble Bee Subsidiaries (as the case may be) and such proceeds shall either be used for the Business or for distribution to the Partners. In such event, any Partner shall be entitled to cause PublicCo to sell in such public offering, indirectly for the account of such Partner, a number of

48

shares or units, as applicable, of PublicCo common stock equal to the number of shares or units, as applicable, that such Partner would have been able to sell for its own account if it had exchanged its Securities for shares or units, as applicable, in PublicCo (based on such Partner’s proportionate rights to liquidating distributions under Section 10.2(b)) and exercised its registration rights described and set forth in Schedule IV hereto, subject to the terms thereof, provided that no such sale on behalf of a Partner will be permitted in a situation where PublicCo is a general partner of a subsidiary if any Series A Preferred Units remain outstanding. Upon such sale, the net proceeds thereof shall be distributed to such Partner as a distribution in respect of or in redemption of such Partner’s interest in the Partnership.

(ii) The General Partner may cause PublicCo to offer to exchange shares of its common stock or units, as applicable, with any Partner for some or all of such Partners’ Securities, at any time or from time to time, provided that at the time of such exchange no Series A Preferred Units remain outstanding. In such event, the General Partner may cause PublicCo to sell common stock or units, as applicable, to the public in a primary offering, the proceeds of which would be used for the Business and the General Partner may cause there to occur one or more secondary offerings. In either event, the Partners shall have, with respect to their shares of common stock or units, as applicable, of PublicCo, the registration rights described and set forth in Schedule IV hereto.

(iii) The General Partner may determine that a strategy that combines the above two alternatives would be in the best interests of the parties, in which case the rights of each Partner and obligations of the General Partner and its Affiliates under this subsection (iii) shall be appropriately modified so each such party shall effectively realize or be subject to the same rights and obligations as expressly provided herein. In the event of any Public Liquidity Event of the sort described in this Section 11.2(c), PublicCo will be added as a party to this Agreement, the terms hereof shall be revised as appropriate to reflect the addition of PublicCo and an appropriate division of the rights and obligations of the Partnership hereunder among PublicCo and the Partnership, with the intent that the Partners, PublicCo and the Partnership shall continue to have rights and obligations equivalent to their rights and obligations hereunder (except to the extent such provisions terminate in accordance with their terms).

(d) Application of Blocker Provision. For the avoidance of doubt, the provisions of Section 3.1(f)(x) shall apply to the transactions contemplated by this Section 11.2.

11.3 Procedures and Obligations.

(a) Performance and Assurances. Each of the parties hereto shall, in the event that the General Partner chooses to pursue a Public Liquidity Event, take all reasonable steps to cooperate in the process of effectuating such Public Liquidity Event, including, without limitation: executing such amendments to this Agreement and the Schedules hereto as may be required to reflect the existence and role of PublicCo, providing pertinent information and certification as to such Partner, complying with the provisions and procedures described and set forth in Schedule IV hereto and taking such other actions as may be reasonably required in the course of effectuating the Public Liquidity Event. If the General Partner selects a structure for a Public Liquidity Event that requires some form of indirect registration of shares (that is, a registration of shares of PublicCo in a primary offering the proceeds of which will be distributed

49

to Partners in respect of their Securities) the parties will interpret the provisions of this Agreement and the registration rights described and set forth on Schedule IV hereto to provide the exit priorities and proportional treatment contemplated herein and in such Schedule. In the event of such a restructuring as contemplated by this Article XI where the form of entity is changed from an entity other than a limited partnership, then any references to this Agreement shall be deemed to be references to the comparable document in such other entity (e.g., a stockholders agreement in a corporation or an operating agreement in a limited liability company) which shall contain terms and conditions that are substantially similar to the terms and conditions of this Agreement. In the event that the General Partner effects such a restructuring, the other Partners acknowledge and agree that they will execute any documents related to such entity’s formation and governance as the General Partner deems in its sole discretion to be necessary or desirable with respect to such entity.

(b) Computations. Whenever a Partner has a right to cause shares of the common stock or units, as applicable, of PublicCo to be sold (subject to the registration rights described and set forth in Schedule IV), or a right to exchange Securities for PublicCo common stock, in either case in an amount based on such Partner’s proportionate rights to liquidating distributions under Section 10.2(b), the aggregate number of shares which such Partner shall have a right to cause to be sold (subject to the registration rights described and set forth in Schedule IV) or to receive shall be that number which, taking into account the surrender of the Securities exchanged therefor and any distributions made to such Partner of the proceeds from the sale thereof (including for computation purposes a deemed distribution of any underwriters spread or discount payable in connections with such sale) preserves such Partner’s aggregate proportionate right to distributions from the Partnership and PublicCo. For purposes of this computation, any distribution of the proceeds from the sale of shares (including for computation purposes a deemed distribution of any underwriters spread or discount payable in connection with such sale) shall be deemed a liquidating distribution under Section 10.2(b).

(c) Exchange. If the General Partner causes PublicCo to offer to exchange shares of its common stock or units, as applicable, for Securities, such exchange shall be made based on each Partner’s proportionate rights to liquidating distributions under Section 10.2(b). In the event of such an exchange offer, PublicCo will endeavor to offer an opportunity for any Partner that holds Securities through a corporation (or other entity treated as a corporation for United States federal income tax purposes) with no assets or liabilities other than such Securities to exchange shares of stock held by such Partner in such corporation (which exchange shall, at such Partner’s election, to the extent reasonably practicable without having an adverse effect on the other Partners, be structured as a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code) in the event of any such exchange. Any such exchange right shall be exercised by a written notice of the Partner to the transfer agent of PublicCo stating that such Partner desires to exchange such Securities into a proportionate number of shares of the PublicCo common stock, and by instruments of transfer to the transfer agent, in form satisfactory thereto, duly executed by such Partner or such Partner’s duly authorized attorney. The number of shares of PublicCo common stock to be exchanged for a percentage of Partnership Units shall be subject to adjustment as provided in Section 11.3(d) below. Upon the date any such exchange is effected all rights of the Partner of the exchanged Securities shall cease, and the Person or Persons in whose name or names the shares of PublicCo are to be issued shall be treated for all purposes as having become the record holder or holders of such shares.

50

(d) Adjustments. In the event of a reclassification or other similar transaction as a result of which the PublicCo common stock is converted into another security, then a Partner shall be entitled to receive upon exchange of the Securities the amount of such security that such Partner would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the exchange of any Securities. Any exchange rights and indirect registration rights shall be adjusted proportionately if there is: (i) any subdivision, combination or distribution of the Securities that is not accompanied by an identical subdivision or combination of the PublicCo common stock; or (ii) any subdivision, combination or distribution of the PublicCo common stock that is not accompanied by an identical subdivision or combination of the Securities. In the event PublicCo (i) issues or otherwise distributes options, rights or warrants (other than to employees as compensation), merges or consolidates with or into another entity, (ii) sells or transfers or otherwise disposes of all or substantially all of its assets, or (iii) engages in any other, similar transaction affecting the PublicCo common stock, the exchange and indirect registration rights described herein shall be appropriately adjusted.

11.4 Expenses. All reasonable expenses of the parties hereto incurred in connection with a Public Liquidity Event shall be for the account of the Partnership except as contemplated by Schedule IV.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties of the Limited Partners. Each Limited Partner makes the following representations and warranties as of the date hereof, with respect to itself only (and not with respect to any other Partner), to and for the benefit of the Partnership and each other Partner:

(a) Organization; Authority. If the Limited Partner is a corporation, then it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. If the Limited Partner is a partnership or limited liability company, then it is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority (corporate or otherwise), and in the case of a Limited Partner who is an individual, full legal capacity, to enter into and perform its obligations under this Agreement.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Limited Partner has been duly and validly authorized by all necessary action of the Limited Partner. This Agreement has been duly executed and delivered by the Limited Partner, or an authorized representative of the Limited Partner, and constitutes a legal, valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof.

51

(c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the Limited Partner in connection with the execution, delivery and performance of this Agreement.

(d) Private Offering. The Limited Partner is acquiring its Partnership Units for its own account and not with a view to the resale or distribution thereof.

(e) Accredited Investor. The Limited Partner is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or is otherwise acquiring its Partnership Units pursuant to an exemption from any prospectus, registration or similar requirement under applicable securities law.

(f) Restriction on Resale. The Limited Partner understands and acknowledges that its Partnership Units have not been registered for offer or sale under any Federal or state or other applicable securities law and must be held indefinitely unless subsequently registered or an exemption from such registration is available.

(g) Restrictions on Distributions. The Limited Partner understands and acknowledges that the Senior Credit Facility and Mezzanine Debt Facility each currently contains provisions that restrict, and in the future may continue to contain provisions that restrict, the Partnership’s ability to receive distributions and dividends from each of its Subsidiaries that is a party to the Senior Credit Facility and/or Mezzanine Debt Facility, as applicable.

(h) Due Diligence. The Limited Partner has performed its own due diligence with the nature of the investment in the Partnership, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by the Partnership. The Limited Partner does not desire any further information which may be available with respect to these matters and has had a sufficient opportunity to review the matters that it believes to be important in deciding whether to acquire Partnership Units.

12.2 Representations and Warranties of the General Partner. The General Partner represents and warrants as of the date hereof, with respect to itself only (and not with respect to any other Partner), to and for the benefit of the Partnership and each of the Limited Partners as follows:

(a) Organization. The General Partner is a duly formed and validly existing limited liability company, in good standing, under the laws of the State of Delaware.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the General Partner has been duly and validly authorized by all necessary action of the General Partner. This Agreement has been duly executed and delivered by the General Partner, or an authorized representative of the General Partner, and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

(c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Agreement.

52

(d) Affiliate. The General Partner is an Affiliate of Centre Partners.

ARTICLE XIII

AMENDMENTS TO PARTNERSHIP AGREEMENT

13.1 Amendments.

(a) Subject to Sections 3.1(f)(vii), (viii), (ix) and Section 13.1(c), waivers, amendments to this Agreement may be adopted and effected by the General Partner from time to time in its sole discretion without the consent of or any action by any Limited Partner. With respect to any proposed amendment which is subject to the Sections referred to in the foregoing sentence, the General Partner shall seek the written consent of the Limited Partners entitled to consent to such proposed waiver or amendment or shall call a meeting of such Partners to vote thereon. For purposes of obtaining a written consent with respect to a proposed waiver or amendment to this Agreement, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute such Limited Partners’ consent to the proposed waiver or amendment. The General Partner shall provide reasonably prompt written notice to the Limited Partners when any action under this Section 13.1(a) is taken.

(b) In furtherance of the foregoing Section 13.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to waive or amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Partnership or the Limited Partners;

(ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued in accordance with this Agreement and correlative changes to the provisions relating to, among other things, allocations, distributions, capital accounts and the rights set forth in Article IX;

(iv) to reflect a change that does not adversely affect a Limited Partner in a manner giving rise to such Limited Partner’s consent rights in Section 13.1(c), or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a foreign, federal or state agency or contained in applicable foreign, Federal or state law.

53

The General Partner shall provide reasonably prompt written notice to the Limited Partners when any action under this Section 13.1(b) is taken.

(c) Notwithstanding anything in Section 13.1(a) to the contrary, but subject to Section 13.1(b), this Agreement shall not be amended nor any provision hereof waived without the written consent of (A) each Partner adversely affected if such amendment or waiver would (i) convert such Limited Partner’s interest in the Partnership into a general partner interest, or (ii) alter the rights of such Partner to receive distributions pursuant to Sections 6.1 or 6.2, or the allocations specified in Article VII, in a manner adverse to such Partner, (B) any Class A Common Partner in its capacity as such if such amendment by its express terms would have a disproportionate material adverse effect on the rights, obligations, powers or interests (economic or otherwise) of such Class A Common Partner relative to the other Class A Common Partners in their capacity as such, or (C) each Partner, if such amendment amends this Section 13.1(c).

(d) Each Partner agrees to be bound by each and every amendment adopted in accordance with this Agreement even if such Partner did not execute such amendment.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Confidentiality. The General Partner shall have access to all information regarding the Partnership. No Limited Partner shall be entitled to obtain any Confidential Information except as expressly provided in this Agreement or any management rights letter entered into between the Partnership or the General Partner and such Limited Partner; and to the extent a Limited Partner is so entitled to such information, such Limited Partner shall be subject to the provisions of this Section 14.1. In furtherance of and not in limitation of any other similar agreement any Partner may have with the Partnership, including any agreement set forth in Section 3.1(g) of this Agreement, each Partner agrees that all Partner Confidential Information shall be kept confidential by such Partner and shall not be disclosed by such Partner in any manner whatsoever; provided, however, that (i) any of such Partner Confidential Information may be disclosed by a Partner to its managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Partner) (collectively, for purposes of this Section 14.1, “Representatives”) who need to be provided such Partner Confidential Information to assist such Limited Partner in evaluating its investment in the Partnership, each of which Representatives shall be bound by the provisions of this Section 14.1 and such Partner shall be responsible for any breach of this provision by any such Person, (ii) any disclosure of Partner Confidential Information may be made by a Partner or its Representatives to the extent the Partnership consents in writing, (iii) Partner Confidential Information may be disclosed by a Partner to a potential Permitted Transferee or other potential transferee with respect to which the General Partner has consented, in each case who shall agree to be bound by the provisions of this Section 14.1, and such Partner shall be responsible for any breach of this provision by any such Person, (iv) Partner Confidential Information may be disclosed by a Partner or Representative to stockholders, partners and members of a Partner or prospective investors in any investment vehicle affiliated with any Partner, who shall agree with such Partner to be bound by the provisions of this Section 14.1 (provided that the Partnership shall be a third party beneficiary of such agreement), and such Partner shall be responsible for any breach of this provision by any such Person, (v) Partner Confidential Information may be

54

disclosed by a Partner or Representative to stockholders, partners and members of a Partner or prospective investors in any investment vehicle affiliated with any Partner, each of whom shall have agreed to hold all such Partner Confidential Information confidential in accordance with customary confidentiality or non-disclosure agreements with such Partner which, in the case of any breach or prospective breach thereof with respect to any Partner Confidential Information, shall be enforced by such Partner (provided that if such Partner fails to enforce such agreements, the Partner shall be liable to the Partnership for all damages or liabilities incurred in connection therewith or arising therefrom, and the Partnership shall be entitled to equitable relief under applicable law to cause such Partner to enforce such agreements), (vi) Partner Confidential Information may be disclosed by any Partner or Representative to the extent that the Partner or such Representative has received advice from its counsel that it is legally compelled to do so or is required to do so to comply with applicable law or legal process or government agency or self-regulatory body request, provided that, prior to making such disclosure, the Partner or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Partner Confidential Information, including, if legally permitted, consulting with the General Partner regarding such disclosure and, if reasonably requested by the General Partner, assisting the Partnership, at the Partnership’s expense, in seeking a protective order to prevent the requested disclosure, and provided further that the Partner or Representative, as the case may be, discloses only that portion of the Partner Confidential Information as is, based on the advice of its counsel, legally required. Notwithstanding anything to the contrary herein, the confidentiality obligations of the Partners under this Section 14.1 shall not apply to the disclosure of the fact that the disclosing Partner has an investment in the Business or its successors (it being understood that, except as permitted by clauses (i), (ii), (iii), (iv), (v) or (vi) above, this disclosure may not include the investment amount, valuation information or any other information related thereto).

14.2 Spouses of Partners. Spouses of the Partners who are natural persons do not become Partners as a result of such marital relationship. Each spouse of a Partner shall be required to execute a Spousal Agreement in the form of Exhibit A to evidence their agreement and consent to be bound by the terms and conditions of this Agreement as to their interest, whether as community property or otherwise, if any, in the Partnership Units owned by such Partner.

14.3 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied, emailed or sent by Federal mail or by commercial courier and shall be deemed to have been given when delivered in person, upon receipt of telecopy or email, as confirmed by transmission confirmation or delivery receipt, respectively, or three business days after deposit in Federal mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 14.3, the addresses of the parties hereto shall be as set forth below their name on a signature page hereof. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 14.3.

14.4 Successors. This Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, subject to the restrictions and provisions on Transfer set forth in this Agreement and except as expressly herein otherwise provided.

55

14.5 Effect and Interpretation. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware without regard to any conflict of laws rules thereof.

14.6 Counterparts; Facsimile Transmission. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of executed signature pages hereof by facsimile transmission or portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.

14.7 Remedies. Subject to the express limitations set forth herein, the Partnership and each Partner shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Subject to the express limitations set forth herein, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Partnership and each Partner may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

14.8 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as otherwise expressly provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

14.9 Entire Understanding; Etc. This Agreement and the other Transaction Documents together constitute the entire agreement and understanding among the Partners with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and/or written or oral agreements among them with respect to the subject matter hereof.

14.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

14.11 Construction of Agreement. As used herein, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and all pronouns shall include the masculine, feminine and neuter, whenever the context and facts require such construction. The headings, captions, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Except as otherwise indicated herein, all section, schedule and exhibit references in this Agreement shall be deemed to refer to the sections, schedules and exhibits of and to this

56

Agreement, and the terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement generally rather than to the particular provision in which such term is used. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words “but not limited to” immediately followed the same. Time is of the essence of this Agreement. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language. Except as otherwise expressly provided herein, references in this Agreement to any agreement, articles, by-laws, instrument or other document are to such agreement, articles, by-laws, instrument or other document as amended, modified or supplemented from time to time. Unless the context otherwise requires, any reference herein to any Person shall be construed to include such Person’s successors and assigns. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement, the General Partner shall resolve such ambiguity or inconsistency in good faith and such resolution shall be binding upon the parties hereto. Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the General Partner under or in connection with this Agreement (including any act by the General Partner within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of any other Person), shall be in the sole discretion of the General Partner.

14.12 Dealings with the Centre Partners Entities. Each Other Partner acknowledges and agrees that: (a) the Centre Partners Entities, their Affiliates and their respective stockholders, directors, managers, officers, controlling Persons, partners (limited or general), members, and employees (collectively, the “Investor Group”) (i) have investments or other business relationships with entities engaged in other businesses (including those which may compete with the business of the Partnership and any of its Subsidiaries or areas in which the Partnership or any of its Subsidiaries may in the future engage in business) and in related businesses other than through the Partnership or any of its Subsidiaries, (ii) may develop a strategic relationship with businesses that are or may be competitive with the Partnership or any of its Subsidiaries and (iii) will not be prohibited by virtue of its direct or indirect investment in the Partnership or its Subsidiaries, or its service on the board of directors of the General Partner or any Subsidiary’s board of directors (or any board of directors of any general partner thereof), from pursuing and engaging in any such activities; (b) neither the Partnership or any of its Subsidiaries nor any other Partner shall have any right or expectation in or to such other ventures or activities or to the income or proceeds derived therefrom; (c) no member of the Investor Group shall be obligated to present any particular investment or business opportunity to the Partnership or any of its Subsidiaries even if such opportunity is of a character which, if presented to the Partnership, could be undertaken by the Partnership or any of its Subsidiaries, and each member of the Investor Group shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons; (d) subject to Section 3.1(f)(vii)(6), each member of the Investor Group may enter into contracts and other arrangements with the Partnership and its Affiliates from time to time on

57

terms approved by the General Partner; and (e) the Centre Partners Entities shall, subject to Section 3.1(f)(ix)(1), have the right to undertake and consummate a Drag-Along Sale at any time and for consideration that results in little or no consideration being paid or available to the Partners. Each of the Partnership and the Partners hereby waives, to the fullest extent permitted by applicable law, any claims and rights that such Person may otherwise have in connection with the matters described in this Section 14.12.

14.13 Third Party Beneficiary. Notwithstanding anything to the contrary herein, each member of the Investor Group shall be a third party beneficiary of this Agreement.

14.14 Proxy. Without limitation of Section 9.1(e), in the event that any Limited Partner fails to take any action expressly required by it under this Agreement, such Limited Partner and their related Individual Partners hereby appoints the Controlling Person as such Limited Partner’s attorney-in-fact, agent and representative with respect to such action to be taken by such Limited Partner set forth in this Agreement, provided that for the avoidance of doubt the parties agree that such proxy shall not extend to any of the actions set forth in Sections 3.1(f)(iii), 3.1(f)(iv), 3.1(f)(v), 3.1(f)(vi), 3.1(f)(vii), 3.1(f)(viii), 3.1(f)(ix), 9.2, 9.4, 9.5, 13.1(a), 13.1(c), and 14.7. Each such power-of-attorney granted hereby is coupled with an interest and shall be irrevocable by any Limited Partner or any related Individual Partner in any manner or for any reason. This authority granted to the Controlling Person shall not be affected by the death, illness, dissolution, disability, incapacity, bankruptcy, insolvency or other inability to act of any Limited Partner pursuant to any applicable law.

14.15 No Rights of Recovery. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Partnership is a partnership, by its acceptance of the benefits of this Agreement, the Limited Partners acknowledge and agree that none of them or any of their respective Subsidiaries, Affiliates or equityholders has any right of recovery against, and no personal liability shall attach to, the former, current or future equityholders, controlling persons, directors, officers, employees, agents, Affiliates (other than the Partnership and its Subsidiaries), advisors, representatives, members, managers, general or limited partners or assignees of the General Partner or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than the Partnership and its Subsidiaries), advisor, representative, agent or assignee of any of the foregoing (collectively, each a “GP Affiliate”), through the Partnership, the General Partner, any other Person or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Partnership, the General Partner or any other Person against any GP Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, and to the extent any of the Limited Partners or any of their respective Subsidiaries, Affiliates, or equityholders has or obtains any such right of recovery, to the maximum extent permitted by law each of the Limited Partners hereby waives and releases (on its own behalf and on behalf of each of the aforementioned persons) each such right of recovery against the GP Affiliates.

14.16 Covenant Not to Sue. Each of the Limited Partners hereby covenants and agrees, to the fullest extent permitted by law, that it shall not institute, directly or indirectly, and shall cause its Subsidiaries and Affiliates not to institute, in the name of or on behalf of any

58

of the Limited Partners or any other Person, any proceeding or bring any other claim arising under, or in connection with, this Agreement, or any of the transactions contemplated hereby or otherwise relating hereto, against either the General Partner or any GP Affiliate, in each case other than for a proceeding or claim based upon a willful breach by the General Partner or such GP Affiliate (if such GP Affiliate is a Limited Partner), as applicable, of any of their respective duties expressly set forth in this Agreement.

14.17 CONSENT TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT TO THE FULLEST EXTENT PERMITTED BY LAW, SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE COURTS OF THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.18 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

14.19 Expenses. From and after the Closing, the Partnership agrees to pay for the expenses incurred by the General Partner and each of the BB Co-Invest Entities in connection with their initial formation and each of their Administrative Expenses from and after the Closing.

14.20 Amendment to Centre Management Agreement. The Partnership acknowledges and agrees that it shall not amend any of the terms or provisions of the Centre Management Agreement without the written consent of a Majority-In-Interest of the Class A Common Partners.

59

14.21 Incorporation of Exhibits and Glossary. The Glossary of Defined Terms and all other exhibits, attachments, appendices and schedules attached hereto are incorporated herein and made a part hereof.

14.22 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

[Remainder of page intentionally left blank.]

60

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed effective as of the date and year first above written.

GENERAL PARTNER:

CP V CB GP, LLC

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

LIMITED PARTNERS:

CENTRE CAPITAL INVESTORS V, L.P.

By:		Centre Partners V L.P.
its General Partner

By:		Centre Partners V LLC
its General Partner

By:		Centre Partners Management LLC
As Attorney-in-Fact
for Centre Partners V LLC

	By:	/s/ Scott Perekslis
Name: Scott Perekslis
Title: Managing Director

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

CENTRE BREGAL PARTNERS II, L.P.

By:		Centre Partners V L.P.
its General Partner

By:		Centre Partners V LLC,
its General Partner

By		Centre Partners Management LLC
As Attorney-in-Fact
for Centre Partners V LLC

	By:	/s/ Scott Perekslis
Name: Scott Perekslis
Title: Managing Director

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

CENTRE CAPITAL NON-QUALIFIED INVESTORS V, L.P.

By:		Centre Partners V L.P.
its General Partner

By		Centre Partners V LLC,
it’s General Partner

By:		Centre Partners Management LLC,
As Attorney-in-Fact
for Centre Partners V LLC

	By:	/s/ Scott Perekslis
Name: Scott Perekslis
Title: Managing Director

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

CENTRE PARTNERS COINVESTMENT V, L.P.

By:		Centre Partners V L.P.,
its General Partner

By:		Centre Partners V LLC, its General Partner

By:		Centre Partners Management LLC,
As Attorney-in-fact
for Centre Partners V LLC

	By:	/s/ Scott Perekslis
Name: Scott Perekslis
Title: Managing Director

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

CENTRE CARLISLE CB, L.P.

By:		Centre Partners V L.P.,
its General Partner

By:		Centre Partners V LLC,
its General Partner

By:		Centre Partners Management LLC,
As Attorney-in-Fact for Centre Partners V LLC

	By:	/s/ Scott Perekslis
Name: Scott Perekslis
Title: Managing Director

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
Email: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17)

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

BB CO-INVEST L.P.

By:	CP V CB GP, LLC,
its General Partner

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy:: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

BB MANAGEMENT INVEST L.P.

By:	CP V CB GP, LLC,
its General Partner

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy:: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

-Signature Page to Connors Bros Agreement-

BB EMPLOYEE INVEST, L.P.

By:	CP V CB GP, LLC
its General Partner

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

Address for Notices:
c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attention: Mr. Scott Perekslis
Telecopy: (212) 332-5801
E-mail: scott.perekslis@centrepartners.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Mark E. Thierfelder, Esq.
Telecopy: (212) 698-3599
E-mail: mark.thierfelder@dechert.com

-Signature Page to Connors Bros Agreement-

FMP II CO-INVESTMENT, LLC

By:	/s/ John Schnabel
Name: John Schnabel
Title: Vice President

Address for Notices:
21 Custom House Street
Boston, MA 02110
Attention: William J. Kennedy Jr.
Telecopy: (617) 412-2799
E-mail: wkennedy@falconinvestments.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, NY 10005
Attention: John Papachristos, Esq.
Telecopy: (212) 378-2552
E-mail: jpapachristos@cahill.com

KENDRICK BB HOLDINGS S.à r.l.

By:	/s/ William J. Kennedy, Jr.
Name: William J. Kennedy, Jr.
Title: Authorized Signatory

Address for Notices:

KENDRICK BB BLOCKER S.à r.l.
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
Attn: Mr. Daan den Boer
Telecopy: +352 42 19 61
E-mail: ddboer@lu.equitytrust.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Falcon Investment Advisors, LLC
21 Custom House Street
Boston, MA 02110
Attention: William J. Kennedy Jr.
Telecopy: (617) 412-2799
E-mail: wkennedy@falconinvestments.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, NY 10005
Attention: John Papachristos, Esq.
Telecopy: (212) 378-2552
E-mail: jpapachristos@cahill.com

KENDRICK FMP II BB HOLDINGS S.ar.l.

By:	/s/ William J. Kennedy, Jr.
Name: William J. Kennedy, Jr.
Title: Authorized Siganatory

Address for Notices:

KENDRICK FMP II BB HOLDINGS S.ar.l. 46A, Avenue J.F. Kennedy
L-1855 Luxembourg
Attn: Mr. Daan den Boer
Telecopy: +352 42 19 61
E-mail: ddboer@lu.equitytrust.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Falcon Investment Advisors, LLC
21 Custom House Street
Boston, MA 02110
Attention: William J. Kennedy Jr.
Telecopy: (617) 412-2799
E-mail: wkennedy@falconinvestments.com with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, NY 10005
Attention: John Papachristos, Esq.
Telecopy: (212) 378-2552
E-mail: jpapachristos@cahill.com

WFC HOLDINGS CORPORATION

By:	/s/ Gilber Shen
Name: Gilbert Shen
Title: Vice President

Address for Notices:
WFC Holdings Corporation
600 California Street, 20th Floor
San Francisco, CA 94108-2704
Attn: Gilbert Shen

With a copy to (which shall not constitute notice or service of process pursuant to Section 14.17):

Wells Fargo Law Department
MAC A0194-261
45 Fremont Street, 26th Floor
San Francisco, California 94105
Attn: Carson Warden, Esq.

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.

By:		Kayne Anderson Capital Advisors, LP, General Partner

	By:	/s/ Robert V. Sinnott
Name: Robert V. Sinnott
Title: President

Address for Notices:

909 Third Avenue, Suite 3018

New York, NY 10022 with a copy to (which shall not constitute notice or service of process pursuant to Section 14.17)

David Shladovsky
Kayne Anderson Capital Advisors, LP
1800 Avenue of the Stars
2nd Floor
Los Angeles, CA 90067

LIMITED PARTNER:

/s/ Douglas Hines
J. Douglas Hines

Address for Notices:

Bumble Bee Foods, LLC
9655 Granite Ridge Drive, Suite 100
San Diego, CA 92123

LIMITED PARTNER:

/s/ Chris Lischewski
Chris Lischewski

Address for Notices:

Bumble Bee Foods, LLC
9655 Granite Ridge Drive, Suite 100
San Diego, CA 92123

LIMITED PARTNER:

/s/ Kent McNeil
Kent McNeil

Address for Notices:

Bumble Bee Foods, LLC
9655 Granite Ridge Drive, Suite 100
San Diego, CA 92123

LIMITED PARTNER:

/s/ Jill Irvin
Jill Irvin

Address for Notices:

GLOSSARY OF DEFINED TERMS

“Acquisition Agreement” shall have the meaning set forth in the recitals.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101, et seq, as the same may hereafter be amended or supplemented from time to time and any successor thereto.

“Additional Securities” shall have the meaning set forth in Section 9.5(c).

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Administrative Expenses” means all administrative and operating costs and expenses incurred or reimbursable by the Partnership, the General Partner or the BB Co-Invest Entities, as applicable, including, without limitation, accounting and legal expenses, premiums for directors and officers insurance, and customary fees and expense reimbursements for officers and directors (but specifically excluding salaries).

“Affiliate” means, with respect to any Person, any Person which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and the term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Applicable Drag Percentage” shall have the meaning set forth in Section 9.1(a).

“Applicable Tag Percentage” shall have the meaning set forth in Section 9.2(b).

“Approved Sale” shall have the meaning set forth in Section 9.1(e).

“Assumed Tax Rate” means, for or in respect of any Tax Period and any item of income, the greater of (x) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included in income by an individual resident of New York City, and (y) the maximum combined United States Federal, New York State and New York City tax rate applicable during such Tax Period to such item of income if included as New York source income by a corporation doing business in New York City.

Glossary-1

“Bankruptcy” means, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the Federal Bankruptcy Code or any other Federal, state or foreign law relating to insolvency, bankruptcy or reorganization; (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the Federal Bankruptcy Code or any applicable foreign law with respect to such Partner; (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; (v) the filing of an answer by such Partner admitting the material allegations of any such petition; (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (ix) the failure of such Partner to pay its debts as they mature; (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

“BB Co-Invest” means BB Co-Invest LP, a Delaware limited partnership.

“BB Co-Invest Entities” means, collectively, BB Co-Invest, BB Employee, and BB Management.

“BB Employee” means BB Employee Invest L.P., a Delaware limited partnership.

“BB Management” means BB Management Invest LP, a Delaware limited partnership.

“Blocker Corporation” shall have the meaning set forth in Section 3.1(f)(x).

“Book Item” shall have the meaning set forth in Section 7.6(a)(i).

“Book-Up Event” means (i) the acquisition of an additional Partnership Unit in the Partnership by any new or existing Partner in exchange for services or more than a de minimis Capital Contribution, (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for a Partnership Unit, (iii) the incorporation of the Partnership, or (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

“Bumble Bee Subsidiary” shall have the meaning set forth in Section 11.1(a).

“Business” means the business of the Partnership and its direct and indirect Subsidiaries as of the date hereof following the consummation of the Transaction and as hereafter conducted and any activities related to such business.

Glossary-2

“Business Day” means any day other than Saturday, Sunday, national holidays, and other days on which banks are closed in any and all states in which the Partnership does business.

“Business Interests” means the direct and indirect equity interests in the Business held by the Partnership including, without limitation, the equity interests in Stinson, Canadian Purchaser, and Sea Value.

“Call Notice” shall have the meaning set forth in Section 9.6(a)(iii).

“Call Right” shall have the meaning set forth in Section 9.6(a)(ii).

“Call Units” shall have the meaning set forth in Section 9.6(a).

“Canadian Purchaser” shall have the meaning set forth in the recitals.

“Capital Account” shall have the meaning set forth in Section 4.4.

“Capital Contribution” means, with respect to any Partner, the amount of money or property (valued by the General Partner) contributed or deemed contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities, if any, to which such property is subject).

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP

“Cause” shall have the meaning set forth in the applicable Employment Agreement of such Partner or its related Individual Partner, or in the event there is no Employment Agreement, then “Cause” as used in this Agreement shall mean (A) Partner’s commission of a felony or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement or theft, (B) Partner’s engaging in any activity that is harmful (including, without limitation, alcoholic or other self-induced affliction), in a material respect, to the Partnership or any of its Affiliates, monetarily or otherwise, as determined by the General Partner; (C) Partner’s material malfeasance (including without limitation, any intentional act of fraud or theft or the intentional misrepresentation of any material financial or other operating results of the Partnership or any of its Affiliates) in connection with the performance of his duties to the Partnership or any of its Affiliates, (D) Partner’s misconduct or gross negligence in connection with the performance of Partner’s duties to the Partnership or any of its Affiliates; (E) Partner’s significant violation of any statutory or common law duty of loyalty to the Partnership or any of its Affiliates; (F) Partner’s material breach (x) the terms and conditions of the Partner’s employment, (y) a material policy of the Partnership or any of its Affiliates (including without limitation, disclosure or misuse of any confidential or competitively sensitive information or trade secrets of Partnership or any of its Affiliates) or (z) any restrictive covenant provision, including without limitation, any applicable non-competition, non-solicitation, standstill, non-disparagement or confidentiality provision, of any agreement between the Partner and the Partnership or any of its Affiliates; or (G) Partner’s refusal or failure to carry out directives or instructions of the Partner’s supervisor, the Partnership’s Chief Executive Officer and/or the General Partner (or its designee), as applicable, that are consistent with the scope and nature of Partner’s employment,

Glossary-3

provided that in the case of clause (D), (F) or (G) above, only if such breach or failure continues for more than 10 days following written notice from the General Partner describing such breach or failure, if the General Partner determines in its good faith judgment that such breach or failure is capable of cure; provided, further, however, that such Partner shall be entitled to no more than one opportunity to cure with respect to clauses (D), (F) and (G).

“CBL” shall have the meaning set forth in the recitals.

“Centre Management Agreement” means that certain management agreement by and between the Partnership and/or certain of its Subsidiaries and Centre Partners dated as of the Closing Date.

“Centre Management Fees” means any and all fees and payments to Centre Partners or its designee pursuant to the Centre Management Agreement including, without limitation, (i) an annual fee of US$400,000 (which shall be in an amount equal to $446,154 in respect of the period ending December 31, 2009), (ii) all costs and other expenses incurred from time to time by Centre Partners and/or any of its Affiliates in connection with their performance of and compliance with all agreements and conditions contained in the Acquisition Agreement, the other Transaction Documents (as defined in the Acquisition Agreement), all other documents, certificates or agreements delivered in connection with the Acquisition Agreement or the transactions contemplated thereby, or this Agreement (collectively, the “Documents”), on its part to be performed or complied with; (iii) the actual, out-of-pocket costs and expenses incurred by Centre Partners and/or any of its Affiliates in connection with the performance of the services contemplated by Section 1 of the Centre Management Agreement, including fees and charges of counsel, accountants and other advisors; (iv) the actual, out-of-pocket costs and expenses incurred by Centre Partners and/or any of its Affiliates at or prior to the date hereof in connection with the acquisition by Centre Partners and/or any of its Affiliates of a controlling interest in the Partnership and/or any of its Subsidiaries, including fees and charges of counsel, accountants and other advisors, in connection with the purchase of securities or any securities directly or indirectly issuable upon the conversion, exercise or exchange of such securities; (v) the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by Centre Partners and/or any of its Affiliates in connection with any amendment or waiver of, or enforcement of, any Document; (vi) the reasonable out-of-pocket costs incurred by Centre Partners and/or any of its Affiliates in sending its representatives to participate in meetings of the board of directors or managers, as applicable, of the Partnership or any of its Subsidiaries (or any general partner (including, without limitation, the General Partner) or managing member or any committee thereof); (vii) any costs reasonably incurred by Centre Partners and/or any of its Affiliates in rendering assistance to the Partnership or any of its Subsidiaries (it being understood that Centre Partners is not obligated to render, and may charge additional fees for, such assistance); (viii) a fee to Centre Partners or its designee equal to one percent (1%) of the aggregate enterprise value of any transaction (including the transactions occurring on the Closing Date) involving the Partnership or any of its Subsidiaries or direct or indirect parent entities (or any of their respective successors) that Centre Partners helps to structure, including, without limitation, any acquisition, refinancing, capital raise and/or sale transaction; (ix) a one-time transaction fee to Centre Partners or its designee in an amount equal to $5,000,000, payable on the Closing Date; (x) the reasonable fees and expenses incurred by Centre Partners and/or any of its Affiliates in any filing with any governmental authority with

Glossary-4

respect to Centre Partners and/or any of its Affiliates’ indirect investment in the Partnership or any of its Subsidiaries or in any other filing with any governmental authority with respect to the Partnership or any of its Subsidiaries that mentions Centre Partners or its Affiliates; (xi) the reasonable fees and expenses incurred by Centre Partners and/or any of its Affiliates in connection with a business transaction, or pursuit thereof, by or of the Partnership or any of its Subsidiaries, or any equity or debt financing of the Partnership or any of its Subsidiaries following the date hereof; and (xii) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any of the Documents or any modification, amendment or alteration of any Document and all issue taxes in respect of the issuance of securities by the General Partner, any BB Co-Invest Entity, the Partnership or any of its Subsidiaries.

“Centre Partners” means Centre Partners Management LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Centre Partners Entities” means Centre Partners Co-Investment V, L.P., Centre Capital Non-Qualified Investors V, L.P., Centre Bregal Partners II, L.P., Centre Carlisle CB, L.P., and Centre Capital Investors V, L.P.

“Centre Preemptive Party” means any of the Centre Partners Entities or any of their respective Affiliates other than any of (i) the Partnership or its Subsidiaries, (ii) the BB Co-Invest Entities (provided that no Centre Partners Entity or any of their Affiliates has any material economic interest in such entity), or (iii) any other co-investment entity in the Partnership that is an “Affiliate” of the Centre Partners Entities by virtue of the fact that a Centre Partners Entity or one of its Affiliates acts as the general partner of such entity, provided that no Centre Partners Entity or any of its Affiliates has any material economic interest in such entity.

“Certificate” means the Certificate of Limited Partnership of the Partnership, as filed with the office of the Delaware Secretary of State on September 12, 2008, as it may be amended, supplemented or restated from time to time in accordance with the terms of this Agreement and the Act.

“Change in Control” means that (a) the Centre Partners Entities fail to own and control, directly or indirectly, 51%, or more, of the Equity Interests of the General Partner having the right to vote for the election of members of its Board of Directors, (b) the Centre Partners Entities fail to own and control, directly or indirectly, 51%, or more, of the Equity Interests of the General Partner, (c) a majority of the members of the Board of Directors of the General Partner do not constitute Continuing Directors or (d) the Partnership has sold, leased, exchanged or otherwise Transferred (in one or a series of transactions) all or substantially all of its assets; provided, however, that a Change in Control shall not result pursuant to a transaction expressly permitted by Section 6.3 of the Mezzanine Credit Facility, as in effect on the date hereof.

“CIC Notice” shall have the meaning set forth in Section 3.1(f)(iii).

“CIC Response Notice” shall have the meaning set forth in Section 3.1(f)(iii).

Glossary-5

“Class A Common Partner” means any Limited Partner in its capacity as owner of one or more Class A Common Units (including such Class A Common Units that remain subject to Restricted Class A Vesting Conditions).

“Class A Common Unit” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the Class A Common Units in Section 3.1(b) and elsewhere in this Agreement; provided, that any or all rights associated with Class A Common Units may be restricted pursuant to and in accordance with the Restricted Class A Subscription Agreement pursuant to which such Class A Common Units were issued until such time as the Restricted Class A Vesting Conditions with respect to such Class A Common Units have been satisfied in accordance with the terms of such Restricted Class A Subscription Agreement. In addition, certain of the Class A Common Units issued to Falcon, Wells and Kayne on the date hereof as part of an investment unit with the Series A Preferred Units are entitled to the anti-dilution protection described on Schedule I annexed hereto. The General Partner may take such actions as are necessary and appropriate to enable the Partnership to effectively identify the Class A Common Units that are entitled to such anti-dilution protection.

“Class A Offerees” means each Common Partner, other than (i) the Centre Partners Entities, (ii) any Common Partner who is, or whose related Individual Partner is, a former employee of the Partnership or any of its Subsidiaries and (iii) Class A Common Partners whose holdings of Class A Common Units consist solely of Restricted Class A Common Units.

“Class B Common Partner” means any Limited Partner in its capacity as owner of one or more Class B Common Units.

“Class B Common Unit” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the Class B Common Units in Section 3.1(b) and elsewhere in this Agreement.

“Closing Date” shall have the meaning set forth in the Acquisition Agreement.

“Clover Leaf” shall have the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Partner” means a Class A Common Partner or Class B Common Partner.

“Common Unit” means a Class A Common Unit or Class B Common Unit.

“Competitor” means any entity engaged in any line of business competitive with the business acquired under the Acquisition Agreement; or any other lines of business the Partnership is engaged in or is actively developing after the Closing Date.

“Continuing Director” means (a) any member of a Board of Directors who was a director (or comparable manager) of the Person on the Closing Date, and (b) any individual who becomes a member of such Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to such Board of Directors by either the Centre Partners Entities or a majority of the Continuing Directors, but excluding any such individual

Glossary-6

originally proposed for election in opposition to such Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of such Person and whose assumption of office resulted from such contest or the settlement thereof.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controls” and “Controlled” shall have correlative meanings.

“Controlling Person” shall have the meaning set forth in Section 9.1(d).

“Cross Default” means the occurrence and continuance of an Event of Default, as such term is defined in the Mezzanine Credit Facility (as in effect on the date hereof) ,which is not cured or waived or does not otherwise cease to exist for a period of sixty consecutive days from the occurrence thereof.

“Current Payment” means a payment of Preferred Return made on the last day of a calendar quarter and in respect of a quarterly accrual period beginning on the first day of such calendar quarter.

“Debt or Equity Securities” means any Securities, any equity interests in any Subsidiary of the Partnership, or any warrants, options or other rights that be issued by such Subsidiary to purchase equity interests in such Subsidiary, and any instruments evidencing Indebtedness of the Partnership or any of its Subsidiaries.

“Default Event” means either a Redemption Default, a Cross Default, or a Leverage Default.

“Depreciation” means for any Fiscal Year or portion thereof of the Partnership, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis of an asset for Federal income tax purposes at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Depreciation Recapture” shall have the meaning set forth in Section 7.6(a)(iii).

“Drag-Along Sale” shall have the meaning set forth in Section 9.1(a).

“Employment Agreement” means an employment agreement between an Other Partner (or such Other Partner’s related Individual Partner) and the Partnership or one of its Subsidiaries.

Glossary-7

“Entity” means any general partnership, limited partnership, firm, corporation, limited liability company, unlimited liability company, association, joint venture, venture capital fund, trust, business trust, trustee, heir, executor, administrator, legal personal representative, estate, group, body corporate, unincorporated association or organization, Governmental Entity, cooperative, syndicate or other entity, whether or not having legal status.

“Equity Interests” means all shares, options, warrants, interests, participations, partnership or membership interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, membership interests, partnership interests or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Exempt Transaction” shall have the meaning set forth in Section 9.2(a).

“Fair Market Value” means the fair market value based upon an arm’s-length sale between a willing buyer and a willing seller, as determined in the sole discretion of the General Partner.

“Falcon” means Kenrick BB Holdings s.a.r.l., Kendrick FMP II BB Holdings S.ar.l. and FMP II Co-Investment, LLC.

“Falcon Funds” means, collectively, Falcon Mezzanine Partners II, LP and Falcon Strategic Partners III, LP.

“Falcon Preferred Purchase Agreement” means that certain Purchase Agreement dated as of the date hereof by and between the Partnership and Falcon.

“Fiscal Year” shall have the meaning set forth in Section 2.10.

“Fully Diluted Basis” means on a basis which assumes that each outstanding warrant, option or like instrument which is then vested is fully exercised and the exercise price therefor paid to the Partnership by cashless exercise of such instrument, if applicable, prior to any distribution of Partnership assets; provided, however, that any such instrument that on the date of determination is either unvested or has an exercise price in excess of the value of the securities for which it is exercisable will be deemed not to have been exercised.

“Fully Exercising Partners” shall have the meaning set forth in Section 9.5(c).

“Fund” shall have the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, for periods ended prior to the Closing Date.

“General Partner” means CP V CB GP, LLC, a Delaware limited liability company, its permitted successors and assigns who, at the time of reference thereto, are duly admitted as general partners of the Partnership, and any other Person who, at the time of reference thereto, is duly admitted as a general partner of the Partnership in accordance with this Agreement, each of the foregoing in its capacity as a general partner of the Partnership.

Glossary-8

“General Partner Units” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the General Partner Units in Section 3.1(b) and elsewhere in this Agreement.

“Glossary of Defined Terms” shall have the meaning set forth in Article I.

“Good Reason” has the meaning set forth in the applicable Employment Agreement of such Partner or relevant Individual Partner, or in the event there is no Employment Agreement, then “Good Reason” as used in this Agreement shall mean (a) a material reduction by the Partnership or its Subsidiary, as the case may be, in the employee’s base salary, unless such reduction is rescinded within 15 days after the date of receipt by the General Partner from the employee of a written notice referring to a termination for Good Reason and describing such reduction or (b) a material diminution of the employee’s responsibilities or duties relative to other similarly situated employees of the Partnership or its Subsidiary, as the case may be, which diminution is not rescinded within 15 days after the date of receipt by the General Partner from the employee of a written notice referring to a termination for Good Reason and describing such diminution.

“Governmental Entity” means any (i) multinational, national, federal, provincial, territorial, state, regional, municipal, local or other governmental or public department, central bank, court, arbitral body, commission, commissioner, tribunal, board, bureau, agency, instrumentality, or stock exchange, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, or (iv) any self-regulatory agency or organization exercising any regulatory, expropriation or taxing authority.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i) the initial Gross Asset Value of any asset contributed by a Partner to a Partnership shall be the gross Fair Market Value of such asset on the date of contribution to the Partnership, as determined by the contributing Partner and the General Partner;

(ii) the Gross Asset Value of all Partnership Assets shall be adjusted to equal their respective gross Fair Market Values upon (A) the acquisition of additional Partnership Units by a new or existing Partner in exchange for services or more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets in redemption of Partnership Units; or (C) the liquidation of the Partnership within the meaning of Section 1.704(b)(ii)(g) of the Regulations; and

(iii) the Gross Asset Value of an asset shall be adjusted each Fiscal Year by the Depreciation with respect to such asset taken into account for purposes of computing Profit or Losses for such year.

“Immediate Family” means, with respect to any individual, such individual’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

Glossary-9

“Incapacity” means (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

“Indebtedness” has the meaning given to such term in the Mezzanine Credit Facility, as in effect on the date hereof.

“Indemnitee” means (i) the General Partner as the General Partner of the Partnership or the general partner of any BB Co-Invest Entity, (ii) any member of the General Partner, (iii) any Person that is a manager, director, officer, employee, agent or representative of the General Partner, (iv) any Centre Partners Entities, (v) any Affiliates of any of the Persons listed in clauses (ii) – (iv) (other than the Partnership and its Subsidiaries or any of the BB Co-Invest Entities), and (vi) such other Persons as the General Partner may designate in connection with the operations of the Partnership and/or the General Partner from time to time.

“Individual Call Notes” shall have the meaning set forth in Section 9.6(a)(iv).

“Individual Call Rights” shall have the meaning set forth in Section 9.6(a)(iv).

“Individual Call Units” shall have the meaning set forth in Section 9.6(a)(iv).

“Individual Class A Partner” means (a) in the case where a Class A Common Partner is an individual, such individual; (b) in the case where a Class A Common Partner who is an individual has Transferred his Class A Common Units to a Permitted Transferee, the initial Class A Common Partner; (c) in the case where a Class A Common Partner is a Person (other than BB Management and BB Employee), other than an individual, the controlling individual of such Person, (d) in the case where a Class A Common Partner is BB Management or BB Employee, the limited partners of BB Management or BB Employee (or, if any such limited partner is not an individual, then the controlling individual of such limited partner), as the case may be, based upon the Class A Common Units related to such limited partners set forth on Schedule II or Schedule III, as applicable, and (e) in the case where a Class A Common Partner who is not an individual has Transferred its Class A Common Units to a Permitted Transferee, the initial controlling individual of such Person.

“Individual Class B Partner” means (a) in the case where a Class B Common Partner is an individual, such individual; (b) in the case where a Class B Common Partner who is an individual has Transferred his Class B Common Units to a Permitted Transferee, the initial Class B Common Partner; (c) in the case where a Class B Common Partner is a Person other than an individual, the controlling individual of such Person, and (d) in the case where a Class B Common Partner who is not an individual has Transferred its Class B Common Units to a Permitted Transferee, the initial controlling individual of such Person.

“Individual Notice Period” shall have the meaning set forth in Section 9.6(a)(iv).

Glossary-10

“Individual Partner” means an Individual Class A Partner or Individual Class B Partner.

“Kayne” means Kayne Anderson Non-Traditional Investments, L.P.

“Kayne Preferred Purchase Agreement” means that certain Purchase Agreement dated as of the date hereof by and between the Partnership and Kayne.

“Leverage Default” means a time measured at the end of any quarterly period when the ratio of (x) the aggregate amount of total Indebtedness of the Partnership and its Subsidiaries at the end of such quarter plus the aggregate Preferred Liquidation Preference at the end of such quarter, to (y) the LTM EBITDA of the Partnership and its Subsidiaries (in each case, as of the most recent four consecutive fiscal quarter period for which financial statements were required to be delivered pursuant to Section 10.09 of the Falcon Preferred Purchase Agreement), exceeds 6.8 to 1.0.

“Lien” means any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

“Limited Partners” means those Persons listed under the heading “Limited Partners” on the signature pages hereto, their permitted successors and assigns who, at the time of reference thereto, are duly admitted as limited partners of the Partnership, and any other Person who, at the time of reference thereto, is duly admitted as a limited partner of the Partnership in accordance with this Agreement, each of the foregoing in its capacity as a limited partner of the Partnership.

“Liquidating Transfer” means any Transfer by a Centre Partners Entity to any Affiliate of such Person which is intended to be a complete monetization of such Person’s interest in the Partnership, and not a reorganization or allocation of capital or investments between and/or among Affiliates.

“Liquidator” shall have the meaning set forth in Section 10.2.

“LTM EBITDA” means, with respect to any trailing four fiscal quarter period, “Adjusted EBITDA” (as defined in the Mezzanine Credit Facility, as in effect on the date hereof) for such period.

“Majority-In-Interest of the Class A Common Partners” means one or more Class A Common Partners (other than any Centre Preemptive Party) who hold in the aggregate more than fifty percent (50%) of the Class A Common Units then allocable to and held by the Class A Common Partners (other than the Centre Partners Entities) as a class.

“Majority-In-Interest of the Limited Partners” means one or more Limited Partners who hold in the aggregate more than fifty percent (50%) of the Partnership Units then allocable to and held by the Limited Partners as a class.

Glossary-11

“Majority-In-Interest of the Series A Preferred Partners” means one or more Series A Preferred Partners who hold in the aggregate more than fifty percent (50%) of the Series A Preferred Units then allocable to and held by the Series A Preferred Partners as a class.

“Maintenance Capital Expenditures” means Capital Expenditures that are generally used for the maintenance, repairs and replacement of machinery and equipment to support and sustain the ongoing Business.

“Management Options” means options to purchase Class A Common Units in the Partnership issued to management from time to time.

“Mezzanine Credit Facility” means the Senior Subordinated Loan Agreement dated as of November 18, 2008, by and among Bumble Bee Foods, LLC, 3231021 Nova Scotia Company, Ares Capital Corporation as administrative agent and the lenders from time to time party thereto.

“No-Call Period” shall have the meaning set forth in Section 3.1(f)(ii).

“Nonrecourse Deduction” shall have the meaning set forth in Section 1.704-2(b)(1) and (c) of the Regulations.

“Notice Period” shall have the meaning set forth in Section 9.6(a)(i)(2)(iii).

“Offer Price” shall have the meaning set forth in Section 9.4(b).

“Offered Units” shall have the meaning set forth in Section 9.4(a).

“Offering Notice” shall have the meaning set forth in Section 9.4(b).

“Offeror” shall have the meaning set forth in Section 9.4(a).

“Other Class A Common Partners” means all Class A Common Partners other than the Centre Partners Entities.

“Other Common Partners” means all Common Partners other than the Centre Partners Entities.

“Other Partner” means all Partners other than the General Partner and the Centre Partners Entities.

“Participating Common Partner” means any Limited Partner in its capacity as a holder of one or more Participating Common Units.

“Participating Common Units” means (x) Class A Common Units (other than those granted pursuant to a Restricted Class A Subscription Agreement), (y) Class A Common Units with respect to which all applicable Restricted Class A Vesting Conditions under the relevant Restricted Class A Subscription Agreement granting such Class A Common Units have been satisfied in accordance with the terms of such Restricted Class A Subscription Agreement and (z) Class B Common Units.

Glossary-12

“Partner Confidential Information” means all Confidential Information (irrespective of the form of communication) obtained by or on behalf of a Partner from the Partnership or any Person on behalf of the Partnership, other than Confidential Information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Partner, (ii) was or becomes available to such Partner on a nonconfidential basis prior to disclosure to the Partner by the Partnership, the General Partner or their respective Representatives, (iii) was or becomes available to the Partner from a source other than the Partnership or the General Partner, provided that such source is not known by such Partner to be bound by a confidentiality agreement or subject to other fiduciary obligation or obligation of secrecy with or to the Partnership or the General Partner, or (iv) is independently developed by such Partner without the use of any such Confidential Information.

“Partner Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning as determined in accordance with Regulation Section 1.704-2(i)(2).

“Partners” means the General Partner and the Limited Partners.

“Partnership” has the meaning set forth in the recitals hereto.

“Partnership Assets” means any and all property, of whatever kind or nature (including cash), owned by the Partnership from time to time.

“Partnership Interest” means an interest in the Partnership, and includes any and all current or future benefits to which a holder of such Partnership Interest may be entitled as provided in this Agreement, whether contingent or otherwise, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Partnership Units.

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) and (d)(1) of the Regulations.

“Partnership Units” means a fractional, undivided share of the Partnership Interests of all Partners, and shall include the General Partner Units, Class A Common Units, Class B Common Units, Series A Preferred Units, or other Partnership Units created by the General Partner in accordance with Section 3.1(c).

“Percentage Interest” means, with respect to any Common Units held by a Partner, the percentage represented by a fraction (expressed as a percentage), the numerator of which is the number of such Common Units then owned by such Partner, and the denominator of which is the total number of such Common Units then owned by all of the Partners.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a holder of Series A Preferred Units) business judgment.

Glossary-13

“Permitted Indebtedness” means (i) Indebtedness under the Senior Credit Facility in an aggregate principal amount not to exceed the sum of C$75,000,000 plus US$290,000,000 as reduced by the amounts of permanent repayments and permanent commitment reductions thereunder, (ii) Indebtedness under the Mezzanine Credit Facility in an aggregate principal amount not to exceed $135,000,000 as reduced by the amounts of permanent repayments thereunder, (iii) intercompany Indebtedness consisting of borrowings between and among the Partnership and any of its Subsidiaries, (iv) Indebtedness consisting of any refinancing of outstanding Indebtedness, plus all accrued and unpaid interest thereon through the date of such refinancing, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced, provided the outstanding or committed amount thereof is not increased thereby, plus, the amount of reasonable expenses of the Partnership and its Subsidiaries incurred in connection with such financing , or (v) Indebtedness consisting of Permitted Purchase Money Indebtedness (as defined in the Mezzanine Credit Facility, as in effect on the date hereof).

“Permitted Transferee” means, (A) in the case of any Partner who is an individual, any one of the following: (i) any spouse or lineal descendant of such Partner; (ii) the Partner’s estate (provided that all of the personal representatives of the deceased Partner’s estate are Approved Persons and the Partner’s will contains a provision that states that any additional or successor personal representatives shall be an Approved Person); (iii) the Partnership or any of its Subsidiaries; and (iv) a trust, all of the beneficiaries of which are the Partner, the Partner’s spouse and/or the lineal descendants of the Partner; provided that all of the trustees are Approved Persons and the instrument creating such trust contains a provision (which shall not be Amended (as defined below) until such time as no interests in the Partnership are held by such trust) that states that any additional or successor trustees of any trust holding interests in the Partnership must be Approved Persons; (B) in the case of any Partner that is a trust, the term Permitted Transferees shall include (i) the Partnership or any of its Subsidiaries, and (ii) the beneficiaries of such trust or a trust for the benefit of one or more such beneficiaries of such trust, provided that the beneficiaries are Permitted Transferees of the Partner who created the trust; (C) in the case of a Partner that is an estate, the term Permitted Transferee shall include (i) any other Partner, (ii) the Partnership or any of its Subsidiaries, (iii) the decedent’s Permitted Transferees or (iv) a trust for one or more of the decedent’s Permitted Transferees; and (D) in the case of a Centre Partners Entity, any one of the following: (i) one or more direct or indirect members of such Centre Partners Entity, (ii) any investment fund or partnership organized and/or managed by Centre Partners, (iii) any investor or partner in such fund or partnership (or any of their respective Affiliates) and (iv) any vehicle through which any investor or partner in any such fund or partnership (or any of their respective Affiliates) directly or indirectly invests or co-invests in the Partnership. Notwithstanding the foregoing, no Permitted Transferee may be a Competitor. For purposes of this definition, “Approved Persons” means any Partner and any other Person approved in advance of transfer in writing by the General Partner, and “Amended” means a change to the trust instrument regarding the appointment, selection or designation of successor or additional trustees, and shall not mean an amendment solely to the other provisions of the trust instrument.

“Person” means any individual or Entity.

“Preemptive Response Notice” shall have the meaning set forth in Section 9.5(b).

Glossary-14

“Preferred Return” as of a specified date means, with respect to each Series A Preferred Unit, an amount sufficient to provide a Series A Preferred Partner with a return equal to 13.0% per annum (such rate to be compounded at the end of each calendar quarter and pro rated on a daily basis for partial periods) on a principal amount equal to the sum of (x) the aggregate Unreturned Capital Contributions with respect to such Series A Preferred Unit from time to time and (y) the amount of all previously accrued and unpaid Preferred Return which has compounded as of each previously completed calendar quarter, during the period commencing on the first date any Capital Contribution is made to the Partnership with respect to the Series A Preferred Unit and ending on such specified date; provided, that the Preferred Return will increase by 0.50% for every consecutive 180 day period that a Default Event is in effect and remains outstanding (subject to a maximum increase of 2.0%). In the event that the Default Event is cured, waived or otherwise ceases to exist, whether pursuant to this Agreement or other underlying documents giving rise to the Default Event, then upon such cure, waiver or cessation, the Preferred Return will revert as of the date of such cure, waiver or cessation to 13.0% per annum.

“Preferred Liquidation Preference” means, with respect to each Series A Preferred Unit, the sum of the Capital Contribution paid to the Partnership upon issuance of such Series A Preferred Unit and the cumulative accrued Preferred Return with respect to such Series A Preferred Unit, which at any point in time shall be reduced by the aggregate distributions previously made by the Partnership with respect to such Series A Preferred Unit.

“Profit or Losses” means, for each Fiscal Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes;

(ii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Gross Asset Value with respect to such property as of such date; and

(iii) Any items specially allocated under Sections 7.3 or 7.6 shall not be taken into account.

“Public Liquidity Event” shall have the meaning set forth in Section 11.1(a).

“Public Transfer” means a Transfer in a public offering pursuant to an effective registration statement under the Securities Act or a Transfer in a bona fide transaction effected on a public securities exchange, the National Association of Securities Dealers automated Quotation systems or a comparable market system.

Glossary-15

“PublicCo” shall have the meaning set forth in Section 11.1(a).

“Ratable Portion” shall have the meaning set forth in Section 9.5(a).

“Redemption Default” means the failure of the Partnership to redeem the Series A Preferred Units upon a demand made in accordance with either Section 3.1(f)(iii), Section 3.1(f)(iv), Section 3.1(f)(v), or Section 3.1(f)(vi) hereof.

“Redemption Price” shall have the meaning set forth in Section 3.1(f)(ii).

“Regulations” means the final or temporary U.S. Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 7.3(i).

“Representatives” shall have the meaning set forth in Section 14.1.

“Restricted Class A Common Units” means Class A Common Units with respect to which all applicable Restricted Class A Vesting Conditions under the Restricted Class A Subscription Agreement granting such Class A Common Units have not been satisfied in accordance with the terms of such Restricted Class A Subscription Agreement.

“Restricted Class A Subscription Agreement” means a Subscription Agreement by and between the Partnership and a holder of Class A Common Units granting such Class A Common Units to such holder and containing Restricted Class A Vesting Conditions.

“Restricted Class A Vesting Conditions” means the conditions with respect to the vesting of Class A Common Units set forth in a Restricted Class A Subscription Agreement including, without limitation, conditions related to time vesting and vesting based on the financial performance of the Partnership and its Subsidiaries.

“Restrictive Covenants” shall have the meaning set forth in Section 9.6(a)(i).

“Right of First Offer” shall have the meaning set forth in Section 9.4(c).

“ROFO Holder’s Notice” shall have the meaning set forth in Section 9.4(c).

“ROFO Limit” means a dollar amount equal to the aggregate of (a) $15,000,000, plus (b) the funds received by the Partnership after the date of this Agreement (and not in connection with the Transactions) from the sale of Equity Interests that are junior to the Series A Preferred Units with respect to the distribution rights in Sections 6.1(a) and (b).

“Sea Value” shall have the meaning set forth in the recitals.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and the Exchange Act.

Glossary-16

“Securities” means the Partnership Units, any other equity interests in the Partnership that may be issued by the Partnership, any warrants, options or other rights that may be issued by the Partnership to purchase Partnership Units or some other equity interests in the Partnership.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Credit Facility” means, collectively, (i) the Senior Revolving Credit Agreement, dated as of November 18, 2008, by and among Bumble Bee Foods, LLC, 3231021 Nova Scotia Company, Wells Fargo Foothill, LLC as U.S. administrative agent, Wells Fargo Foothill Canada ULC as Canadian administrative agent and the lenders from time to time party thereto; and (ii) the Senior Term Loan Credit Agreement, dated as of November 18, 2008, by and among Bumble Bee Foods, LLC, 3231021 Nova Scotia Company, Wells Fargo Foothill, LLC as U.S. administrative agent and the lenders from time to time party thereto.

“Series A Preferred Partner” means any Limited Partner in its capacity as owner of one or more Series A Preferred Units.

“Series A Preferred Unit” means a Partnership Unit having the relative rights, preferences and obligations specified with respect to the Series A Preferred Unit in Section 3.1(b) and elsewhere in this Agreement.

“Special Distribution” means a one-time distribution that may be paid to the holders of Class A Common Units and Class B Common Units in accordance with their Percentage Interests, at any time between May 18, 2011 through November 18, 2011, if at the time of such payment all of the Special Distribution Payment Conditions have been satisfied.

“Special Distribution Offer” shall have the meaning set forth in Section 3.1(f)(iv).

“Special Distribution Offer Notice” shall have the meaning set forth in Section 3.1(f)(iv).

“Special Distribution Payment Conditions” means the Partnership shall have (i) delivered the Special Distribution Offer Notice in accordance with Section 3.1(f)(iv), (ii) redeemed the number of Series A Preferred Units held by a Series A Preferred Partner as requested by such Series A Preferred Partner in a Special Distribution Response Notice delivered in accordance with Section 3.1(f)(iv), and (iii) paid with respect to each Series A Preferred Unit that is not redeemed in connection with a Special Distribution, an amount equal to the accrued and unpaid Preferred Return on such Series A Preferred Unit on the payment date of the Special Distribution.

“Special Distribution Response Notice” shall have the meaning set forth in Section 3.1(f)(iv).

“Stinson” shall have the meaning set forth in the recitals.

Glossary-17

“Subscription Agreements” means those certain subscription agreements by and between the Partnership, on the one hand, and the Limited Partners, on the other hand, whereby the Limited Partners subscribe for Partnership Units.

“Subsidiary” means, with respect to any Person, any other Person in which such Person has a direct or indirect equity ownership interest in excess of 50%.

“Swap Transaction” means, with respect to any Securities, any swap, participation or other arrangement that transfers to another Person, in whole or in part, any economic consequences of ownership thereof.

“Tag-Along Right” shall have the meaning set forth in Section 9.2(b).

“Tag-Along Sale” shall have the meaning set forth in Section 9.2(a).

“Taxable Income” means, for any Tax Period, the taxable income of the Partnership determined for Federal income tax purposes as if the Partnership was an individual for Federal income tax purposes.

“Tax Distribution” means, for or in respect of any Fiscal Year or other tax period of the Partnership (each a “Tax Period”), a distribution by the Partnership to each Partner in an amount equal to the product of (x) the amount included in the Taxable Income of the Partnership for such Tax Period allocable to each such Partner multiplied by (y) the Assumed Tax Rate with respect to each such amount. Notwithstanding the foregoing, Tax Distributions shall also include any amounts determined pursuant to the foregoing formula with respect to adjustments to the Taxable Income of the Partnership made by any governmental authority (or otherwise), and for these purposes, Taxable Income allocable to a Partner shall include any amount treated by the Partnership as a “guaranteed payment” with respect to such Partner (or determined to be a “guaranteed payment” with respect to such Partner by a Governmental Entity).

“Termination” means, with respect to any Other Partner who is, or whose related Individual Partner is, an employee, manager or director of the Partnership, any of its Subsidiaries or the General Partner, the termination by such Other Partner or its related Individual Partner by the Partnership, any of its Subsidiaries or the General Partner of such Other Partner’s or its related Individual Partner’s employment, management or directorship with the Partnership, any of its Subsidiaries or the General Partner following which such Other Partner or its related Individual Partner does not continue to be employed by the Partnership or any of its Subsidiaries or provide service to the General Partner as a director or manager of the General Partner. If a Subsidiary ceases to qualify as such, such event shall be a Termination of such Other Partner or its related Individual Partner employed by that Subsidiary that does not continue following such event as an employee of the Partnership or another of its Subsidiaries.

“Total Leverage Ratio Default” means the incurrence of Indebtedness by the Partnership or any of its Subsidiaries (other than Permitted Indebtedness) that would cause the ratio of (i) the aggregate amount of total Indebtedness of the Partnership and its Subsidiaries immediately after giving pro forma effect to such incurrence to (ii) the aggregate LTM EBITDA of the Partnership and its Subsidiaries (as of the most recent four consecutive fiscal quarter period for which financial statements were required to be delivered pursuant to Section 10.09 of the Falcon Preferred Purchase Agreement), to exceed 5.25 to 1.00.

Glossary-18

“Transaction” shall have the meaning set forth in the recitals.

“Transaction Documents” means all documents executed or to be executed in connection with the Transaction, including, without limitation, this Agreement, the limited partnership agreements of the various BB Co-Invest Entities, the Falcon Preferred Purchase Agreement, the Kayne Preferred Purchase Agreement, the Wells Preferred Purchase Agreement, the Centre Management Agreement, the Senior Credit Facility, the Mezzanine Credit Facility, the Subscription Agreements, the Restricted Class A Subscription Agreements, the Acquisition Agreement and the Management Options, in each case any and all agreements being executed in connection therewith.

“Transfer” means as to any Securities, the sale, pledge, assignment, encumbrance or other transfer or disposition of any obligation, right or interest to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, with or without consideration, pursuant to judicial process or otherwise.

“Transfer Notice” shall have the meaning set forth in Section 9.2(a).

“Unreturned Capital Contribution” (i) with respect to Series A Preferred Units, means as to any Series A Preferred Unit, the Series A Preferred Partner’s Capital Contribution with respect to such Series A Preferred Unit, reduced by the total distributions with respect to such Series A Preferred Unit pursuant to Section 6.1(b), (ii) with respect to Class A Common Units, the Class A Common Partner’s Capital Contribution with respect to such Class A Common Unit, reduced by the total distributions with respect to such Class A Common Unit pursuant to Section 6.1(c); and (iii) with respect to Series B Common Units, the Series B Common Partner’s Capital Contribution with respect to such Series B Common Unit, reduced by the total distributions with respect to such Series B Common Unit pursuant to Section 6.1(c). Solely for purposes of determining the Unreturned Capital Contribution of Class A Common Units resulting from the exercise of options of the Partnership or any Subsidiary, the Capital Contributions shall be equal to the exercise price for such options. Solely for purposes of determining the Unreturned Capital Contribution of Class A Common Units issued to a holder of a Series A Preferred Unit solely as a result of such holder’s subscription for such Series A Preferred Unit, the Capital Contribution shall, per such Class A Common Unit, be equal to the amount paid by cash subscribers per Class A Common Unit on the date hereof. For all purposes hereunder, the Unreturned Capital Contributions of the holders of Series A Preferred Stock shall, on the date hereof, equal $50,500,000 in the aggregate and for the avoidance of doubt no deduction therefrom shall be made in respect any purchase price discount or in respect of any allocation of purchase price to Class A Common Units issued solely as a result of a holder’s subscription for Series A Preferred Units. Solely for purposes of determining the Unreturned Capital Contributions of a Vested Class B Common Unit which was issued on or about the date hereof, the Capital Contributions with respect to such Class B Common Unit shall be deemed equal to the amount paid by cash subscribers per Class A Common Unit issued on the date hereof and, with respect to Vested Class B Common Units issued subsequent to the date hereof, the Capital Contributions with respect thereto shall be determined by the General Partner.

Glossary-19

“Unvested Class B Common Units” means, at any time, any Class B Common Units that have been acquired from the Partnership but have not yet become Vested Class B Common Units.

“Vested Class B Common Units” means, at any time, any (a) Class B Common Units that have been paid for with cash or other property and are not subject to any vesting arrangements, and (b) Class B Common Units that have become vested in accordance with the applicable Vesting Agreement (regardless of whether any cash or property has been paid for such Class B Common Units). For the avoidance of doubt, Class B Common Units that would become vested upon the completion of a Tag-Along Sale shall be considered Vested Class B Common Units for purposes of Section 9.2 hereof.

“Vesting Agreement” means an agreement among the Partnership and a Person pursuant to which such Person acquires Class B Common Units which are subject to being earned and/or vesting in accordance with the terms set forth in such agreement.

“Wells” means WFC Holdings Corporation.

“Wells Preferred Purchase Agreement” means that certain Purchase Agreement dated as of the date hereof by and between the Partnership and Wells.

“Withheld Amount” shall have the meaning set forth in Section 6.3(b).

Glossary-20

SCHEDULE IV

Registration Rights

The following registration rights provisions shall be applicable in any of the circumstances in which they are referenced in Article XI of the Agreement. As such, they may apply to or provide rights to a registration of shares of PublicCo (i) by or for the account of a Partner who owns shares of PublicCo, (ii) or for the account of a Partner who has the right to receive shares of PublicCo on exchange of its Securities, (iii) by the Partnership for the account of a Partner to whom shares of PublicCo held by the Partnership are allocable and/or (iv) by PublicCo for the account of a Partner to whom the shares of PublicCo to be sold are allocable. The terms hereof are to be interpreted in a manner that provides consistent rights to public liquidity whichever of the foregoing circumstances is applicable. Accordingly, in appropriate circumstances direct or indirect references to Registrable Securities “held” by a Partner shall be deemed to refer to Registrable Securities allocable to such Partner.

Section 1. Definitions.

Section 1.1. Capitalized terms used herein without definition have the meanings assigned to such terms in the Limited Partnership Agreement dated as November 18, 2008 (the “Agreement”) of Connors Bros., L.P., of which this Schedule IV is a part. As used in this Schedule IV, the following terms shall have the following meanings:

“Canadian Exempt Transaction” means a transaction exempt from the prospectus and registration requirements of applicable Canadian Securities Laws.

“Canadian Prospectus” shall mean a (final) prospectus, including amendments and supplements, as applicable, prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, as the case may be, in any province or territory of Canada.

“Canadian Securities Laws” shall mean the statutes and regulations applicable to the trading of securities in any province or territory of Canada including applicable rules, national instruments, policy statements and blanket rulings and orders promulgated by the applicable Canadian Securities Regulators.

“Canadian Securities Regulators” means the securities commission or comparable securities regulatory authority of each of the applicable provinces and territories of Canada.

“Demand Registration” has the meaning set forth in Section 2.1.

“Demand Request” has the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Excess Amount” means the number of Registrable Securities requested by all holders to be sold pursuant to Section 2.1 or 2.2 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Initiating Holders in the case of a Demand Registration or by the Partnership in the case of a Piggyback Registration.

“Form 44-101F1” means the alternate form of short form prospectus prescribed by National Instrument 44-101 adopted by certain of the Canadian Securities Regulators and its equivalent in those jurisdictions in which such Instrument has not been adopted by the applicable Canadian Securities Regulator.

“Initial Public Offering” shall mean the initial underwritten public offering pursuant to (i) a Canadian Prospectus (for which receipts have been obtained) under Canadian Securities Laws or (ii) an effective registration statement filed under the Securities Act (such Act, together with the Canadian Securities Laws, the “Securities Laws”).

“Initiating Holder” means any of the Centre Partners Entities.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including any free writing prospectus, post-effective amendments, and all material incorporated by reference in such Prospectus.

“Piggy-Back Registration” has the meaning set forth in Section 2.2.

“PublicCo Common Stock” means shares of common stock or units or other common equity securities of PublicCo, as applicable.

“Registrable Securities” means any PublicCo Common Stock (i) held by Partners, (ii) which Partners have a current right to receive, (iii) held by the Partnership for the account of Partners, or (iv) issuable by PublicCo and allocable to the Units or other Securities of Partners; provided, however, that PublicCo Common Stock shall cease to be Registrable Securities upon any sale thereof pursuant to an effective Registration Statement or under Rule 144 or pursuant to a Canadian Prospectus or pursuant to a Canadian Exempt Transaction, and provided, further, that PublicCo Common Stock described in clauses (i) or (ii) above shall cease to be Registrable Securities at such time a Registration Statement on Form S-8 covering such Securities is effective; and provided further, that PublicCo Common Stock allocable, directly or indirectly, to any limited partner of BB Co-Invest, L.P. shall not cease to be Registrable Securities under clause (ii) above unless such shares of PublicCo Common Stock are distributed to such limited partners.

“Registration Statement” means any registration statement and any additional registration statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Schedule IV.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any, similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or its successors.

“Securities Act” means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time (such Act, together with the Exchange Act, the “Securities Laws”).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in connection with which securities of PublicCo are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

Section 2. Demand and Piggy-Back Registrations.

Section 2.1. Demand Registrations.

(a) At any time and from time to time on or after the date which is six months following the closing of the Initial Public Offering, an Initiating Holder may make a written request to PublicCo (a “Demand Request”) for registration under the Securities Laws of the jurisdiction in which the securities were issued under the Initial Public Offering (or, thereafter, in any other jurisdiction in which the securities are issued pursuant to a Canadian Prospectus or effective Registration Statement filed under the Securities Act, as applicable) of all or part of the Registrable Securities held by such Initiating Holder and its Affiliates and Permitted Transferees (a “Demand Registration”). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

(b) Within 10 days after receipt of each Demand Request, PublicCo shall give written notice of such Demand Request to all Partners and each of PublicCo and the Partnership (if applicable) shall use its reasonable best efforts to cause a Registration Statement on Form S-3 under the Securities Act (or any comparable or successor form permitting resale of securities on a continuous or delayed basis pursuant to Rule 415), or, if PublicCo is ineligible to use Form S-3, on another appropriate form or, if the Initial Public Offering qualified the issuance of securities pursuant to a Canadian Prospectus, to cause a Canadian Prospectus on Form 44-101FI (or any comparable or successor form) or, if PublicCo is ineligible to use Form 44-101F1, on another appropriate form, for the resale of such Registrable Securities as may be requested by the Initiating Holder and its Affiliates and any Persons exercising piggy-back rights under Section 2.2 to be filed with the SEC or Canadian Securities Regulators (as applicable) not later than 60 days after receipt of a Demand Request. Each of PublicCo and the Partnership (if applicable) shall use its reasonable best efforts to cause any such Registration Statement to be declared effective by the SEC or the final receipt for the Canadian Prospectus to be issued by the Canadian Securities Regulators (as applicable) as promptly as practicable after such filing.

(c) If the Initiating Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. PublicCo shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to the Initiating Holder, to act as the managing Underwriter or Underwriters in connection with such Underwritten Offering.

Section 2.2. Piggy-Back Registrations. If at any time PublicCo shall determine to register for its own account or the account of others under the Securities Laws (including without limitation in connection with (i) the Initial Public Offering or (ii) a Demand Registration) any Registrable Securities (other than in (1) a registration statement relating solely to employee benefits plans, (2) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (3) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of PublicCo that are initially issued pursuant to Rule 144A and/or Regulation S under the Securities Act may resell such notes (or securities into which such notes are convertible)), then PublicCo shall give written notice of such proposed filing to the Partners as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Partners the opportunity to register such number of shares of Registrable Securities as each such Partner may request in writing within 20 days of receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Partner and the intended method of distribution thereof) (a “Piggy-Back Registration”). PublicCo shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of PublicCo included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.3(b), any Partner shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to PublicCo of its request to withdraw within 10 days of its request for inclusion. To the extent the related registration statement was filed by PublicCo for its own account, PublicCo may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

Section 2.3. Reduction in Offering.

(a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 determine that the size of the offering that PublicCo, Partners and/or other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, PublicCo shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders equal to the Excess Amount (such reduction to be allocated first pro rata among holders other than Partners, if any, and next pro rata among all Partners who have requested to have Registrable Securities included in such offering (whether pursuant to a Demand Registration or a Piggy-Back Registration) and (ii) with respect to a Piggy-Back Registration (that does not also constitute a Demand Registration), PublicCo shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders equal to the Excess Amount (such reduction to be allocated pro rata among all holders seeking to exercise their piggy-back rights according to the number of Registrable Securities requested for inclusion).

(b) If, as a result of the proration provisions of Section 2.3(a), any Partner shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Partner has requested to be included, such Partner may elect to withdraw his request to include Registrable Securities in such registration; provided, however, that such election shall be irrevocable and, after making such election, a Partner shall no longer have any right to include Registrable Securities in the registration as to which such election to withdraw was made.

Section 3. Suspension of Obligations Under Certain Circumstances.

Notwithstanding anything to the contrary contained herein, PublicCo may, by written notice to each Partner, suspend for up to 180 consecutive days the filing of a Registration Statement or the right of a Partner to sell Registrable Securities pursuant to an effective Registration Statement if the board of directors of PublicCo or the General Partner determines in good faith that such suspension is in the best interests of PublicCo or the Partnership; provided that the number of days in all such periods of suspension pursuant to this Section 3 in any consecutive twelve months shall not exceed 180 days in the aggregate.

Section 4. Registration Procedures.

Whenever any holder has requested that any Registrable Securities be registered pursuant to this Schedule IV, PublicCo and, to the extent necessary or desirable to fulfill the purposes of this Schedule IV, the Partnership, if applicable, shall use their respective reasonable best efforts to effect the registration of such Registrable Securities and in furtherance thereof PublicCo and, where so necessary or desirable, the Partnership shall:

(a) (i) prepare and file with the SEC or Canadian Securities Regulators (as applicable) such amendments, including post-effective amendments and supplements to the Registration Statement or Canadian Prospectus (as applicable) as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until the holder or holders have completed the distribution described in such Registration Statement; (ii) cause the related Prospectus or Canadian Prospectus (as applicable) to be amended or supplemented by any required Prospectus or Canadian Prospectus (as applicable) supplement (including, among other things, as a result of any change or changes after the effective date of the Registration Statement or date of the Canadian Prospectus (if applicable) in the plan of distribution contemplated by the holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force) if applicable; (iii) respond as promptly as possible to any comments received from the SEC or Canadian Securities Regulators (as applicable) with respect to each Registration Statement or Canadian Prospectus (if applicable) or any amendment thereto and as promptly as possible provide the holders true and complete copies of all correspondence from and to the SEC or Canadian Securities Regulators (as applicable) relating to the Registration Statement or Canadian Prospectus (as applicable); provided, however, that any information for which PublicCo (or the Partnership, if applicable) requests confidential treatment from the SEC or Canadian Securities Regulators (as applicable) shall be kept confidential by the holders, unless (A) disclosure of such information is required by court or administrative order is necessary to respond to inquiries of regulatory authorities; (B) disclosure of such information, in the opinion of counsel to such holders, is required by law; (C) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such holders; or (D) such information becomes available to such holders from a source other than PublicCo and such source is not known by such holders to be bound by a confidentiality agreement with PublicCo or the Partnership; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act and Canadian Securities Laws with respect to the disposition of all Registrable Securities covered by each Registration Statement or Canadian Prospectus (as applicable) in accordance with the intended methods of disposition by the holders as set forth in the Registration Statement or Canadian Prospectus (as applicable) as so amended or in such Prospectus or Canadian Prospectus (as applicable) as so supplemented;

(b) (i) furnish to the holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act and Canadian Securities Laws;

(c) notify the holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) Business Days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

(i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement or Canadian Prospectus is proposed to be filed;

(ii) when the SEC or Canadian Securities Regulators (as applicable) notifies PublicCo (or the Partnership, if applicable) whether there will be a “review” of a Registration Statement or Canadian Prospectus (as applicable) and whenever the SEC or Canadian Securities Regulators (as applicable) comments in writing on such Registration Statement;

(iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective or the date of issuance of the receipt for the Canadian Prospectus (as applicable);

(iv) of any request by the SEC or Canadian Securities Regulators (as applicable) or any other Federal or state or provincial governmental authority for amendments or supplements to each Registration Statement or Prospectus or Canadian Prospectus or for additional information;

(v) of the issuance by the SEC or Canadian Securities Regulators (as applicable) of any stop order suspending the effectiveness of each Registration Statement or Canadian Prospectus (as applicable) covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

(vi) if at any time any of the representations and warranties of PublicCo contained in any agreement (including any underwriting agreement) contemplated hereby in connection with the registration of Registrable Securities ceases to be true and correct in all material respects;

(vii) of the receipt by PublicCo (or the Partnership, if applicable) of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(viii) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or Canadian Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or Canadian Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus or Canadian Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or Canadian Prospectus (as applicable) or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(e) if requested by any managing underwriter of Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as PublicCo (or the Partnership, if applicable) reasonably agrees should be included therein and (ii) make all required filings of such Prospectus or Canadian Prospectus (as applicable) supplement or such post-effective amendment as soon as practicable after PublicCo (or the Partnership, if applicable) has received notification of the matters to be incorporated in such Prospectus or Canadian Prospectus (as applicable) supplement or post-effective amendment; provided, however, that neither PublicCo nor the Partnership (if applicable) shall be required to take any action pursuant to this clause (e) that would, in the opinion of counsel for PublicCo (or the Partnership, if applicable), violate applicable law or not be required to be taken by applicable securities laws and be detrimental to the business prospects of PublicCo (or the Partnership. if applicable);

(f) furnish to each holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement or Canadian Prospectus (as applicable) and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC or Canadian Securities Regulators (as applicable);

(g) promptly deliver to each holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus or Canadian Prospectus (as applicable) and each amendment or supplement thereto as such Persons may reasonably request;

(h) use its best efforts to register or qualify or cooperate with the selling holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States or Canada as any selling holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the holder or holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement or Canadian Prospectus (as applicable); provided, however, that neither PublicCo nor the Partnership (if applicable) shall be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject PublicCo (or the Partnership if applicable) to any material tax in any such jurisdiction where it is not then so subject;

(i) cooperate with the selling holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling holders may request at least two Business Days prior to any sale of Registrable Securities pursuant to such Registration Statement;

(j) upon the occurrence of any event contemplated by Section 4(c)(viii) of this Schedule IV, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or Canadian Prospectus (as applicable) or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) use its best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation market or over-the-counter bulletin board (i) in the case of the Initial Public Offering, recommended by the managing Underwriters as that which would optimize the liquidity and value of the PublicCo Common Stock or (ii) following PublicCo’s Initial Public Offering, on which PublicCo Common Stock is then listed;

(l) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

(i) make such representations and warranties to such selling holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

(ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to PublicCo (and the Partnership, if applicable) and updates thereof addressed to each such underwriter and, if requested, selling holders, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

(iii) immediately prior to the effectiveness of each Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling holders and the managing underwriters, if any, of “cold comfort” letters and updates thereof from the independent certified public accountants of PublicCo (and the Partnership, if applicable) and, if necessary, any other independent certified public accountants of any Affiliate of PublicCo or the Partnership or of any business acquired by PublicCo or the Partnership for which financial statements and financial data is, or is required to be, included in any such Registration Statement or Canadian Prospectus (as applicable), addressed to each selling holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

(iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 7 of this Schedule IV (or such other provisions and procedures acceptable to the managing underwriters, if any); and

(v) deliver such documents and certificates as may be reasonably requested by the selling holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by PublicCo;

(m) comply in all material respects with all applicable rules and regulations of the SEC and Canadian Securities laws (if applicable) and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement or Canadian Prospectus (as applicable), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(n) make available executive officers of PublicCo for participation in a reasonable number of “road show” and other investor presentations requested by the holders selling Registrable Securities in an Underwritten Offering; and

(o) make available for inspection by the selling holders, any representative of such holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of PublicCo (and the Partnership if applicable) and their respective Subsidiaries, and cause the officers, directors, agents and employees of PublicCo (and the Partnership, if applicable) and their respective Subsidiaries to supply all information in each case reasonably requested by any such holder, representative, underwriter, attorney or accountant in connection with each Registration Statement or Canadian Prospectus (as applicable); provided, however, that any information that is determined in good faith by PublicCo (or the Partnership, if applicable) in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than PublicCo (or the Partnership, if applicable) and such source is not known by such Person to be bound by a confidentiality agreement with PublicCo (or the Partnership, if applicable).

Section 5. Partner Covenants.

Each Partner hereby covenants and agrees that:

(a) it will not sell any Registrable Securities under any Registration Statement or Canadian Prospectus (as applicable) until it has received notice from PublicCo that such Registration Statement and any post-effective amendments thereto have become effective or Canadian Securities Regulators have issued their final receipt for the Canadian Prospectus, if applicable;

(b) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Laws as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement or Canadian Prospectus (as applicable);

(c) by its acquisition of such Registrable Securities that, upon receipt of a notice from PublicCo of the occurrence of any event of the kind described in Section 4(c)(iv), (v), (vi), (vii) and (viii) of this Schedule IV, such holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement or Canadian Prospectus (as applicable) until such holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or Canadian Prospectus (as applicable) or until the holder is advised in writing by PublicCo that the use of the applicable Prospectus or Canadian Prospectus (as applicable) may be resumed;

(d) if an underwriting agreement is entered into, the same shall contain indemnification provisions no less favorable to PublicCo and the underwriters, if any, than those set forth in Section 7.2;

(e) PublicCo may require each selling holder to furnish to PublicCo information regarding such holder and the distribution of such Registrable Securities as is required by law to be disclosed in each Registration Statement or Canadian Prospectus (as applicable), and PublicCo may exclude form such registration the Registrable Securities of any such holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement or Canadian Prospectus (as applicable) refers to any holder by name or otherwise as the holder of any securities of PublicCo, then such holder shall have the right to require (if such reference to such holder by name or otherwise is not required by the Securities Laws or any, similar federal statute then in force) the deletion of the reference to such holder in any amendment or supplement to each Registration Statement or Canadian Prospectus (as applicable) filed or prepared subsequent to the time that such reference ceases to be required; and

(f) it will not sell, pledge, hypothecate, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale with respect to, or otherwise dispose of, Registrable Securities, including a sale pursuant to Rule 144 or Rule l44A under the Securities Act or pursuant to any Canadian Exempt Transaction, during the fourteen (14) days prior to, and during (A) the one hundred eighty (180)-day period following the Initial Public Offering and (B) the ninety (90)-day period following any subsequent public offering of PublicCo Common Stock pursuant to a Registration Statement declared effective under the Securities Act (or, to the extent any shorter period is applicable to any 5% or greater Partner, as determined together with its Affiliates for such purposes, such shorter period), beginning on the effective date of the Registration Statement or Canadian Prospectus (as applicable) filed by PublicCo (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, which period may be extended upon the request of such managing Underwriter or Underwriters for an additional period of up to fifteen (15) days if PublicCo or the Partnership issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the one hundred eighty (180)-day lockup period or the ninety (90)-day lockup period, as the case may be. If requested by such managing Underwriter or Underwriters, each Member agrees to execute an agreement to such effect and consistent with such managing Underwriter’s or Underwriters’ customary form of lockup agreement.

(g) No Partner shall have the right to obtain, and each Partner hereby waives, any right to seek an injunction, temporary restraining order or other equitable remedy restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation and implementation of this Schedule IV.

Section 6. Registration Expenses.

All fees and expenses of PublicCo, the Partnership and any holder incident to the performance of or compliance with this Schedule IV shall be borne by PublicCo whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement or Canadian Prospectus (as applicable). The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with applicable state and provincial securities or “blue sky” laws, including, without limitation, fees and disbursements of counsel for the selling holders in connection with “blue sky” qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters shall request, if any); (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for PublicCo (and the Partnership, if applicable); (v) Securities Act liability insurance, if PublicCo (and the Partnership, if applicable) so desires such insurance; (vi) fees and expenses of all other Persons retained by PublicCo in connection with the consummation of the transactions contemplated by this Schedule IV; and (vii) all internal expenses of PublicCo (and the Partnership, if applicable) incurred in connection with the consummation of the transactions contemplated by this Schedule IV, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as “Registration Expenses”); provided, however, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other Persons retained by the holders in connection with the consummation of the transactions contemplated by this Schedule IV.

Section 7. Indemnification and Contribution.

Section 7.1. Indemnification by PublicCo. PublicCo (and the Partnership, if applicable, in which case the indemnification set forth herein shall be on a joint and several basis) agrees to indemnify to the fullest extent permitted by law, each holder, each Person who controls any such holder, (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), and their respective directors, officers, employees, partners, managers, members, stockholders, affiliates and agents against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Canadian Prospectus, prospectus or preliminary prospectus (each as amended and/or supplemented, if PublicCo (or the Partnership, if applicable) shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Canadian Prospectus, in the light of the circumstances under which they were made) not misleading; provided that neither PublicCo nor the Partnership (if applicable) shall be required to indemnify such holder, such controlling Persons or their respective directors, officers, employees, partners, managers, members, stockholders, affiliates and agents for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such holder or the underwriters furnished in writing to PublicCo (or the Partnership, if applicable) by such holder expressly for use therein. In connection with an Underwritten Offering, PublicCo (and the Partnership, if applicable, in which case the indemnification set forth herein shall be on a joint and several basis) agrees to indemnify each underwriter thereof, the officers and directors of such underwriter, and each Person who controls such underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of holders; provided that such underwriter agrees to indemnify PublicCo (and the Partnership, if applicable) to the same extent as provided below with respect to the indemnification of PublicCo (and the Partnership, if applicable) by such holders.

Section 7.2. Indemnification by Holders. In connection with any registration in which any holder is participating, such holder will furnish to PublicCo in writing such information with respect to it and its Affiliates as PublicCo reasonably requests for use in connection with any such Registration Statement, Prospectus, Canadian Prospectus, or preliminary Prospectus and agrees to indemnify each of PublicCo (and the Partnership, if applicable), their respective directors and officers who sign the Registration Statement, each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) PublicCo (and the Partnership, if applicable), each other holder and any prospective underwriters, as the case may be, and any of their respective Affiliates, general partners, officers, employees, agents and controlling Persons, to the same extent as the foregoing indemnity from PublicCo to such holder, but only with respect to information relating to such holder furnished to PublicCo (or the Partnership, if applicable) in writing by such holder expressly for use in the Registration Statement, Canadian Prospectus, the Prospectus, any amendment or supplement thereto, or any preliminary Prospectus; provided that the obligation to indemnify under this Section 7.2 or to contribute under Section 7.4 below will be several, not joint and several, among such holders, and the liability of each such holder under this Section 7.2 and Section 7.4, in the aggregate, shall be limited to the net amount received by such holder from the sale of its Registrable Securities pursuant to such registration statement.

Section 7.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 7.1 or Section 7.2 of this Agreement, such Person (hereinafter called the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this Section 7.3, the Indemnifying Party agrees that the Indemnifying Party shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not either have reimbursed the Indemnified Party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes as an unconditional term thereof a release of such Indemnified Party, from all liability on claims that are the subject matter of such proceeding.

Section 7.4. Contribution. If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the loses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, no Partner shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Partner from sales of the Registrable Securities sold by such Partner pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 7.1 and 7.2 without regard to the relative fault of said Indemnifying Party, or Indemnified Party or any other equitable consideration provided for in this Section 7.4.

EXHIBIT A

SPOUSAL CONSENT

Dated November     , 2008

Reference is hereby made to the Limited Partnership Agreement of BB Management Invest L.P. (“BBMI”), dated as of November     , 2008 (the “Partnership Agreement”), among Connors Bros., L.P. (the “Company”), BBMI, [Securityholder’s name] (the “Relevant Securityholder”) and the other persons identified therein, the Limited Partnership Agreement of the Company, dated as of November     , 2008 (the “Parent Partnership Agreement”), any applicable option agreements of the Company, dated as of November     , 2008 (the “Option Agreements”) and the Subscription Agreement, dated as of November     , 2008 (the “Subscription Agreement”) between BBMI and the Relevant Securityholder. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Partnership Agreement.

This Spousal Consent is being delivered pursuant to the Partnership Agreement, including, without limitation, Section 14.2 of the Partnership Agreement, the Parent Partnership Agreement, including, without limitation, Section 14.2 of the Parent Partnership Agreement, the Option Agreements and the Subscription Agreement (together with the Partnership Agreement, the Parent Partnership Agreement and the Option Agreements, the “Agreements”). The undersigned (“Spouse”), as the spouse of the Relevant Securityholder consents to all of the provisions of the Agreements and to the extent that Spouse may lawfully do so, Spouse confirms that the Relevant Securityholder may act alone with respect to all matters in connection with the Agreements. Spouse also confirms that the Relevant Securityholder may enter into agreements pursuant to the Agreements and consent to and execute amendments or restatements thereof (collectively with the Agreements, the “Transaction Documents”), without further signature or consent of, or notice to, Spouse. Spouse further agrees that Spouse will not take any action to oppose or otherwise hinder the operation of the provisions of the Transaction Documents.

—The remainder of this page has been intentionally left blank—

To the extent of any property interest that Spouse may have in the Partnership Units and any other interests related to the Transaction Documents, Spouse consents to be bound by the terms of the Transaction Documents, including, without limitation, restrictions on transfer and obligations to sell set forth therein.

Name of Spouse:

Schedule 3.1(f)(vii)(6)

Affiliated Party Transactions

1.	All distributions permitted in accordance with (i) the Memorandum of Association of Bumble Bee Asia, Limited, dated May 25, 2007; and (ii) that certain Shareholder’s Agreement dated as of September 12, 2008 among the shareholders of Bumble Bee Asia;

2.	All transactions contemplated by (i) that certain Services Agreement, dated September 25, 2008, between Atlantic Natural Foods, LLC, and American Food Resources, LLC (owned by J. Douglas Hines, COO of U.S. Borrower); and (ii) that certain LLC Agreement dated September 25, 2008 by and among Atlantic Natural Foods, LLC, Bumble Bee Foods, LLC, and American Food Resources, LLC;

3.	All transactions with Besford Limited and its Affiliates;

4.	All transactions with Kent Warehouse LLC, including, without limitation, to provide storage, labeling, shipping and related services for seafood products (including canned salmon products); and to provide storage and related services for other products; and

5.	Pursuant to the Guaranty Agreement, dated as of the date hereof, by and among Christopher Lischewski, J. Douglas Hines, Kent McNeil, Maurice Callaghan (collectively, each a “U.S. Management Loan Guarantor”) and Connors Bros., L.P., each U.S. Management Loan Guarantor is required to direct Connors Bros, L.P. or any of its affiliates, as applicable, to withhold a certain percentage of the gross amount of any cash bonus paid to such U.S. Management Loan Guarantor by Connors Bros., L.P. or any of its affiliates, as applicable, on or after January 1, 2010 and to use such amounts to prepay the Secured Promissory Note, dated as of the date hereof, issued by BB Management Invest, L.P. to Connors Bros. L.P.

6.	Management Agreement by and between the Partnership and/or certain of its Subsidiaries and Centre Partners dated as of the Closing Date.

7.	Subscription Agreement by and between the Partnership, on the one hand, and each of the Centre Partners Entities, on the other hand, whereby the Centre Partners Entities subscribe for Partnership Units.

8.	Amended and Restated Limited Liability Company Agreement by and among Centre Capital Investors V, LP and CP V CB GP, LLC.